UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.         )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

POLYCOM, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

May 27, 2010

To Polycom Stockholders:

Notice is hereby given that the 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”) of Polycom, Inc., a Delaware corporation, will be held on Thursday, May 27, 2010, at 10:00 a.m., Pacific time, at Polycom’s principal executive offices located at 4750 Willow Road, Pleasanton, California 94588, for the following purposes:

1.	To elect eight directors to serve for the ensuing year and until their successors are duly elected and qualified.

2.	To approve amendments to Polycom’s 2004 Equity Incentive Plan to (1) provide additional flexibility to set the length of performance periods, (2) provide additional flexibility by providing for additional performance goals that may be used to set performance criteria for performance-based equity awards and (3) make certain other clarifying amendments.

3.	To ratify the appointment of PricewaterhouseCoopers LLP as Polycom’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The preceding items of business are more fully described in the proxy statement filed with the United States Securities and Exchange Commission on April 13, 2010 and available at www.edocumentview.com/plcm. Any action on the items of business described above may be considered at the 2010 Annual Meeting at the time and on the date specified above or at any time and date to which the 2010 Annual Meeting may be properly adjourned or postponed.

This year we are taking advantage of a relatively new United States Securities and Exchange Commission rule that allows us to furnish our proxy materials over the Internet to all of our stockholders rather than in paper form. We believe that this delivery process reduces our environmental impact and lowers the costs of printing and distributing our proxy materials without impacting our stockholders’ timely access to this important information. Accordingly, stockholders of record at the close of business on April 1, 2010, will receive a Notice of Internet Availability of Proxy Materials and may vote at the 2010 Annual Meeting (the “Notice of Internet Availability”) and any postponements or adjournments of the meeting. The Notice of Internet Availability is being distributed to stockholders on or about April 13, 2010.

Your vote is very important. Whether or not you plan to attend the 2010 Annual Meeting, we encourage you to read the proxy statement and vote as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the 2010 Annual Meeting and Procedural Matters” and the instructions on the Notice of Internet Availability.

All stockholders are cordially invited to attend the 2010 Annual Meeting in person. Any stockholder attending the 2010 Annual Meeting may vote in person even if such stockholder has previously voted by another method, and any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the 2010 Annual Meeting.

Thank you for your ongoing support of Polycom.

By Order of the Board of Directors of Polycom, Inc.

Robert C. Hagerty
Chairman of the Board of Directors, Chief Executive Officer and President

PROXY STATEMENT

FOR 2010 ANNUAL MEETING OF STOCKHOLDERS

Page
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 27, 2010	1

QUESTIONS AND ANSWERS ABOUT THE 2010 ANNUAL MEETING AND PROCEDURAL MATTERS	1

Why am I receiving these materials?	1

Where is the 2010 Annual Meeting?	1

Can I attend the 2010 Annual Meeting?	2

Who is entitled to vote at the 2010 Annual Meeting?	2

What is the difference between holding shares as a stockholder of record or as a beneficial owner?	2

How can I vote my shares in person at the 2010 Annual Meeting?	2

How can I vote my shares without attending the 2010 Annual Meeting?	2

How many shares must be present or represented to conduct business at the 2010 Annual Meeting?	3

What proposals will be voted on at the 2010 Annual Meeting?	3

What is the voting requirement to approve each of the proposals?	3

How are votes counted?	4

What is the effect of not casting a vote at the 2010 Annual Meeting?	4

How does the Board of Directors recommend that I vote?	4

What happens if additional matters are presented at the 2010 Annual Meeting?	5

Can I change my vote?	5

What happens if I decide to attend the 2010 Annual Meeting, but I have already voted or submitted a proxy card covering my shares?	5

What should I do if I receive more than one set of voting materials?	5

Is my vote confidential?	5

Who will serve as inspector of election?	6

Where can I find the voting results of the 2010 Annual Meeting?	6

Who will bear the cost of soliciting votes for the 2010 Annual Meeting?	6

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?	6

How may I obtain a separate copy of the Notice of Internet Availability or the 2009 Annual Report?	7

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POLYCOM, INC.

4750 Willow Road

Pleasanton, California 94588

PROXY STATEMENT

FOR 2010 ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 27, 2010

The proxy statement and annual report to stockholders are available at www.edocumentview.com/plcm.

You may have noticed changes in the way we are providing proxy materials to our stockholders in connection with our 2010 Annual Meeting. In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are pleased to provide access to our proxy materials over the Internet to all of our stockholders rather than in paper form. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) will be mailed to our stockholders on or about April 13, 2010. Stockholders will have the ability to access the proxy materials on a website at www.edocumentview.com/plcm or request a printed set of the proxy materials be sent to them, by following the instructions in the Notice. By furnishing a Notice and access to our proxy materials by the Internet, we are lowering the costs and reducing the environmental impact of our annual meeting.

The Notice of Internet Availability will also provide instructions on how you may request that we send future proxy materials to you electronically by email or in printed form by mail. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email or in printed form by mail will remain in effect until you terminate it. We encourage you to choose to receive future proxy materials by email, which will allow us to provide you with the information you need in a more timely manner, will save us the cost of printing and mailing documents to you and will conserve natural resources.

QUESTIONS AND ANSWERS ABOUT THE 2010 ANNUAL MEETING

AND PROCEDURAL MATTERS

Q:	Why am I receiving these proxy materials?

A:	The Board of Directors of Polycom, Inc. is providing these proxy materials to you in connection with the solicitation of proxies for use at Polycom’s 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”) to be held Thursday, May 27, 2010, at 10:00 a.m., Pacific time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth in this proxy statement. These proxy materials are being distributed to you on or about April 13, 2010. As a stockholder, you are invited to attend the 2010 Annual Meeting and are requested to vote on the proposals described in this proxy statement.

Q:	Where is the 2010 Annual Meeting?

A:	The 2010 Annual Meeting will be held at Polycom’s principal executive offices, located at 4750 Willow Road, Pleasanton, California 94588. Stockholders may request directions to our principal executive offices in order to attend the 2010 Annual Meeting by calling (925) 924-5907.

Q:	Can I attend the 2010 Annual Meeting?

A:	You are invited to attend the 2010 Annual Meeting if you were a stockholder of record or a beneficial owner as of April 1, 2010 (the “Record Date”). You should bring photo identification for entrance to the 2010 Annual Meeting. The meeting will begin promptly at 10:00 a.m., Pacific time and you should leave ample time for the check-in procedures.

Q:	Who is entitled to vote at the 2010 Annual Meeting?

A:	You may vote your shares of Polycom common stock if our records show that you owned your shares at the close of business on the Record Date. At the close of business on the Record Date, there were 85,158,272 shares of Polycom common stock outstanding and entitled to vote at the 2010 Annual Meeting. You may cast one vote for each share of common stock held by you as of the Record Date on all matters presented.

As of the Record Date, holders of common stock are eligible to cast an aggregate of 85,158,272 votes at the 2010 Annual Meeting.

Q:	What is the difference between holding shares as a stockholder of record or as a beneficial owner?

A:	If your shares are registered directly in your name with Polycom’s transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the “stockholder of record,” and the Notice of Internet Availability has been sent directly to you by Polycom. As the stockholder of record, you have the right to grant your voting proxy directly to Polycom or to a third party, or to vote in person at the 2010 Annual Meeting.

If your shares are held by a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of shares held in “street name,” and the Notice of Internet Availability has been forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record. As a beneficial owner, you have the right to direct your broker, trustee or nominee as to how to vote your shares. Please refer to the voting instruction card provided by your broker, trustee or nominee. You are also invited to attend the 2010 Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the 2010 Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the 2010 Annual Meeting.

Q:	How can I vote my shares in person at the 2010 Annual Meeting?

A:	Shares held in your name as the stockholder of record may be voted in person at the 2010 Annual Meeting. Shares held beneficially in street name may be voted in person at the 2010 Annual Meeting only if you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the 2010 Annual Meeting, we recommend that you also submit your vote as instructed on the Notice of Internet Availability and below, so that your vote will be counted even if you later decide not to attend the 2010 Annual Meeting.

Q:	How can I vote my shares without attending the 2010 Annual Meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the 2010 Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For instructions on how to vote, please refer to the instructions below and those included on the Notice of Internet Availability or, for shares held beneficially in street name, the voting instructions provided to you by your broker, trustee or nominee.

By Internet—Stockholders of record of Polycom common stock with Internet access may submit proxies by following the “Vote by Internet” instructions on the Notice of Internet Availability until 11:59 p.m., Eastern time, on May 26, 2010. If you are a beneficial owner of Polycom common stock held in street name, please check the voting instructions provided by your broker, trustee or nominee for Internet voting availability.

By telephone—Stockholders of record of Polycom common stock who live in the United States or Canada may submit proxies by following the “Vote by Telephone” instructions on the Notice of Internet Availability until 11:59 p.m., Eastern time, on May 26, 2010. If you are a beneficial owner of Polycom common stock held in street name, please check the voting instructions provided by your broker, trustee or nominee for telephone voting availability.

By mail—Stockholders of record of Polycom common stock may request a paper proxy card from Polycom by following the procedures outlined in the Notice of Internet Availability. If you elect to vote by mail, please indicate your vote by completing, signing and dating the proxy card where indicated and by returning it in the prepaid envelope that will be included with the proxy card. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted. Polycom stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instructions provided by their brokers, trustees or nominees and mailing them in the accompanying pre-addressed envelopes.

Q:	How many shares must be present or represented to conduct business at the 2010 Annual Meeting?

A:	The presence of the holders of a majority of the shares entitled to vote at the 2010 Annual Meeting is necessary to constitute a quorum at the 2010 Annual Meeting. Such stockholders are counted as present at the meeting if (1) they are present in person at the 2010 Annual Meeting or (2) have properly submitted a proxy.

Under the General Corporation Law of the State of Delaware, abstentions and broker “non-votes” are counted as present and entitled to vote and are, therefore, included for the purposes of determining whether a quorum is present at the 2010 Annual Meeting.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Q:	What proposals will be voted on at the 2010 Annual Meeting?

A:	The proposals scheduled to be voted on at the 2010 Annual Meeting are:

•	The election of eight directors to serve for the ensuing year and until their successors are duly elected and qualified;

•

The approval of amendments to Polycom’s 2004 Equity Incentive Plan to (1) provide additional flexibility to set the length of performance periods, (2) provide additional flexibility by providing for additional performance goals that may be used to set performance criteria for performance-based equity awards and (3) make certain other clarifying amendments; and

•	The ratification of the appointment of PricewaterhouseCoopers LLP as Polycom’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Q:	What is the voting requirement to approve each of the proposals?

A:	A plurality of the votes cast is required for the election of directors (Proposal One).

The affirmative vote of a majority of votes cast is required to approve the amendments to Polycom’s 2004 Equity Incentive Plan (Proposal Two) and to ratify the appointment of PricewaterhouseCoopers LLP as Polycom’s independent registered public accounting firm (Proposal Three).

Q:	How are votes counted?

A:	You may vote “FOR” or “WITHHOLD” on each of the nominees for election as director (Proposal One). The eight nominees for director receiving the highest number of affirmative votes will be elected as directors. Therefore, abstentions or broker non-votes will not affect the outcome of the election.

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposals to approve the amendments to the 2004 Equity Incentive Plan (Proposal Two) and to ratify the appointment of PricewaterhouseCoopers LLP as Polycom’s independent registered public accounting firm (Proposal Three). Abstentions are deemed to be votes cast and have the same effect as a vote against these proposals. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on these proposals.

All shares entitled to vote and represented by properly executed proxies received prior to the 2010 Annual Meeting (and not revoked) will be voted at the 2010 Annual Meeting in accordance with the instructions indicated. If you submit a proxy via the Internet, by telephone or by mail and do not make voting selections, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Q:	What is the effect of not casting a vote at the 2010 Annual Meeting?

A:	If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the 2010 Annual Meeting.

If you are a beneficial owner of shares held in street name, it is critical that you cast your vote if you want it to count in the election of directors (Proposal One) and in the approval of amendments to Polycom’s 2004 Equity Incentive Plan (Proposal Two). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. Recent changes in regulation were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of Polycom’s independent registered public accounting firm (Proposal Three).

Q:	How does the Board of Directors recommend that I vote?

A:	The Board of Directors recommends that you vote your shares:

•	“FOR” the eight nominees for election as directors (Proposal One);

•

“FOR” the approval of amendments to Polycom’s 2004 Equity Incentive Plan to (1) provide additional flexibility to set the length of performance periods, (2) provide additional flexibility by providing for additional performance goals that may be used to set performance criteria for performance-based equity awards and (3) make certain other clarifying amendments (Proposal Two); and

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 (Proposal Three).

Q:	What happens if additional matters are presented at the 2010 Annual Meeting?

A:	If any other matters are properly presented for consideration at the 2010 Annual Meeting, including, among other things, consideration of a motion to adjourn the 2010 Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxy holders, Robert C. Hagerty and Michael R. Kourey, or either of them, will have discretion to vote on those matters in accordance with their best judgment. Polycom does not currently anticipate that any other matters will be raised at the 2010 Annual Meeting.

Q:	Can I change my vote?

A:	Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the 2010 Annual Meeting.

If you are the stockholder of record, you may change your vote (1) by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) by providing a written notice of revocation to Polycom’s Corporate Secretary at Polycom, Inc., 4750 Willow Road, Pleasanton, CA 94588 prior to your shares being voted, or (3) by attending the 2010 Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

If you are a beneficial owner of shares held in street name, you may change your vote by (1) submitting new voting instructions to your broker, trustee or nominee or (2) if you have obtained a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote your shares, by attending the 2010 Annual Meeting and voting in person.

Q:	What happens if I decide to attend the 2010 Annual Meeting, but I have already voted or submitted a proxy card covering my shares?

A:	Subject to any rules your broker, trustee or nominee may have, you may attend the 2010 Annual Meeting and vote in person even if you have already voted or submitted a proxy card. Any previous votes that were submitted by you will be superseded by the vote you cast at the 2010 Annual Meeting. Please be aware that attendance at the 2010 Annual Meeting will not, by itself, revoke a proxy.

If a broker, trustee or nominee beneficially holds your shares in street name and you wish to attend the 2010 Annual Meeting and vote in person, you must obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each Polycom proxy card or voting instruction card that you receive to ensure that all your shares are voted.

Q:	Is my vote confidential?

A:

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Polycom or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to Polycom management.

Q:	Who will serve as inspector of election?

A:	The inspector of election will be Computershare Trust Company, N.A.

Q:	Where can I find the voting results of the 2010 Annual Meeting?

A:	We intend to announce preliminary voting results at the 2010 Annual Meeting and will publish final results in our Current Report on Form 8-K, which will be filed with the SEC within four (4) business days of the 2010 Annual Meeting.

Q:	Who will bear the cost of soliciting votes for the 2010 Annual Meeting?

A:	Polycom will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners for their reasonable expenses in forwarding solicitation material to such beneficial owners. Our directors, officers and employees may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We have retained The Proxy Advisory Group LLC to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners for an estimated fee of $9,000 plus reasonable out-of-pocket expenses.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:	You may submit proposals, including recommendations of director candidates, for consideration at future stockholder meetings.

For inclusion in Polycom’s proxy materials—Stockholders may present proper proposals for inclusion in Polycom’s proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to Polycom’s Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2011 annual meeting of stockholders, stockholder proposals must be received by Polycom’s Corporate Secretary no later than December 14, 2010, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

To be brought before annual meeting—In addition, Polycom’s bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders.

In general, nominations for the election of directors may be made (1) by or at the direction of the Board of Directors, or (2) by a stockholder who has delivered written notice to Polycom’s Secretary within the Notice Period (as defined below) and who was a stockholder at the time of such notice and as of the record date. The notice must contain specified information about the nominees and about the stockholder proposing such nominations.

Polycom’s bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting given by or at the direction of the Board of Directors, (2) properly brought before the meeting by or at the direction of the Board of Directors or (3) properly brought before the meeting by a stockholder who has delivered written notice to Polycom’s Corporate Secretary within the Notice Period (as defined below) and who was a stockholder at the time of such notice and as of the record date. The notice must contain specified information about the matters to be brought before such meeting and about the stockholder proposing such matters.

The “Notice Period” is defined as that period not less than 45 days nor more than 75 days prior to the one year anniversary of the date on which Polycom mailed its proxy materials to stockholders in connection with the previous year’s annual meeting of stockholders. As a result, the Notice Period for the 2011 annual meeting of stockholders will start on January 28, 2011 and end on February 27, 2011.

If a stockholder who has notified Polycom of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, Polycom need not present the proposal for vote at such meeting.

A copy of the full text of the bylaw provisions discussed above may be obtained by writing to Polycom’s Corporate Secretary at our principal executive offices or by accessing Polycom’s filings on the SEC’s website at www.sec.gov. All notices of proposals by stockholders, whether or not included in Polycom’s proxy materials, should be sent to Polycom’s Corporate Secretary at our principal executive offices.

Q:	How may I obtain a separate copy of the Notice of Internet Availability or the 2009 Annual Report?

A:	If you share an address with another stockholder, each stockholder may not receive a separate copy of the Notice of Internet Availability and 2009 Annual Report. Stockholders may request to receive separate or additional copies of the Notice of Internet Availability and 2009 Annual Report by calling (925) 924-5907 or by writing to Polycom, Inc., 4750 Willow Road, Pleasanton, CA 94588, Attention: Investor Relations. Stockholders who share an address and receive multiple copies of the Notice of Internet Availability and 2009 Annual Report can also request to receive a single copy by following the instructions above.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Polycom’s Board of Directors currently has eight authorized directors. The Board of Directors has selected eight nominees for election to Polycom’s Board of Directors, all of whom have been recommended for nomination by the Corporate Governance and Nominating Committee of the Board of Directors, and all of whom are currently serving as directors of Polycom. All nominees were elected by the stockholders at last year’s annual meeting.

Each director holds office until the next annual meeting of stockholders or until that director’s successor is duly elected and qualified. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. In the event any nominee is unable or declines to serve as a director at the time of the 2010 Annual Meeting, the proxies will be voted for any nominee who may be proposed by the Corporate Governance and Nominating Committee and designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below. Your proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE ELECTION OF THE NOMINEES LISTED BELOW.

Nominees

The names of the nominees for director, their ages, their positions with Polycom and other biographical information as of March 31, 2010, are set forth below. There are no family relationships among any of Polycom’s directors or executive officers. Beneath the biographical details of each nominee or director listed below, we have also detailed the specific experience, qualifications, attributes or skills of each nominee or director that led the Board of Directors to conclude that each nominee or director should serve on the Board of Directors.

Name	Age	Position
Robert C. Hagerty	58	Chairman of the Board of Directors, Chief Executive Officer and President
Michael R. Kourey	50	Senior Vice President, Finance and Administration, Chief Financial Officer, and Director
Betsy S. Atkins (2)(3)(4)	54	Director
David G. DeWalt (2)(4)(5)	45	Director
John A. Kelley, Jr. (1)(3)(4)	60	Director
D. Scott Mercer (1)(3)	59	Director
William A. Owens (2)	69	Director
Kevin T. Parker (1)(4)	50	Director

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of Corporate Governance and Nominating Committee
(4)	Member of Strategic Matters Committee
(5)	Lead Independent Director

Director Qualifications and Diversity

We have adopted a policy for evaluating director candidates, which is described in more detail in the “Corporate Governance” section, under the heading “Process for Recommending Candidates for Election to the

Board of Directors,” at page 29 below. Under this policy, the Corporate Governance and Nominating Committee considers issues such as character, judgment, diversity, age, expertise, business experience, length of service, independence, other commitments and the like in evaluating Board candidates and members of the Board of Directors. Polycom does not maintain a diversity policy with respect to its Board of Directors. As noted above, however, Polycom does consider diversity to be a relevant consideration, among others, in the process of evaluating and identifying director candidates, and views diversity broadly to consider those attributes that it believes will constitute the Board of members best able to guide the Company and its strategic direction through a variety of backgrounds, viewpoints, professional experiences, skills, educational experiences and other such attributes. Polycom believes each of its current directors has broad experience at the policy-making level in business and in the technology industry and brings a strong set of relevant skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including technology industry expertise, operations, corporate governance and compliance, board service, executive management, finance, customer segments, mergers and acquisitions, and international business. As the biographical information of our directors illustrates, all of our directors satisfy our criteria for Board membership. When identifying director candidates, we take into account the present and future needs of the Board of Directors and the expertise and experience required for committees of the Board of Directors. For instance, depending on the composition of the Board of Directors at a given time, a candidate capable of meeting the requirements of an audit committee financial expert might be a more attractive candidate than a candidate with significantly more technology experience, or vice versa. We also consider the character, judgment and integrity of director candidates, which we evaluate through reference checks, background verification and reputation in the business community. We believe all of our directors to be of good character, sound judgment and high integrity. Our principal goal with respect to director qualifications is to seat directors who are best able to effectively carry out their oversight duties, increase the overall effectiveness of the Board of Directors and ensure that the best interests of stockholders are being served. Beneath the biographical details of each nominee or director listed below is a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Board of Directors to conclude that each nominee should continue to serve on the Board of Directors.

Information Regarding the Nominees

Robert C. Hagerty joined Polycom in January 1997 as President and Chief Operating Officer and as a member of the Board of Directors. In July 1998, Mr. Hagerty was named Chief Executive Officer of Polycom. In March 2000, Mr. Hagerty was named Chairman of the Board of Directors. Since November 2009, Mr. Hagerty has been serving as the interim head of voice communications solutions. Mr. Hagerty also served as the interim head of the worldwide sales organization from February 2009 to June 2009. Prior to joining Polycom, Mr. Hagerty served as President of Stylus Assets, Ltd., a developer of software and hardware products for fax, document management and Internet communications. He also held several key management positions with Logitech, Inc., including Operating Committee Member to the Office of the President, and Senior Vice President/General Manager of Logitech’s retail division and worldwide operations. In addition, Mr. Hagerty’s career history includes positions as Vice President, High Performance Products for Conner Peripherals and key management positions at Signal Corporation and Digital Equipment Corporation. Mr. Hagerty has served on the board of directors of Palm, Inc. since September 2005. Mr. Hagerty holds a B.S. in Operations Research and Industrial Engineering from the University of Massachusetts and an M.A. in Management from St. Mary’s College of California.

Qualifications to serve as director:    As the Chief Executive Officer of Polycom since 1998, Mr. Hagerty has led the Company’s growth from a small voice communications provider to the global leader in telepresence, video and voice communications solutions with annual revenues increasing tenfold in that period. He has deep domain knowledge and understanding of the unified communications market and Polycom’s market position. In addition, Mr. Hagerty is the Lead Independent Director and Chairman of the Nominating and Governance Committee of Palm, Inc. Mr. Hagerty has 36 years of business experience in the computer, video and communications markets, including prior to Polycom, management positions at Digital Equipment Corporation, Allied Signal’s Ampex, Conner Peripherals, Inc. and Logitech, S.A., all through periods of rapid expansion.

Michael R. Kourey has been a director of Polycom since January 1999. Mr. Kourey has served as Polycom’s Senior Vice President, Finance and Administration, since January 1999 and as Polycom’s Chief Financial Officer since January 1995. He also served as Vice President, Finance and Administration from January 1995 to January 1999, Vice President, Finance and Operations from July 1991 to January 1995, Secretary from June 1993 to May 2003, and Treasurer from May 2003 to May 2004. Prior to joining Polycom, Mr. Kourey was Vice President, Operations of Verilink Corporation. Mr. Kourey has served on the boards of directors of Aruba Networks, Inc. since March 2007, Riverbed Technology, Inc. since March 2006 and Watchguard Technologies, Inc. from April 2003 until October 2006. Mr. Kourey also serves on the Advisory Board of the Business School at Santa Clara University. Mr. Kourey holds a B.S. in Managerial Economics from the University of California, Davis and an M.B.A. from Santa Clara University.

Qualifications to serve as director:    Mr. Kourey has a broad understanding of Polycom’s industry and an extensive and unique understanding of Polycom’s business and operations, including in the areas of strategic and financial planning, corporate finance and compliance, information technology and international operations. Further, Mr. Kourey currently serves as a director of, and is a member of the audit committee of, each of Aruba Networks, Inc. and Riverbed Technology, Inc.

Betsy S. Atkins has been a director of Polycom since April 1999. Ms. Atkins has served as the Chief Executive Officer of Baja LLC, an independent venture capital firm focused on technology, renewable energy and life sciences industries, since 1994. In April 2009, Ms. Atkins was appointed Chief Executive Officer and Chairman of the board of directors of Clear Standards, Inc., a provider of enterprise carbon management and sustainability solutions. Previously, Ms. Atkins served as Chairman and Chief Executive Officer of NCI, Inc., a functional food/nutraceutical company, from 1991 through 1993. Ms. Atkins was a co-founder of Ascend Communications, Inc. in 1989 and a member of its board of directors, and served as its EVP of sales, marketing, professional services and international operations prior to its acquisition by Lucent Technologies. Ms. Atkins has served on the boards of directors of Towers Watson & Co. since January 2010, SunPower Corporation since October 2005, Reynolds American Inc. since July 2004, Chico’s FAS, Inc. since January 2004 and a number of private companies (including the board of directors of The NASDAQ Stock Market LLC). Ms. Atkins is also an advisor to British Telecom and was a presidential-appointee to the Pension Benefit Guaranty Corporation advisory committee. Ms. Atkins holds a B.A. from the University of Massachusetts.

Qualifications to serve as director:    Ms. Atkins is independent and has deep expertise in many areas, including senior management and operational experience in the telecommunications industry. As a co-founder and Executive Vice President of Ascend Communications and as an advisor to British Telecom, Ms. Atkins has a strong skill set in sales, marketing and international operations in the telecommunications industry and extensive knowledge of its principal customer segments. In addition, Ms. Atkins has significant public board experience, including large, multi-national enterprises, as well as service as a director of The NASDAQ Stock Market LLC and as a former appointee to the Pension Benefit Guaranty corporation advisory committee, which gives her broad experience and thought leadership in corporate governance matters generally, including executive compensation, and evolving best practices in corporate governance. Ms. Atkins currently chairs Polycom’s compensation committee and is a member of the strategic matters committee, and previously served as lead independent director from May 2003 to February 2006.

David G. DeWalt has been a director of Polycom since November 2005. Mr. DeWalt currently serves as Chief Executive Officer and President, and as a director, of McAfee, Inc., a provider of antivirus software and intrusion prevention solutions. From December 2003 to March 2007, Mr. DeWalt held various positions at EMC Corporation, a developer and provider of information infrastructure technology and solutions, including as Executive Vice President, EMC Software Group, and the President of EMC’s Documentum and Legato Software divisions. Prior to joining EMC, Mr. DeWalt served as President and Chief Executive Officer of Documentum, Inc. from July 2001 to December 2003, Executive Vice President and Chief Operating Officer of Documentum from October 2000 to July 2001, and Executive Vice President and General Manager, eBusiness Unit, of Documentum from August 1999 to October 2000. Prior to joining Documentum in 1999, Mr. DeWalt was the founding principal and Vice President of Eventus Software from August 1997 to December 1998. Following the 1998 acquisition of Eventus by Segue, Inc. Software, Mr. DeWalt served as Segue’s Vice President, North American sales. Mr. DeWalt holds a B.S. in Computer Science and Electrical Engineering from The University of Delaware.

Qualifications to serve as director:    Mr. DeWalt is independent and has extensive senior management expertise in the technology industry, including currently as chief executive officer of McAfee, Inc. and previously as Executive Vice President, EMC Software Group, of EMC Corporation. Mr. DeWalt’s strategic and operational experience as a senior executive officer of a Fortune 500 company and currently as CEO of McAfee is directly relevant to strategic and operational issues faced by Polycom, including strategic positioning, go-to-market initiatives, international operations, strategic partnerships and mergers and acquisitions. In addition, Mr. DeWalt has a comprehensive understanding of the technology industry generally and of the prevailing industry trends, including industry consolidation. Mr. DeWalt is a member of Polycom’s compensation committee (and served as Chair from February 2006 to May 2008) and strategic matters committee, and currently serves as Polycom’s Lead Independent Director.

John A. Kelley, Jr. has been a director of Polycom since March 2000. Mr. Kelley has served as the Chief Executive Officer of CereScan Corp., a provider of high-definition functional brain imaging, since July 2009 and as Chairman of the board of directors of CereScan since February 2009. Previously, Mr. Kelley served as the Chairman, President and Chief Executive Officer of McDATA Corporation, a provider of storage networking and data infrastructure solutions until McDATA was acquired by Brocade Communications Systems, Inc., a data infrastructure company, in January 2007. Mr. Kelley started at McDATA as President and Chief Operating Officer in August 2001. Prior to joining McDATA, Mr. Kelley served as Executive Vice President of Networks at Qwest Communications International, Inc. from August 2000 to December 2000. He served as President of Wholesale Markets for U.S. West, Inc. from May 1998 to July 2000. From 1995 to April 1998, Mr. Kelley served as Vice President and General Manager of Large Business and Government Accounts and President of Federal Services for U.S. West. Prior to joining U.S. West, Mr. Kelley was the Area President for Mead Corporation’s Zellerbach Southwest Business Unit from 1991 to 1995, and held senior positions at Xerox Corporation and NBI, Inc. Mr. Kelley served on the board of directors of McData Corporation from August 2001 until McDATA was acquired in January 2007. Mr. Kelley is also a director of several private company and not-for-profit boards. Mr. Kelley holds a B.S. in business management from the University of Missouri, St. Louis.

Qualifications to serve as director:    Mr. Kelley is independent and has broad experience, knowledge and expertise in the communications industry, including as chief executive officer of McDATA and in senior management positions at large telecommunications companies. Mr. Kelley’s strategic and operational experience as a senior executive officer and as chief executive officer in the telecommunications and networking industries is directly relevant to many of the strategic and operational issues faced by Polycom, including strategic planning, operations, finance, governance and industry consolidation. Mr. Kelley currently chairs Polycom’s corporate governance and nominating committee and is a member of the audit committee and strategic matters committee.

D. Scott Mercer has been a director of Polycom since November 2007. Since April 2008, Mr. Mercer has served as the Chief Executive Officer of Conexant Systems, Inc., a semiconductor solutions company that provides products for imaging, video, audio and Internet connectivity applications. Mr. Mercer was appointed to the board of directors of Conexant in May 2003 and was named Chairman of the board of directors of Conexant in August 2008. Mr. Mercer served as interim Chief Executive Officer of Adaptec, Inc., a provider of software and hardware-based storage solutions, from May 2005 through November 2005. Mr. Mercer also served as a senior vice president and advisor to the chief executive officer of Western Digital Corporation, a supplier of disk drives to the personal computer and consumer electronics industries, from February 2004 through December 2004. Prior to that, Mr. Mercer was a Senior Vice President and the Chief Financial Officer of Western Digital Corporation from October 2001 through January 2004. From June 2000 to September 2001, Mr. Mercer served as Vice President and Chief Financial Officer of Teralogic, Inc. From June 1996 to May 2000, Mr. Mercer held various senior operating and financial positions with Dell, Inc. In addition to Conexant, Mr. Mercer served on the boards of directors of Net Ratings, Inc. from January 2001 to June 2007 and Adaptec, Inc from November 2003 to October 2008 and has been a director of Palm, Inc. since June 2005. He holds a B.S. in Accounting from California Polytechnic University.

Qualifications to serve as director:    Mr. Mercer is independent and an audit committee financial expert, with significant senior management and operational experience over the last 27 years in a number of technology companies. Mr. Mercer’s experience as a senior executive officer, including as both chief executive officer and chief financial officer, of high growth technology companies gives him a strong skill set in planning, operations, compliance and finance matters. Further, Mr. Mercer has significant public board experience which adds to his relevant knowledge and experience. Mr. Mercer serves on Polycom’s audit committee and corporate governance and nominating committee.

William A. Owens has been a director of Polycom since December 2005 and was previously a director of Polycom from August 1999 to May 2004. Mr. Owens presently serves as the Chairman of AEA Investors (Asia) since April 2006 and has served as Managing Director, Chairman and Chief Executive Officer of AEA Holdings Asia, a New York private equity company at various times during that period. Mr. Owens previously served as Vice Chairman, Chief Executive Officer and President of Nortel Networks Corporation, a global supplier of communications equipment, from May 2004 to November 2005. Prior to that, Mr. Owens served as Chairman and Chief Executive Officer of Teledesic LLC, a satellite communications company, from February 1999 to May 2004. During that same period, Mr. Owens also served as Chairman and Chief Executive Officer of Teledesic’s affiliated company, Teledesic Holdings Ltd. From 1996 to 1998, Mr. Owens was President, Chief Operating Officer and Vice Chairman of Science Applications International Corporation (SAIC). Mr. Owens was a career officer in the U.S. Navy where he served as commander of the U.S. Sixth Fleet in 1990 and 1991, and as senior military assistant to Secretaries of Defense Frank Carlucci and Dick Cheney. Mr. Owens’ military career culminated in his position as vice chairman of the Joint Chiefs of Staff where he had responsibility for the reorganization and restructuring of the armed forces in the post-Cold War era. Mr. Owens is widely recognized for bringing commercial high technology into the U.S. Department of Defense for military applications and as the architect of the Revolution in Military Affairs (RMA), an advanced systems technology approach to military operations. Mr. Owens is also a member of the board of directors of CenturyTel, Inc., Wipro Limited and several philanthropic and private company boards. Mr. Owens was a member of the board of directors of Daimler Chrysler AG from November 2003 until April 2009, of Embarq Corporation from May 2006 to July 2009 and of Nortel Networks Corporation from February 2002 to November 2005. Mr. Owens holds a B.A. in mathematics from the U.S. Naval Academy, Bachelor’s and Master’s degrees in politics, philosophy, and economics from Oxford University, and a Master’s degree in Management from George Washington University.

Qualifications to serve as director:    Mr. Owens is independent and has extensive experience in the telecommunications industry following a distinguished military career, including as Vice Chairman of the Joint Chiefs of Staff. Mr. Owens has broad senior management and operational experience in the technology industry and at the highest levels in the military and government, where his responsibilities encompassed the reorganization and restructuring of the nation’s military. Mr. Owens brings a level of insight and experience to Polycom’s business and international operations that is unique. In addition, his past and current experience on the board of directors of very large international companies based in Europe and Asia, as well as his current position with AEA Holdings Asia where he devotes extensive time to business in Asia, provides directly relevant knowledge and insight to Polycom’s international operations and global strategies, particularly in the Asia-Pacific region. Mr. Owens serves on Polycom’s compensation committee, and served as Lead Independent Director from February 2006 to May 2008.

Kevin T. Parker has been a director of Polycom since January 2005. Mr. Parker has served as President and Chief Executive Officer of Deltek, Inc., a provider of enterprise software applications, since June 2005 and as Chairman of the board of directors of Deltek since April 2006. Prior to joining Deltek, Mr. Parker served as Co-President of PeopleSoft, Inc., an enterprise application software company, from October 2004 to

December 2004, as Executive Vice President of Finance and Administration and Chief Financial Officer of PeopleSoft from January 2002 to October 2004, and as Senior Vice President and Chief Financial Officer of PeopleSoft from October 2000 to December 2001. Prior to joining PeopleSoft, Mr. Parker served as Senior Vice President and Chief Financial Officer from 1999 to 2000 at Aspect Communications Corporation, a customer relationship management software company. From 1996 to 1999, Mr. Parker was Senior Vice President of Finance and Administration at Fujitsu Computer Products of America. Mr. Parker also serves on a private company board. Mr. Parker holds a B.S. in Accounting from Clarkson University and sits on its board of trustees.

Qualifications to serve as director:    Mr. Parker is independent, an audit committee financial expert, and a recognized technology industry leader with significant senior management and operational experience. Mr. Parker’s service as both a president and chief executive officer, as a chief financial officer and in other significant senior finance roles gives him a valuable perspective into the operations and management of a company. From such roles, Mr. Parker has crucial insight into the technology industry, technology trends, and industry consolidation. In addition to his business and financial acumen, Mr. Parker brings operational experience to the Company from his oversight of administrative, human resources, legal, facilities and IT functions. Mr. Parker serves as the chairman of Polycom’s audit committee and is a member of Polycom’s strategic matters committee.

See “Corporate Governance” and “Executive Compensation—Compensation of Directors” below for additional information regarding the Board of Directors.

PROPOSAL TWO

APPROVAL OF THE AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN

Reason for the Amendment

We are asking stockholders to approve an amended and restated 2004 Equity Incentive Plan (the “2004 Plan”) so that we may continue to use the 2004 Plan to achieve our goals of attracting, motivating and retaining our employees through grants of equity awards and to continue to receive a federal income tax deduction for certain compensation that constitutes “performance-based compensation” within the meaning of Section 162(m) of the Code.

Description of the Amendment

The 2004 Plan has been amended and restated primarily to:

•

Provide additional flexibility to set the length of performance periods (that is, the period during which performance-based equity awards may be earned) so that they can be shorter than a fiscal year but no shorter than a fiscal quarter; and

•

Provide additional flexibility by providing for additional performance goals that the Committee may use to set the performance criteria that must be achieved in order to earn shares subject to performance-based equity awards.

The revised length of the performance periods and the additional performance goals under the amended and restated 2004 Plan are substantially similar to those under Polycom’s Performance Bonus Plan that last was approved by stockholders at our 2007 Annual Meeting of Stockholders. As amended and restated, the 2004 Plan will allow the Compensation Committee to use a broader range of performance goals and length of performance periods, providing the Compensation Committee with greater flexibility in granting performance-based equity awards to eligible employees and generally creating consistency with the Performance Bonus Plan.

The 2004 Plan has not been materially amended with respect to any other terms or provisions. Further, the share reserve under the 2004 Plan has not been amended and, therefore, stockholders are not being asked to approve any increase in the number of shares available for issuance under the 2004 Plan.

The Compensation Committee and Board of Directors have approved the amendments to the 2004 Plan, subject to the approval of our stockholders at the 2010 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR APPROVAL OF THE AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN.

Required Vote

Approval of the amended and restated 2004 Plan requires the affirmative vote of the holders of a majority of votes cast on the proposal. If stockholders do not approve the amended and restated 2004 Plan, the 2004 Plan will continue under its current terms until it is terminated in accordance with the terms of the 2004 Plan.

Description of the 2004 Equity Incentive Plan

The following is a summary of the principal features of the 2004 Plan, as amended by the Board of Directors effective May 27, 2010, subject to stockholder approval. However, this summary is not a complete description of all of the provisions of the 2004 Plan, and is qualified in its entirety by the specific language of the 2004 Plan. A copy of the 2004 Plan, as amended and restated, is provided as Appendix A to this proxy statement.

Background and Purpose of the 2004 Plan

The 2004 Plan permits the grant of the following types of incentive awards: (1) stock options, (2) stock appreciation rights, (3) restricted stock, (4) performance units, (5) performance shares and (6) restricted stock units (individually, an “Award”). The 2004 Plan is intended to attract, motivate, and retain (1) employees of Polycom and its subsidiaries, (2) consultants who provide significant services to Polycom and its subsidiaries, and (3) directors of Polycom who are employees of neither Polycom nor any subsidiary. The 2004 Plan also is designed to encourage stock ownership by employees, directors, and consultants, thereby aligning their interests with those of Polycom’s stockholders and to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Code (“Section 162(m)”). As defined in the 2004 Plan and used in the description below, “Shares” refers to shares of Polycom’s common stock.

Administration of the 2004 Plan

The 2004 Plan is administered by a committee (the “Committee”) appointed by the Board of Directors. The Compensation Committee of the Board has administered the 2004 Plan from its inception and currently is expected to do so throughout the life of the 2004 Plan. The 2004 Plan requires that the Committee consist of at least two directors who qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) (so that Polycom is entitled to a federal tax deduction for certain compensation paid under the 2004 Plan).

Subject to the terms of the 2004 Plan, the Committee has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards (for example, the exercise price and vesting schedule, including permitting a participant to defer receipt of payment of cash or delivery of shares that otherwise would be due to him or her under an Award), and interpret the provisions of the 2004 Plan and outstanding Awards. The Committee may delegate any part of its authority and powers under the 2004 Plan to one or more directors and/or officers of Polycom; provided, however, the Committee may not delegate its authority and powers with respect to Awards intended to qualify as performance-based compensation under Section 162(m) if the delegation would cause the Awards to fail to so qualify and all discretionary awards to non-employee directors must be administered solely by an independent committee of the Board.

Number of Shares of Common Stock Available Under the 2004 Plan

The total number of Shares available for issuance under the 2004 Plan is equal to the sum of (a) 16,100,000, (b) the number of Shares (not to exceed 2,700,000) that remained available for grant under Polycom’s 1996 Stock Incentive Plan as of June 2, 2004, and were rolled over to the 2004 Plan, and (c) any Shares (not to exceed 11,991,366) that otherwise would have been returned to the 1996 Stock Incentive Plan after June 1, 2004, on account of the expiration, cancellation or forfeiture of awards granted under the 1996 Stock Incentive Plan. As of March 15, 2010, a total of 7,096,603 Shares remained available for issuance under the 2004 Plan. Shares granted under the 2004 Plan may be either authorized but unissued Shares or treasury Shares.

Beginning on May 27, 2009, the maximum number of Shares reserved for issuance under the 2004 Plan will be reduced by 1.5 Shares for every one (1) restricted stock unit, restricted stock, performance share or performance unit (referred to as a “full value award”) granted, excluding 445,007 restricted stock units that were granted on August 21, 2009, pursuant to Polycom’s stockholder-approved option exchange program that was implemented on July 27, 2009 (the “Exchange Program”). If an Award is settled in cash, is cancelled, terminates, expires, or lapses for any reason without having been fully exercised or vested, the unvested or cancelled Shares generally will be returned to the available pool of Shares reserved for issuance under the 2004 Plan in the same proportion; for example, for every full value award share that is cancelled, terminated, expired or lapsed, 1.5 Shares will return to the available pool, and for every stock option that is cancelled, terminated, expired or lapsed, one (1) Share will return to the available pool. As of March 15, 2010, there were 4,213,086 Shares subject to outstanding options, and 3,751,254 Shares subject to outstanding full value awards under the 2004 Plan. As of March 15, 2010, the closing price of our common stock on NASDAQ was $30.01 per share.

Also, if Polycom experiences a stock dividend, reorganization, or other change in capital structure, the Committee will, in such manner as it determines is equitable, adjust the number of Shares available for issuance under the 2004 Plan, the outstanding Awards, and the per-person limits on Awards, as appropriate to reflect the stock dividend or other change.

No Repricing

No exchange programs to reprice options or stock appreciation rights are permitted under the 2004 Plan without the approval of our stockholders. In 2009, Polycom implemented the Exchange Program, which our stockholders approved at Polycom’s 2009 Annual Meeting of Stockholders.

Eligibility to Receive Awards

The Committee selects the employees, consultants, and directors who will be granted Awards under the 2004 Plan. The actual number of individuals who will receive Awards cannot be determined in advance because the Committee has the discretion to select the participants. As of March 15, 2010, approximately 2,700 of our employees, directors and consultants would be eligible to participate in the 2004 Plan.

Stock Options

A stock option is the right to acquire Shares at a fixed exercise price for a fixed period of time. Under the 2004 Plan, the Committee may grant nonqualified stock options and/or incentive stock options (which entitle employees, but not Polycom, to more favorable tax treatment). The Committee will determine the number of Shares covered by each option, but during any fiscal year of Polycom, no participant may be granted options (and/or stock appreciation rights) covering more than 750,000 Shares. Notwithstanding the foregoing, during the fiscal year in which the participant first becomes an employee, he or she may be granted options (and/or stock appreciation rights) covering up to an additional 750,000 Shares.

The exercise price of the Shares subject to each option is set by the Committee but cannot be less than 100% of the fair market value (on the date of grant) of the Shares covered by the option. An exception would be made for any options that the Committee grants in substitution for options held by employees of companies that Polycom acquires (in which case the exercise price preserves the economic value of the employee’s cancelled option from his or her former employer). In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of Polycom or any of its subsidiaries. The aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000. The exercise price of each option must be paid in full in cash (or cash equivalent) at the time of exercise. The Committee also may permit payment through the tender of Shares that are already owned by the participant, or by any other means that the Committee determines to be consistent with the purpose of the 2004 Plan.

Options become exercisable at the times and on the terms established by the Committee. The Committee also establishes the time at which options expire, but the expiration may not be later than 10 years after the grant date (except upon the death of a participant, the Committee may in its discretion provide that such participant’s unexpired options may remain exercisable for 3 years after the date of death). In addition, a participant who owns stock possessing more than 10% of the total combined voting power of all classes of stock of Polycom or any of its subsidiaries may not be granted an option that is exercisable after five years from the option’s grant date.

Stock Appreciation Rights

Stock appreciation rights (“SARs”) are awards that grant the participant the right to receive an amount (in the form of cash, Shares of equal value, or a combination thereof, as determined by the Committee) equal to

(1) the number of shares exercised, times (2) the amount by which Polycom’s stock price exceeds the exercise price. The exercise price is set by the Committee but cannot be less than 100% of the fair market value of the covered Shares on the grant date. A SAR may be exercised only if it becomes vested based on the vesting schedule established by the Committee. SARs expire under the same rules that apply to options, meaning that the expiration may not be later than 10 years after the grant date (except upon the death of a participant, the Committee may in its discretion provide that such participant’s SARs may remain exercisable for 3 years after the date of death). SARs also are subject to the same per-person limits (750,000 covered Shares for SARs and/or options in any fiscal year plus an additional 750,000 Shares for SARs and/or options in the fiscal year in which the participant first becomes an employee.)

Restricted Stock

Awards of restricted stock are Shares that vest in accordance with the terms and conditions established by the Committee. The Committee determines the number of Shares of restricted stock granted to any participant, but during any fiscal year of Polycom, no participant may be granted more than 375,000 Shares of restricted stock (and/or performance shares and/or restricted stock units) plus an additional 375,000 Shares of restricted stock (and/or performance shares and/or restricted stock units) in the fiscal year in which a participant first becomes an employee.

In determining whether an Award of restricted stock should be made, and/or the vesting schedule for any such Award, the Committee may impose whatever conditions to vesting it determines to be appropriate. Notwithstanding the foregoing, if the Committee desires that the Award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals and certain other requirements (see “Performance Goals” below for more information).

A holder of restricted stock will have full voting rights, unless determined otherwise by the Committee. A holder of restricted stock also generally will be entitled to receive all dividends and other distributions paid with respect to Shares; provided, however, that dividends and distributions generally will be subject to the same vesting criteria and transferability restrictions as the Shares upon which the dividend or distribution was paid.

Performance Units and Performance Shares

Performance units and performance shares are Awards that result in a payment to a participant (in the form of cash, Shares of equal value, or a combination thereof, as determined by the Committee) only if performance goals and/or other vesting criteria established by the Committee are achieved or the Awards otherwise vest. The applicable performance goals (which may be solely continued employment) will be determined by the Committee, and may be applied based on company-wide, business unit or individual goals, applicable federal or securities laws, or any other basis determined by the Committee in its discretion. However, if the Committee desires that the Award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals and certain other requirements (see “Performance Goals” below for more information).

During any fiscal year of Polycom, no participant may receive performance units having an initial value greater than $3,000,000. The Committee establishes the initial value of each performance unit on the date of grant. Additionally, grants of performance shares are subject to the same per-person limits as restricted stock and restricted stock units (375,000 Shares in any fiscal year plus an additional 375,000 Shares in the fiscal year in which the participant first becomes an employee).

Restricted Stock Units

Restricted stock units represent a right to receive Shares at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the Shares issued in settlement of the Award, the consideration for which is furnished in the form of the participant’s service to Polycom. In determining whether an Award of restricted stock units should be made, and/or the vesting schedule for any such Award, the Committee may impose whatever conditions to vesting it determines to be appropriate. Polycom may pay the appreciation in cash, in Shares or in a combination of both.

The initial value of each restricted stock unit on the date of grant will be equal to the fair market value of a Share on such date. Grants of restricted stock units are subject to the same per-person limits as restricted stock and performance shares (375,000 Shares in any fiscal year plus an additional 375,000 Shares in the fiscal year in which the participant first becomes an employee).

Non-Employee Director Awards

Each non-employee director receives automatic, non-discretionary Awards under the 2004 Plan. On the date of each Annual Meeting of Stockholders, each individual who is re-elected to serve as a non-employee director of Polycom automatically is granted an Award of 10,000 restricted stock units. Each non-employee director of Polycom who is first appointed or elected to the Board of Directors on a date other than the Annual Meeting of Stockholders automatically receives, as of the date of such appointment or election, a restricted stock unit grant covering a number of Shares equal to the product of (A) 10,000 and (B) the percentage determined by dividing (i) the number of calendar months remaining in the one-year period starting with the date of the last Annual Meeting of Stockholders immediately before the date the individual is first appointed or elected as a non-employee director of Polycom, including the month in which he or she was appointed or elected, by (ii) 12, rounded down to the nearest whole Share (such grant is referred to herein as an “Initial RSU Grant”). These ongoing grants of restricted stock units vest at such times and are subject to restrictions and conditions that the Committee determines. Restricted stock units awarded on the date of an Annual Meeting of Stockholders vest in four equal quarterly installments over one year following grant, subject to continued service by the non-employee director through each relevant date. An Initial RSU Grant made to a non-employee director who joins the Board after an Annual Meeting of Stockholders vests on the same remaining schedule as the grants to those elected at the most recent Annual Meeting of Stockholders.

Once an individual ceases to be a director of Polycom, any Shares subject to restricted stock units that have not vested will revert to Polycom. The current form of restricted stock unit agreement for grants to non-employee directors, however, contains a voluntary termination provision that provides that in the event a director voluntarily terminates his or her service from the Board not less than six months after the grant date of such award, then such restricted stock or restricted stock unit award will fully vest on the date of the director’s termination from service. The Committee may adopt procedures to permit non-employee directors to elect to forego receipt of all or a portion of their annual retainer, committee fees and meeting fees in exchange for Awards. The number of Shares subject to such Awards will equal the amount of foregone compensation divided by the fair market value of a Share on the date the compensation otherwise would have been paid to the individual, rounded up to the nearest whole number of Shares. The Committee may grant non-employee directors Awards under the 2004 Plan outside of the automatic, non-discretionary Award program.

Performance Goals

The Committee (in its discretion) may make performance goals applicable to a participant with respect to an Award. If the Committee desires that an Award qualify as “performance-based compensation” under Section 162(m) (discussed below), then at the Committee’s discretion, one or more of the performance goals may apply. The 2004 Plan currently provides for the following performance goals:

•	Earnings per share,

•	Profit,

•	Return on equity,

•	Revenue, and/or

•	Total shareholder return.

If stockholders approve the amendments to the 2004 Plan, the Committee may determine that any one or more of the following performance goals may apply (in addition to the performance goals specified above):

•	Cash flow,

•	Customer satisfaction,

•	Margin,

•	Product quality, and/or

•	Product unit sales.

Each of these goals is defined in the 2004 Plan. The additional performance goals will create consistency between the 2004 Plan and the performance goals under the Performance Bonus Plan last approved by Polycom’s stockholders at its 2007 Annual Meeting of Stockholders. Allowing the Committee to choose performance criteria from a broader set of goals under the 2004 Plan will provide the Committee with increased flexibility in setting the performance criteria for equity awards granted under the 2004 Plan and driving desired performance.

Any performance criteria used under the 2004 Plan may be measured, as applicable (1) in absolute terms, (2) in relative terms (including, but not limited to, as compared to results for other periods of time, and/or against another company or companies), (3) on a per-share or per-capita basis, (4) against the performance of Polycom as a whole or a business unit or units of Polycom, and/or (5) on a pre-tax or after-tax basis. Further, any performance goals may be used to measure the performance of Polycom as a whole or of a business unit or other segment of Polycom, or of one or more product lines or specific markets, and may be measured relative to a peer group or index. Pursuant to the terms of the 2004 Plan, the Committee may determine whether any element(s) or item(s) will be included in or excluded from the calculation of any performance goal with respect to any participants.

In addition to the expanded list of performance goals, if the amended and restated 2004 Plan is approved by our stockholders, the Committee may choose a performance period that is shorter than a fiscal year (but not less than a fiscal quarter) or longer than a fiscal year (but not longer than a period of three fiscal years). The 2004 Plan currently provides that a performance period may be only a fiscal year or such longer period as determined by the Committee. As amended and restated, however, the 2004 Plan provides for the same flexibility in determining the length of performance periods as under Polycom’s Performance Bonus Plan, which was most recently approved by our stockholders at the 2007 Annual Meeting of Stockholders, and generally creates consistency between the two plans.

The amended and restated 2004 Plan provides the Committee with greater overall flexibility in granting performance-based equity awards to employees under the 2004 Plan as well as across both the 2004 Plan and the Performance Bonus Plan. Such flexibility enables the Committee to determine performance goals at the time of grant of equity awards that it deems most appropriate to drive the Company’s performance and to reward the attainment of such performance, if achieved. We believe these changes will help us use the 2004 Plan to promote the interests of our stockholders.

By granting awards that vest upon achievement of performance goals, the Committee may be able to preserve Polycom’s deduction for certain compensation in excess of $1,000,000. Section 162(m) limits Polycom’s ability to deduct annual compensation paid to Polycom’s Chief Executive Officer or our three other most highly compensated named executive officers (other than our Chief Executive Officer and Chief Financial Officer), to $1,000,000 per individual. However, Polycom can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. The performance goals listed above, as well as the per-person limits on shares covered by Awards, permit the Committee to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting Polycom to receive a federal income tax deduction in connection with such Awards.

Change of Control

Options to purchase shares of Polycom common stock, performance shares, restricted stock, and restricted stock units granted under the 2004 Plan are treated in the following manner. In the event of a change in control of Polycom, the successor corporation must assume the award, substitute an equivalent award, convert the award into an award to purchase the consideration received by the stockholders of Polycom or cancel the award after payment to the holder of the fair market value of the shares subject to the award, less the exercise price (if any). If there is no assumption, substitution, conversion or payment, such award will become fully vested and exercisable prior to the change in control.

In the event that an employee is terminated by Polycom for any reason other than cause (or in certain cases resigns for good reason) within the 12 months following a change in control, each such employee’s awards will become fully vested and exercisable. Special provisions that apply to certain awards held by officers and directors are described separately in this proxy statement.

Limited Transferability of Awards

Awards granted under the 2004 Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. Notwithstanding the foregoing, the Committee may permit an individual to transfer an Award to an individual or entity. Any transfer will be made in accordance with procedures established by the Committee.

Amendment and Termination of the 2004 Plan

The Board generally may amend or terminate the 2004 Plan at any time and for any reason. However, no amendment, suspension, or termination may impair the rights of any participant without his or her consent.

Summary of U.S. Federal Income Tax Consequences

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and Polycom of equity awards granted under the 2004 Plan. Tax consequences for any particular individual may be different.

Nonqualified Stock Options.    No taxable income is reportable when a nonqualified stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of Polycom is subject to tax withholding by Polycom. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options.    No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights.    No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares.    A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

Tax Effect for Polycom.    Polycom generally will be entitled to a tax deduction in connection with an Award under the 2004 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to our three other most highly compensated named executive officers (other than our Chief Executive Officer and our Chief Financial Officer). Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2004 Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The 2004 Plan has been designed to permit the Committee to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such Awards.

Section 409A.    Section 409A of the Code (“Section 409A”) provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2004 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Participation in the Plans

The grant of Awards (if any) that an employee or consultant may receive under the 2004 Plan is in the discretion of the Committee and therefore cannot be determined in advance. Our executive officers and non-employee directors have an interest in this proposal because they are eligible to receive discretionary Awards under the 2004 Plan. Our non-employee directors also receive automatic Awards under the 2004 Plan. The following table sets forth information with respect to the grant of options and other awards under the 2004 Plan to the executive officers named in the Summary Compensation Table, to all current executive officers as a group, to all non-employee directors as a group and to all other employees as a group during Polycom’s last fiscal year:

Name of Individual or Identity of Group and Position	Securities Underlying Options Granted (#)	Weighted Average Exercise Price Per Share ($) (1)	Full Value Awards (#) (2)		Weighted Average Dollar Value of Full Value Awards ($) (1)
Robert C. Hagerty	—	—	155,000		13.40
Chairman of the Board, Chief Executive Officer and President

Michael R. Kourey	—	—	45,000		13.40
Senior Vice President, Finance and Administration and Chief Financial Officer

Geno J. Alissi	—	—	30,000		13.40
Senior Vice President and General Manager, Polycom Global Services

Sayed M. Darwish	—	—	45,777		14.68
Senior Vice President, Chief Administrative Officer, General Counsel and Secretary

Andrew M. Miller	100,000	23.59	215,000		23.59
Executive Vice President, Global Field Operations

Sunil K. Bhalla	—	—	30,000		13.40
Former Senior Vice President and General Manager, Voice Communications Solutions

All current executive officers, as a group (7 persons)	100,000	23.59	533,684		17.66
All non-employee directors as a group	—	—	60,000	(3)	17.25
All other employees (including all current officers who are not executive officers) as a group	—	—	2,097,289		17.49

(1)	Based on the stock price on the date of grant.
(2)	Includes time-based restricted stock units and target performance share awards.
(3)	Reflects the automatic, nondiscretionary annual grant of restricted stock units awarded to non-employee directors under the 2004 Plan upon their election to the Board of Directors at the Annual Meeting of Stockholders.

Summary

We believe strongly that the approval of the amended and restated 2004 Plan is essential to our continued success. Awards such as those provided under the 2004 Plan constitute an important incentive and help us to attract and retain people whose skills and performance are critical to our success. The amended and restated 2004 Plan will provide greater flexibility to our Committee in granting equity awards under the 2004 Plan, as well as in setting performance-based compensation across both the 2004 Plan and our Performance Bonus Plan. We believe this enhanced flexibility will help the Committee to use the 2004 Plan to promote the interests of our stockholders. Further, the amended and restated 2004 Plan will permit us to continue to grant equity awards that enable us to take a federal income tax deduction for those awards that constitute “performance-based compensation” within the meaning of Section 162(m).

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has selected PricewaterhouseCoopers LLP as Polycom’s independent registered public accounting firm to audit the financial statements of Polycom for the fiscal year ending December 31, 2010, which will include an audit of the effectiveness of Polycom’s internal control over financial reporting. PricewaterhouseCoopers LLP and its predecessor entities have audited Polycom’s financial statements since fiscal 1991. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP is not required by our bylaws or other applicable legal requirements. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to Polycom’s stockholders for ratification as a matter of good corporate practice. In the event that this selection of an independent registered public accounting firm is not ratified by the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Polycom and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS POLYCOM’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

Principal Accounting Fees and Services

The following table presents fees billed for professional audit services and other services rendered to Polycom by PricewaterhouseCoopers LLP for the years ended December 31, 2008 and December 31, 2009 (in thousands).

	2008	2009
Audit Fees (1)	$1,946	$2,175
Audit-Related Fees	—	—
Tax Fees (2)	—	23
All Other Fees	—	—

Total	$1,946	$2,198

(1)	Audit Fees consists of fees billed for professional services rendered for the audit of Polycom’s consolidated financial statements included in Polycom’s Annual Reports on Form 10-K and for the review of the financial statements included in Polycom’s Quarterly Reports on Form 10-Q, as well as services that generally only Polycom’s independent registered public accounting firm can reasonably provide, including statutory audits and services rendered in connection with SEC filings. Audit Fees also includes the audit of the effectiveness of Polycom’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.
(2)	Tax Fees for fiscal 2009 consists of fees billed for support services related to tax audits by regulatory agencies and financial statement tax compliance work performed outside of the United States.

Pre-Approval of Audit and Non-Audit Services

Polycom’s Audit Committee has adopted a policy for pre-approving the services and associated fees of Polycom’s independent registered public accounting firm. Under this policy, the Audit Committee must pre-approve all services and associated fees provided to Polycom by its independent registered public accounting firm, with certain exceptions described in the policy. The Policy for Preapproving Services and Fees of the Company’s Independent Auditor is available on Polycom’s website at www.polycom.com/company/investor_relations/corporate_governance.

All PricewaterhouseCoopers LLP services and fees in fiscal 2008 and fiscal 2009 were pre-approved by the Audit Committee.

CORPORATE GOVERNANCE

Corporate Governance Principles and Code of Business Ethics and Conduct

Polycom believes that strong corporate governance practices are the foundation of a successful, well-run company. Polycom is committed to establishing an operating framework that exercises appropriate oversight of responsibilities at all levels throughout Polycom and managing its affairs consistent with high principles of business ethics. The Board of Directors has adopted Corporate Governance Principles that set forth our principal corporate governance policies, including the oversight role of the Board of Directors. The Board of Directors first adopted these Corporate Governance Principles in 2003 and has refined them from time to time. The Corporate Governance Principles are available on Polycom’s website at www.polycom.com/company/investor_relations/corporate_governance.

In addition, Polycom has adopted a Code of Business Ethics and Conduct, which is applicable to our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Business Ethics and Conduct is available on Polycom’s website at www.polycom.com/company/investor_relations/corporate_governance. Polycom will disclose on its website any amendment to the Code of Business Ethics and Conduct, as well as any waivers of the Code of Business Ethics and Conduct that are required to be disclosed by the rules of the SEC or The NASDAQ Stock Market LLC (“NASDAQ”).

Director Independence

The Board of Directors has determined that, with the exception of Robert C. Hagerty and Michael R. Kourey, who are employees, all of its current members are “independent directors” as that term is defined in the listing standards of NASDAQ. In the course of determining the independence of each non-employee director, the Board of Directors considered the annual amount of Polycom’s sales to, or purchases from, any company where a non-employee director serves as an executive officer. The Board of Directors determined that any such sales or purchases were made in the ordinary course of business and the amount of such sales or purchases in each of the past three fiscal years was less than 5% of Polycom’s or the applicable company’s consolidated gross revenues for the applicable year.

Board Leadership Structure

Mr. Hagerty has served as Chief Executive Officer since July of 1998 and as Chairman of the Board of Directors since March 2000. We have had a Lead Independent Director since 2003. The Board of Directors believes that its current leadership structure, in which the positions of Chairman and Chief Executive Officer are held by Mr. Hagerty, together with a Lead Independent Director with broad authority, is appropriate at this time and provides the most effective leadership for Polycom in a highly competitive and rapidly changing technology industry. In addition, our corporate governance policies and practices provide for oversight of Polycom’s business and senior management by experienced independent directors and minimize any potential conflicts that may result from combining the positions of Chairman and CEO.

The Board believes that an important component of the Board’s leadership structure is having an effective Lead Independent Director in place with broad authority to direct the actions of the independent directors and regularly communicate with the CEO. The role of Lead Independent Director is currently held by David G. DeWalt, the Chairman and CEO of McAfee, Inc., who has been a director of Polycom since November 2005 and was appointed as the Lead Independent Director in May 2008. As Lead Independent Director, among other things, Mr. DeWalt:

•	prepares the agenda and approves materials for meetings of the independent directors;

•	consults with the Chief Executive Officer and Chairman regarding Board meeting agendas, schedules and materials;

•	communicates with the Chief Executive Officer and Chairman;

•	acts as a liaison between the Chairman and Chief Executive Officer and the independent directors when appropriate, including with respect to sensitive issues;

•	raises issues with management on behalf of the independent directors;

•	annually reviews, together with the Corporate Governance and Nominating Committee, the Board’s performance during the prior year; and

•	serves as the Board’s liaison for consultation and communication with shareholders as appropriate.

Polycom also has a mechanism for shareholders to communicate directly with non-management directors through the Lead Independent Director (See “Contacting the Board of Directors,” below).

In addition, the board has four standing committees—Audit, Compensation, Corporate Governance and Nominating and Strategic Matters, each of which are further described below. Each of the board committees is comprised solely of independent directors, and each of the Audit, Compensation, and Corporate Governance and Nominating committees has a separate chair. Our independent directors generally meet in executive session at each regularly scheduled Board meeting, and at such other times as necessary or appropriate as determined by the independent directors. In addition, on an annual basis, as part of our governance review and succession planning, the Board of Directors (led by the Corporate Governance and Nominating Committee) evaluates our leadership structure to ensure that it remains the optimal structure for Polycom.

Board Role in Risk Oversight

The Board of Directors has risk oversight responsibility for the Company. In its oversight role, the Board assesses the Company’s strategy and concurs with management on the risk inherent in that strategy, understands the critical risks facing the Company, ensures that management has implemented an appropriate system to manage risks (so that it can effectively identify, assess, mitigate, monitor and communicate about such risks) and provides effective risk oversight through the Board’s committee structure and oversight processes. As a technology company, we believe innovation and technological advancement will always require a certain amount of measured risktaking in pursuit of enhancing stockholder value; however, the Board recognizes that it is incumbent upon the Company and its management to do so in a way that is responsible and consistent with the Company’s overall strategy and to have effective systems in place that identify and mitigate those risks that could cause significant damage to the Company’s reputation, business model or stockholder value. Along such lines, it is management’s responsibility to manage risk and to bring material risks to the Company to the Board’s attention. Polycom’s management established an enterprise risk management (ERM) program in 2007, which ERM program is administered by management with oversight by the Audit Committee. The ERM program covers the strategic, operational, compliance and reporting risks that management believes are the most notable risks at the Company. As set forth in its charter, the Audit Committee reviews at least annually the Company’s processes to manage and monitor business and financial risk through its ERM process. In addition to Polycom’s ERM process, various committees are also tasked with specific risk oversight functions pursuant to the terms of the committee charters. In addition to its oversight of the ERM program, the Audit Committee also oversees the risks relevant to its areas of responsibility as designated under its charter, such as financial and accounting risks, treasury and investment risks, and information technology security risks. Similarly, the Compensation Committee oversees the risks related to its charter responsibilities, such as risks relating to the Company’s compensation policies and design of compensation programs and arrangements, and to the attraction and retention of key talent. Further, the Corporate Governance and Nominating Committee considers the risks relating to CEO and executive succession planning. Each of these Committees, in performing their respective risk oversight functions, has access to Company management and external advisors, as necessary, and reports their findings to the full Board of Directors. In addition, at each of its meetings and in particular at its annual strategic planning session at which the Board considers the Company’s strategic direction, our Board of Directors discusses the key strategic risks that the Company is currently facing. Most recently, in February 2010, the Board reviewed its risk governance and oversight responsibilities and the Company’s ERM process and risk assessment, together with Company management, representatives of KPMG, which provides outsourced internal audit services to the Company, Company counsel and Internal Audit personnel. We believe that our directors provide effective oversight of Polycom’s risk management function.

Employee Compensation Risks

Per the discussions above, Company management and the Compensation Committee have assessed the risks associated with Polycom’s compensation policies and practices for all employees, including non-executive officers. Based on the results of this assessment, Polycom does not believe that its compensation policies and practices for all employees, including non-executive officers, create risks that are reasonably likely to have a material adverse effect on Polycom.

Board Meetings and Committees

During fiscal 2009, the Board of Directors held seven (7) meetings. Each of the directors attended or participated in 75% or more of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he or she served during the past fiscal year. The Board of Directors has four standing committees: an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and a Strategic Matters Committee.

Audit Committee

The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, currently consists of John A. Kelley, Jr., D. Scott Mercer and Kevin T. Parker, each of whom is “independent” as such term is defined for audit committee members by the listing standards of NASDAQ. Mr. Parker is the chairman of the Audit Committee. The Board of Directors has determined that each of Mr. Mercer and Mr. Parker is an “audit committee financial expert” as defined in the rules of the SEC.

The Audit Committee is responsible for overseeing Polycom’s accounting and financial reporting processes and the audit of Polycom’s financial statements. The Audit Committee also assists the Board of Directors with the oversight of (1) the integrity of Polycom’s financial statements, (2) Polycom’s internal accounting and financial controls, (3) Polycom’s compliance with legal and regulatory requirements, (4) the organization and performance of Polycom’s internal audit function, and (5) the independent registered public accounting firm’s qualifications, independence and performance.

The Audit Committee held nine (9) meetings during the last fiscal year. The Audit Committee has adopted a written charter approved by the Board of Directors, which is available on Polycom’s website at www.polycom.com/company/investor_relations/corporate_governance.

The Audit Committee Report is included in this proxy statement on page 75.

Compensation Committee

The Compensation Committee currently consists of Betsy S. Atkins, David G. DeWalt and William A. Owens, each of whom qualifies as an independent director under the listing standards of NASDAQ. Ms. Atkins is the chairman of the Compensation Committee.

The Compensation Committee provides oversight of Polycom’s compensation policies, plans and benefit programs. The Compensation Committee also assists the Board of Directors in reviewing and making recommendations to the independent members of the Board of Directors with respect to the compensation of Polycom’s Chief Executive Officer and reviewing and approving the compensation of Polycom’s other executive officers; approving and evaluating Polycom’s executive officer compensation plans, policies and programs; overseeing the design of and administering Polycom’s equity compensation plans and overseeing the design of Polycom’s primary incentive plans and administering such plans with respect to executive officers. See “Executive Compensation—Compensation Discussion and Analysis” and “Executive Compensation—Compensation of Directors” below for a description of Polycom’s processes and procedures for the consideration and determination of executive and director compensation.

The Compensation Committee held nine (9) meetings during the last fiscal year. The Compensation Committee has adopted a written charter approved by the Board of Directors, which is available on Polycom’s website at www.polycom.com/company/investor_relations/corporate_governance.

The Compensation Committee Report is included in this proxy statement on page 56.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee currently consists of Ms. Atkins, Mr. Kelley and Mr. Mercer, each of whom qualifies as an independent director under the listing standards of NASDAQ. Mr. Kelley is the chairman of the Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee reviews and makes recommendations to the Board of Directors on matters concerning corporate governance, board composition, board evaluations and nominations, board committee structure and composition, conflicts of interest and stockholder proposals. The Corporate Governance and Nominating Committee also periodically reviews the succession planning for the Chief Executive Officer and other executive officers of Polycom and is responsible for evaluating and making recommendations to the Board of Directors regarding director compensation. The Corporate Governance and Nominating Committee will consider recommendations of candidates for the Board of Directors submitted by stockholders of Polycom; see “Process for Recommending Candidates for Election to the Board of Directors” below.

The Corporate Governance and Nominating Committee held three (3) meetings during the last fiscal year. The Corporate Governance and Nominating Committee has adopted a written charter approved by the Board of Directors, which is available on Polycom’s website at www.polycom.com/company/investor_relations/corporate_governance.

Strategic Matters Committee

The Strategic Matters Committee currently consists of Ms. Atkins, and Messrs. DeWalt, Kelley and Parker, each of whom qualifies as an independent director under the listing standards of NASDAQ. The Strategic Matters Committee does not currently have a chairman.

The Strategic Matters Committee is authorized to review, evaluate and provide input to management, and to make recommendations to the Board of Directors regarding Polycom’s strategic direction and potential strategic partnerships and transactions such as acquisitions, strategic investments, joint ventures and other strategic investments. The Strategic Matters Committee may also authorize and approve strategic investments of up to $10 million, as long as specified criteria are met, as well as the issuance of non-binding proposals to potential acquisition targets in amounts of up to $300 million.

The Strategic Matters Committee held four (4) meetings during the last fiscal year. The Strategic Matters Committee has adopted a written charter approved by the Board of Directors, which is available on Polycom’s website at www.polycom.com/company/investor_relations/corporate_governance.

Compensation Committee Interlocks and Insider Participation

Ms. Atkins, Mr. DeWalt and Mr. Owens served as members of the Compensation Committee during fiscal 2009. No interlocking relationships exist between any member of Polycom’s Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of Polycom or its subsidiaries.

Process for Recommending Candidates for Election to the Board of Directors

The Corporate Governance and Nominating Committee is responsible for, among other things, determining the criteria for membership to the Board of Directors and recommending candidates for election to the Board of Directors. It is the policy of the Corporate Governance and Nominating Committee to consider recommendations for candidates to the Board of Directors from stockholders. Stockholder recommendations for candidates to the Board of Directors must be received by December 31st of the year prior to the year in which the recommended candidates will be considered for nomination, must be directed in writing to Polycom, Inc., 4750 Willow Road, Pleasanton, California 94588, Attention: Corporate Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and Polycom within the last three years and evidence of the nominating person’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, length of service, other commitments and the like, personal references, and an indication of the candidate’s willingness to serve.

The Corporate Governance and Nominating Committee’s criteria and process for evaluating and identifying the candidates that it recommends to the full Board of Directors for selection as director nominees are as follows:

•	The Corporate Governance and Nominating Committee regularly reviews the current composition and size of the Board of Directors.

•

The Corporate Governance and Nominating Committee oversees an annual evaluation of the performance of the Board of Directors as a whole and evaluates the performance of individual members of the Board of Directors eligible for re-election at the annual meeting of stockholders.

•

In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and considers (1) the current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board of Directors, (2) such factors as issues of character, judgment, diversity, age, expertise, business experience, length of service, independence, other commitments and the like, and (3) such other factors as the Corporate Governance and Nominating Committee may consider appropriate.

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While the Corporate Governance and Nominating Committee has not established specific minimum qualifications for director candidates, the Corporate Governance and Nominating Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have broad, business-related knowledge and experience at the policy-making level in business or technology, including their understanding of the telecommunications industry and Polycom’s business in particular, (4) have qualifications that will increase overall Board effectiveness and (5) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

•	With regard to candidates who are properly recommended by stockholders or by other means, the Corporate Governance and Nominating Committee will review the qualifications of any such candidate,

which review may, in the Corporate Governance and Nominating Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, or other actions that the Corporate Governance and Nominating Committee deems necessary or proper.

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In evaluating and identifying candidates, the Corporate Governance and Nominating Committee has the authority to retain and terminate any third party search firm that is used to identify director candidates and has the authority to approve the fees and retention terms of any search firm.

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The Corporate Governance and Nominating Committee will apply these same principles when evaluating Board candidates who may be elected initially by the full Board to fill vacancies or add additional directors prior to the annual meeting of stockholders at which directors are elected.

•	After completing its review and evaluation of director candidates, the Corporate Governance and Nominating Committee recommends to the full Board of Directors for selection the director nominees.

Director Resignation

Pursuant to Polycom’s Corporate Governance Principles, a director whose primary employment status changes materially from the most recent annual meeting of stockholders when such director was elected is expected to offer to resign from the Board of Directors. The Board of Directors does not believe that a director in this circumstance should necessarily leave the Board of Directors, but that the director’s continued service should be re-evaluated under the established Board membership criteria. Accordingly, the Corporate Governance and Nominating Committee will review and recommend to the Board of Directors whether the director’s continued service is appropriate, and the Board of Directors will then determine whether to accept such resignation. In addition, a director who reaches the age of 72 will notify the Board and offer to submit a letter of resignation to the Board of Directors, to be effective at the next meeting of stockholders held for the election of directors. Such letter of resignation will be accepted by the Board of Directors unless the Corporate Governance and Nominating Committee determines, after weighing the benefits of such director’s continued contributions against the benefits of fresh viewpoints and experience, to nominate the director for another term.

Since the date of the 2009 annual meeting of stockholders, Mr. Kelley was named Chief Executive Officer of CereScan Corp. and offered to resign from the Board of Directors in accordance with Polycom’s Corporate Governance Principles. The Corporate Governance and Nominating Committee reviewed the appropriateness of Mr. Kelley’s continued service on the Board of Directors and recommended to the Board of Directors that Mr. Kelley continue to serve on the Board of Directors.

Attendance at Annual Meetings of Stockholders by the Board of Directors

Although Polycom does not have a formal policy regarding attendance by members of the Board of Directors at Polycom’s annual meeting of stockholders, Polycom encourages, but does not require, directors to attend. Mr. DeWalt, Mr. Hagerty, Mr. Kourey and Mr. Parker attended Polycom’s 2009 annual meeting of stockholders.

Contacting the Board of Directors

Any stockholder who desires to contact our non-employee directors may do so electronically by sending an e-mail to the following address: directorcom@polycom.com. Our Lead Independent Director receives these communications unfiltered by Polycom, forwards communications to the appropriate committee of the Board of Directors or non-employee director, and facilitates an appropriate response. Please note that requests for investor relations materials should be sent to investor@polycom.com.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program and Philosophy

Polycom has designed its executive compensation program and philosophy to attract, motivate and retain talented executives responsible for the success of Polycom, which operates in an extremely competitive and rapidly changing part of the high technology industry. With this in mind, we strive to set our compensation programs within the appropriate competitive framework and based on a compensation philosophy of “pay for performance” that depends on the achievement of overall financial results and individual contributions by executives and employees. Within this overall philosophy, our objectives are to:

•	Offer a total compensation program that takes into consideration the compensation practices of a specifically identified peer group of companies, so as to recruit and retain top executive talent;

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Motivate executive officers to achieve quantitative financial and qualitative non-financial goals and create a direct, meaningful link between achievement of these goals and individual executive compensation;

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Provide short-term cash incentive awards that take into account Polycom’s overall financial performance relative to corporate objectives, the performance of the peer group companies and individual contributions by executives; and

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Align the financial interests of executive officers with those of Polycom’s stockholders by providing significant equity-based, long-term incentives generally in the form of performance shares, restricted stock units, and/or stock options, while carefully considering both stockholder dilution and compensation expense.

The Compensation Committee of the Board of Directors uses these objectives as a guide in setting compensation for our executive officers and in assessing the appropriate balance between long- and short-term incentive compensation and cash and non-cash compensation. However, Polycom uses no pre-established policy or formula for the allocation between long- and short-term incentive compensation and cash and non-cash compensation. The Compensation Committee instead considers target ranges for three elements of compensation—base salary, total cash compensation and long-term equity-based incentive awards—relative to certain Fiscal 2009 Peer Companies (or for fiscal 2010, the Fiscal 2010 Peer Companies), as described in more detail on page 34.

Throughout this Compensation Discussion and Analysis, the individuals included in the “2009 Summary Compensation Table” on page 57, are referred to as the “named executive officers.”

Role and Authority of Our Compensation Committee

The Compensation Committee currently consists of directors Betsy S. Atkins (Chair) and David G. DeWalt, each of whom served on the Compensation Committee for all of 2009, and William A. Owens, who was appointed to the Compensation Committee on February 4, 2009. Betsy S. Atkins, David G. DeWalt and William A. Owens each qualify as (i) an “independent director” under the requirements of The NASDAQ Stock Market LLC, (ii) a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, and (iii) an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Our Board of Directors created the Compensation Committee to carry out certain of the Board of Directors’ responsibilities. The Compensation Committee operates under a written charter adopted by the Compensation Committee and approved by the Board of Directors. The charter is available on Polycom’s website at www.polycom.com/company/investor_relations/corp_gov/committee_comp. The purposes of the Compensation Committee are to: (i) oversee Polycom’s compensation policies, plans and benefits programs; (ii) evaluate and recommend to the independent members of the Board the compensation of the Chief Executive Officer; (iii) evaluate and approve the compensation of Polycom’s other executive officers (including officers reporting under Section 16 of the Securities Exchange Act of 1934); (iv) evaluate and approve the executive officer compensation plans, policies and programs of Polycom; (v) oversee the design of and administer Polycom’s equity compensation plans; and (vi) oversee the design of Polycom’s primary incentive (bonus) plans and administer such bonus plans for executive officers (subject to the authority of the independent members of the Board with respect to the compensation of our Chief Executive Officer).

The Compensation Committee’s specific responsibilities, as discussed in detail in its charter, include the following:

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Reviewing and recommending to the independent members of the full Board of Directors for our Chief Executive Officer and reviewing and approving for our other executive officers (a) annual base salary, (b) annual incentive bonus, including specific goals and amount, (c) equity compensation, (d) any employment agreements, severance arrangements and change in control agreements or provisions, (e) any signing bonus and payment of relocation costs, and (f) any other significant benefits or compensation arrangements not available to employees generally;

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Reviewing and recommending to the independent members of the full Board of Directors for our Chief Executive Officer and reviewing and approving for our other executive officers the corporate goals and objectives relative to the compensation of our Chief Executive Officer and executive management, and evaluating their performance in light of these and other factors related to the performance of Polycom, including the accomplishment of Polycom’s business and financial goals;

•	Administering and overseeing Polycom’s equity compensation plans for its employees;

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Approving, administering and overseeing Polycom’s bonus plans for executive officers (subject to the authority of the independent members of the Board with respect to the compensation of our Chief Executive Officer);

•	Reviewing and approving Polycom’s bonus plan objectives for Polycom’s broad-based cash incentive plans that are based on corporate performance goals;

•	Administering and overseeing Polycom’s 401(k) plan; and

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Evaluating on a periodic basis (i) Polycom’s overall compensation philosophy, (ii) the competitiveness of the compensation of the Chief Executive Officer and Polycom’s executive officers as compared to selected peer companies and (iii) the competitiveness of Polycom’s overall compensation plans.

In reviewing and establishing (or reviewing and recommending in the case of the Chief Executive Officer) the executive compensation packages offered to our Chief Executive Officer and other executive officers and key employees, the Compensation Committee seeks to make the packages consistent with our compensation program and philosophy. The Compensation Committee has the final decision-making authority with respect to the compensation of our named executive officers, other than for Mr. Hagerty, whose compensation is determined by the independent members of the full Board of Directors. In carrying out its responsibilities, the Compensation Committee may engage outside consultants and/or consult with Polycom’s Human Resources department as the Compensation Committee determines to be appropriate. The Compensation Committee also may obtain advice and assistance from internal or external legal, accounting or other advisers selected by the Compensation Committee. The Compensation Committee may delegate any of its responsibilities to one or more of its members or Polycom’s directors or to management, to the extent permitted by applicable law and subject to such reporting to or ratification by the Compensation Committee as the Compensation Committee deems necessary or appropriate. For example, the Compensation Committee has authorized management to create country-specific appendices for equity awards to ensure compliance with the laws of the jurisdictions in which such awards may be granted.

Role of Executive Officers in Compensation Decisions

The Compensation Committee regularly meets with Mr. Hagerty, our Chief Executive Officer, to obtain recommendations with respect to the compensation of the other named executive officers and employees. Mr. Hagerty annually reviews the performance of Polycom’s executive officers. To assist Mr. Hagerty in his review, Mr. Kourey, our Chief Financial Officer, provides Mr. Hagerty with his performance assessment of the Worldwide Controller and Principal Accounting Officer, who reports directly to Mr. Kourey, and makes a recommendation with respect to her annual compensation. Mr. Hagerty shares his performance assessment of each executive officer with the Compensation Committee. Mr. Hagerty’s performance assessment of each executive officer generally addresses financial and non-financial objectives and the executive officer’s performance over a given year. In establishing an executive officer’s actual compensation, the Compensation Committee may take into account Mr. Hagerty’s performance assessment of the executive officer. However, the Compensation Committee is not bound by and does not always accept Mr. Hagerty’s recommendations. Mr. Hagerty also provides a self-evaluation to the full Board of Directors on an annual basis. The Compensation Committee considers the self-evaluation and the factors described above, as well as Polycom’s performance as a whole and competitive market data when reviewing and making recommendations to the independent members of the full Board of Directors with respect to Mr. Hagerty’s compensation. However, once the targeted amounts for Mr. Hagerty are set by the independent members of the Board of Directors, Mr. Hagerty’s cash incentive compensation and long-term equity-based compensation awards are determined solely on the achievement of corporate performance and do not include any personal objectives.

Mr. Hagerty and other executives or employees from time to time attend Compensation Committee meetings, but they leave the meetings when certain matters of executive compensation are discussed, as appropriate. The Compensation Committee and independent members of the full Board of Directors make decisions with respect to Mr. Hagerty’s compensation package without him present.

Role of Compensation Consultant

The Compensation Committee has directly engaged Radford, a business unit of Aon Corporation and a compensation consulting firm, since fiscal 2005. Radford serves at the discretion of the Compensation Committee.

For fiscal 2009, and again for fiscal 2010, Radford was engaged to provide the following services:

•	Review our executive compensation philosophy;

•	Update the peer group of companies used in analyzing Polycom’s executive compensation program for the fiscal year;

•	Update the long-term incentive and retention analysis components of Polycom’s executive compensation review and broad-based equity guidelines;

•	On an annual basis, review and assist with recommendations regarding the current executive compensation levels relative to the market and Polycom’s performance;

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On an annual basis, assist the Compensation Committee in updating guidelines for stock awards for both executives and employees as a whole, including making recommendations with respect to the design of the performance criteria for performance shares;

•	Support Polycom’s preparation of documents to be filed with the Securities and Exchange Commission, such as its proxy statement and annual report, with respect to compensation matters;

•	Keep the Compensation Committee posted on developments on executive compensation over the course of the year;

•	Attend meetings of the Compensation Committee as requested; and

•	Provide such other assistance as deemed necessary by the Compensation Committee.

Radford also was specifically retained:

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In 2009, to advise the Compensation Committee regarding design considerations and market practice with respect to its option exchange program, executive stock ownership guidelines, and executive severance plan, and to conduct a market review of the Company’s current change-in-control and severance practices for the Chief Executive Officer and other executive officers.

Fiscal 2009 Peer Companies

The Compensation Committee compares our executive officers’ compensation with those of a peer group of companies. The companies are chosen based on their respective businesses, revenues, market capitalization and number of employees. The peer group also includes companies in the same executive talent pool as Polycom. For fiscal 2009, the Compensation Committee approved the following peer companies (the “Fiscal 2009 Peer Companies”):

Fiscal 2009 Peer Companies

• 3Com Corporation	• Citrix Systems, Inc.	• Nuance Communications, Inc.

• Activision, Inc.	• Foundry Networks, Inc.	• Palm, Inc.

• Autodesk, Inc.	• Intuit, Inc.	• Plantronics, Inc.

• Avid Technology, Inc.	• JDS Uniphase Corporation	• Sybase, Inc.

• BMC Software, Inc.	• Juniper Networks, Inc.	• Synopsys, Inc.

• Brocade Communications Systems, Inc.	• McAfee, Inc.	• Trimble Navigation Limited

• Cadence Design Systems, Inc.	• Novell, Inc.	• VeriSign, Inc.

In determining the Fiscal 2009 Peer Companies, the Compensation Committee engaged Radford’s assistance. Radford collected data on the compensation practices of the Fiscal 2009 Peer Companies generally through publicly available information. In addition, Radford used data from (i) the Radford High Technology Executive Total Direct Compensation Survey, covering high technology companies with revenues between $1 billion and $3 billion and (ii) the Radford High Technology Stock by Level Report, which includes compensation information for high technology companies with revenues between $1 billion and $3 billion.

Each of these survey groups contains numerous participating companies. Survey data is used to supplement the specific Fiscal 2009 Peer Companies for two purposes. First, Polycom recruits from, and loses employees to, a broader group of companies than the Fiscal 2009 Peer Companies. The survey data provides a broader understanding of the compensation levels being paid across a larger group of similarly-sized technology companies. Second, the survey data validates the data drawn from the smaller group of Fiscal 2009 Peer Companies, helping avoid “outlier” companies unduly coloring the recommendations to the Compensation Committee. The Compensation Committee did not look at companies within these survey groups individually, but instead combined this information with the compensation information of our Fiscal 2009 Peer Companies to arrive at a final market data point for comparative purposes. For purposes of Radford’s analysis, the peer group and the survey data were blended to reflect the overall market.

Prior to the commencement of fiscal 2009, Radford assisted the Compensation Committee in reviewing 2009 compensation for the Chief Executive Officer and other named executive officers by using this data to compare, against the Compensation Committee’s stated compensation philosophy (described in more detail below), the base salary, short-term cash compensation, target total cash compensation (i.e., base salary plus target short-term cash compensation), long-term equity compensation and target total direct compensation (i.e., target total cash compensation plus long-term equity compensation values) for our Chief Executive Officer and other executive officers to those of officers at the Fiscal 2009 Peer Companies with comparable positions. Taking into consideration that Polycom continued to be smaller than the median company (on the basis of revenue) within the Fiscal 2009 Peer Companies, Radford concluded that the compensation levels of our Chief Executive Officer and other executive officers were generally aligned with or slightly below Polycom’s targeted market percentile for fiscal 2009. Radford recommended considering merit adjustments in base salary based on individual performance and market competitiveness during the next regularly scheduled performance review cycle, increasing the target bonus percentage of certain executive officers whose target bonus percentage was below the targeted competitive range (described in further detail below), and considering alternative types of equity awards in light of market uncertainty.

However, subsequent to Radford’s initial review of our executive compensation program for fiscal 2009, there had been a systematic market decline, significantly reducing the market value of Polycom and the Fiscal 2009 Peer Companies. Although base salary increases typically are considered and approved for Polycom’s executive officers, including its named executive officers, in the second quarter of the year, Polycom decided to suspend all 2009 employee merit pay increases until such time that economic and market conditions improved. Further as a result of the deteriorated economy, the value of the long-term, equity-based incentive awards held by Polycom’s employees, including the named executive officers, had significantly declined, raising concerns about the competitive and retentive value of Polycom’s long-term, equity-based incentive program. In early 2009, the Compensation Committee retained Radford to update its prior review of the long-term, equity-based incentive component of our executive compensation program and broad-based equity guidelines to more appropriately reflect the current market conditions. Based on this updated review and consistent with our targeted market percentile for fiscal 2009, Radford recommended larger grants of long-term, equity-based incentive awards to executive officers, including to the named executive officers, that were to be targeted at the high end of the 2009 target competitive range, as described in further detail below.

Fiscal 2010 Peer Companies

For fiscal 2010, the Compensation Committee analyzed peer group data in a similar manner as in 2009 and approved one change in the group of peer companies used for conducting compensation analyses (with such change, the “Fiscal 2010 Peer Companies”). Specifically, Foundry Networks, Inc., which was acquired in late 2008, has been removed from the peer group.

Components of Compensation

The principal components of Polycom’s executive officer compensation include:

•	Base salary;

•	Short-term cash incentive awards (which we commonly refer to as bonuses);

•	Long-term equity-based incentive awards;

•	Termination and change of control arrangements;

•	Retirement benefits provided under a 401(k) plan; and

•	Executive perquisites and generally available benefit programs.

We selected these components because we believe each is necessary to help us attract and retain the executive talent on which Polycom’s success depends. These components also allow us to reward performance throughout the fiscal year and to provide incentives that balance appropriately the executive’s focus between Polycom’s short-term and long-term strategic goals. The Compensation Committee believes that this set of components is effective and will continue to be effective in achieving the objectives of our compensation program and philosophy.

The Compensation Committee reviews the entire executive compensation program on at least an annual basis. The Compensation Committee is aided in this review by Radford. However, the Compensation Committee may review one or more components at any time as considered necessary or appropriate to ensure such components remain competitive and appropriately designed to reward performance.

Beginning in fiscal 2010, the Compensation Committee reviewed compensation tally sheets that show the total compensation package for each executive officer in the prior fiscal year. The tally sheets include information on base salary, short-term cash incentive awards, and equity awards as well as an executive officer’s employee benefits and perquisites and estimates of severance or other benefits payable in the event of certain terminations of employment. The tally sheets provide minimum, target and maximum amounts with respect to short-term cash incentive awards, performance-based equity awards and any other applicable benefits. The purpose of the tally sheets is to provide the Compensation Committee with a comprehensive snapshot of each executive officer’s compensation based on the prior year’s compensation decisions to allow the Compensation Committee to make more informed compensation decisions for the current year.

Mix of Compensation Components

The chart below illustrates the overall mix of compensation components for our named executive officers in fiscal 2009. Consistent with our pay-for-performance philosophy, a significant portion of our named executive officers’ compensation consists of performance-based incentive compensation, primarily in the form of long-term equity awards in 2009.

Target Compensation

Relative to our peer companies, we look at three elements of compensation:

•	Base salary;

•	Total cash compensation (base salary plus short-term cash incentive awards); and

•	Long-term equity-based incentive awards.

In general, compensation is targeted to be within a competitive range around the following percentiles as compared to the Fiscal 2009 Peer Companies (or for fiscal 2010, the Fiscal 2010 Peer Companies):

Elements of Compensation	2009 Target	2009 Target Range	2010 Target	2010 Target Range

Base salary	50th percentile	+/- 10% of target percentile	50th percentile	+/- 10% of target percentile

Total cash compensation	75th percentile with greater than 75th percentile for above plan performance	+/- 15% of target percentile	75th percentile with greater than 75th percentile for above plan performance	+/- 15% of target percentile

Long-term equity-based incentive awards	50th percentile	+/- 30% of the target percentile	50th percentile	+/- 30% of the target percentile

Since we target executive compensation within the competitive ranges shown above, references to targeted percentiles in this Compensation Discussion and Analysis actually are discussions of these targeted competitive ranges. In setting the compensation for a particular named executive officer, the Compensation Committee considers both individual and corporate factors, as well as market data with respect to similarly situated individuals at the applicable peer companies, in order to determine the appropriate level of compensation for each named executive officer. Consequently, if there are differences in the amount or type of compensation paid among the named executive officers, including the Chief Executive Officer, the differences are primarily due to a similar disparity among positions within the applicable peer companies generally, as well as other factors such as a named executive officer’s tenure, experience, skills, knowledge, responsibilities and performance. These and other subjective factors may influence the Compensation Committee’s decision regarding the compensation level and package that is appropriate for a particular named executive officer. However, the weight given to these factors by the Compensation Committee cannot be quantified and is not determined under a formula. Further, the actual performance of the Company as compared to the applicable performance goals with respect to performance-based compensation may result in a compensation level and package above or below the target. For example, performance goals that are stretch goals and are especially challenging to achieve may result in below-target compensation (as was the case in 2009 with respect to short-term cash incentive awards, as described below).

For fiscal 2009 we targeted, and for fiscal 2010 we will continue to target, total cash compensation at the 75th percentile and, for performance above Polycom’s operating plan, at greater than the 75th percentile. The Compensation Committee believes that targeting higher total cash compensation rather than long-term equity-based incentive awards furthers the Compensation Committee’s compensation philosophy of “pay for performance.”

Non-GAAP Measures

Polycom uses GAAP revenue and non-GAAP measures of operating results, which are adjusted to exclude certain costs, expenses, gains and losses that management believes appropriate to enhance an overall understanding of Polycom’s past financial performance as well as Polycom’s future potential. Non-GAAP results are an indication of Polycom’s performance before gains, losses or other charges that are considered by management to be outside of Polycom’s core results and are excluded by management for purposes of internal budgets and making operating decisions. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for the planning and forecasting of future periods. As a result, the Compensation Committee also utilizes these non-GAAP measures as a means of measuring and rewarding executive performance, as appropriate. In fiscal 2009, non-GAAP exclusions included stock-based compensation expense, effect of stock-based compensation expense on warranty rates, impact to cost of sales from purchase accounting adjustments to inventory, acquisition-related costs, purchased in-process research and development costs, amortization and impairment of purchased intangibles, restructuring costs, litigation reserves and payments, gain (loss) on strategic investments, the severance, legal and other benefits due under a severance agreement with a former officer of the company, and income tax effect of the preceding adjustments. For short-term cash incentive awards and performance share measurement purposes, non-GAAP net income was adjusted to exclude the interest impact of stock repurchases.

Base Salary

Polycom provides base salary to its named executive officers and other employees to compensate them for services rendered on a day-to-day basis during the fiscal year. The Compensation Committee reviews Mr. Hagerty’s salary annually and makes recommendations to the independent members of the Board of Directors. The Compensation Committee typically reviews all other named executive officers’ salaries in the second quarter of the year in conjunction with Mr. Hagerty’s evaluation of their performance. Increases generally are awarded within the context of our overall annual merit increase budget before considering more specific individual and market competitive factors. The Compensation Committee does not apply specific formulas to determine increases.

For fiscal 2009, due to the then-current deteriorated conditions of the market and economy, the Compensation Committee did not adjust the base salaries of our executive officers, including the named executive officers. For fiscal 2010, the Compensation Committee intends to conduct a market review and consider adjustments to the base salaries of our executive officers, including the named executive officers, based on market conditions, competitive market data, and individual performance, which adjustments, if any, will take effect in the second half of 2010. The Compensation Committee generally believes that such annual market salary reviews and adjustments are necessary and appropriate in order to retain and compensate key employees for services performed on a day-to-day basis.

For fiscal 2009, each named executive officer’s respective 2009 base salary was within the 2009 target range, other than that of Messrs. Hagerty and Alissi, as follows:

Named Executive Officer	2009 Base Salary Level ($)	Low End of 50th Percentile Range ($)	High End of 50th Percentile Range ($)	Position in 50th Percentile Range
Robert C. Hagerty	650,000	696,364	842,600	Below
Michael R. Kourey	427,400	369,182	446,710	Within
Geno J. Alissi	341,700	271,909	329,010	Above
Sayed M. Darwish	349,000	329,091	398,200	Within
Andrew M. Miller (1)	400,000	—	—	—
Sunil K. Bhalla	392,000	334,273	404,470	Within

(1)	Mr. Miller was hired as an executive vice president and into an expanded global field operations role in July 2009; therefore, Radford’s October 2008 market data was not utilized in reviewing his base salary.

There was a reduction in the 2009 target range data for certain positions, as compared to the 2008 target range data, resulting in Mr. Alissi’s base salary falling above the 2009 target range.

Total Cash Compensation

Total cash compensation is the sum of an employee’s base salary and short-term cash incentive awards.

At the time that the Compensation Committee (and the independent members of the Board, in the case of the Chief Executive Officer) considered and set the 2009 total cash compensation for the Company’s executive officers, including its named executive officers, the total cash compensation targeted to be paid to each of the named executive officers, other than with respect to Messrs. Hagerty, Darwish and Bhalla, fell within the 2009 target range, based on the 75th percentile, as follows:

Named Executive Officer	2009 Base Salary ($)	Target 2009 Short-term Cash Incentive Award ($)	Target 2009 Total Cash Compensation ($)	Low End of 75th Percentile Range ($)	High End of 75th Percentile Range ($)	Position in 75th Percentile Range
Robert C. Hagerty (1)	650,000	780,000	1,430,000	1,645,304	2,175,915	Below
Michael R. Kourey	427,400	341,920	769,320	713,826	944,035	Within
Geno J. Alissi	341,700	239,190	580,890	547,826	724,500	Within
Sayed M. Darwish (2)	349,000	209,400	558,400	578,174	764,635	Below
Andrew M. Miller (3)	400,000	320,000	720,000	—	—	—
Sunil K. Bhalla (2)	392,000	274,400	666,400	689,217	911,490	Below

(1)	Mr. Hagerty’s total cash compensation fell well below the targeted range due to a combination of factors. When Mr. Hagerty’s base salary was initially set in 2008, the Compensation Committee recognized that Polycom was smaller than the median company (on the basis of revenues) within the fiscal 2008 peer companies and, therefore, set his base salary below the targeted range at such time. This result has been further impacted by the fact that, due to market conditions in 2009, no adjustments were made to Mr. Hagerty’s base salary and target bonus as a percentage of base salary for fiscal 2009.
(2)	Messrs. Darwish and Bhalla’s total cash compensation fell below the targeted range as a result of having made no adjustments with respect to each of their base salaries and target bonuses as a percentage of base salary for fiscal 2009 due to market conditions in 2009 that resulted in no annual merit salary increases for the fiscal year across the Company.
(3)	Due to his hire in July 2009, Mr. Miller’s target bonus opportunity was limited to the second half of fiscal 2009. However, in addition to his target bonus opportunity, Mr. Miller received a signing bonus of $250,000 in connection with his hire. His participation in the Management Bonus Plan at 80% target base salary (as indicated in the table above) included a guaranteed portion in the total amount of $120,000 for the third and fourth fiscal quarters in 2009. Mr. Miller was hired as an executive vice president and into an expanded global field operations role in July 2009; therefore, Radford’s October 2008 market data was not utilized in reviewing his target bonus opportunity.

For fiscal 2009, although the Compensation Committee targeted short-term cash incentive awards at the 75th percentile, the performance goals were structured so that payout at target would have required substantial overachievement of Polycom’s operating plan as approved by the Board of Directors. Achievement at 100% of Polycom’s operating plan would have yielded only a small portion of the target award.

Short-term Cash Incentive Awards

To focus each executive officer on the importance of achieving Polycom’s goals, a substantial portion of the officer’s potential annual compensation is in the form of short-term cash incentive pay that is tied to achievement of those goals. Accordingly, Polycom maintains two bonus programs under which executive officers are eligible to receive bonuses: the Performance Bonus Plan and the Management Bonus Plan.

Performance Bonus Plan.    The Company’s Performance Bonus Plan is intended to focus Polycom’s senior management on meeting and exceeding Polycom’s operating plan and maximizing Polycom’s delivery of rewards to its stockholders and employees. The Performance Bonus Plan was approved by Polycom’s stockholders in 2007 and is intended to permit the payment of bonus awards that qualify as performance-based compensation under Section 162(m) of the Code.

Under the Performance Bonus Plan, semi-annual bonuses (with quarterly progress payments and a partial holdback of payments until after the fiscal year end for retention purposes), are paid only if the performance goals set by the Compensation Committee at the beginning of the applicable performance period are achieved. In setting the performance goals, the Compensation Committee assesses the anticipated difficulty and relative importance to the success of Polycom of achieving the performance goals. Accordingly, the actual awards (if any) payable for any given fiscal year will vary depending on the extent to which actual performance meets, exceeds or falls short of the goals approved by the Compensation Committee. The Compensation Committee has the discretion to determine whether a bonus will be paid in the event an executive terminates employment before the bonus is scheduled to be paid. In addition, the Compensation Committee has discretion to decrease (but not increase) the bonuses that otherwise would be paid under the Performance Bonus Plan based on actual performance versus the specified goals.

2009 Performance Bonus Plan.    For fiscal 2009, the Compensation Committee determined that seven executive officers would participate in the Performance Bonus Plan, including our named executive officers other than Mr. Miller, who joined Polycom in July 2009. One executive officer subsequently ceased participation due to employment termination in early 2009. The Compensation Committee approved a bonus model with two six-month performance periods, beginning on each of January 1, 2009, and July 1, 2009. The extent to which awards became payable at the end of each six-month performance period depended upon actual performance as compared to the targets set forth in Polycom’s operating plan for the applicable performance period and the applicable performance goals. Each employee’s target bonus amount, including the target bonus amounts of each named executive officer, were allocated equally among the two performance periods. The plan provides for quarterly progress payments equal to 50% of the bonus earned up to the 100% achievement level for the quarterly results. For retention purposes, there were not any payments for overachievement of plan until the year-end payment was calculated, subject to the employee remaining employed through the date payment was made.

The Compensation Committee believed that a semi-annual bonus plan would provide incentives that drive achievement of the fiscal 2009 operating plan, but also would maintain flexibility to set performance goals for the second half of the year based on the market conditions at that time if necessary and appropriate. This semi-annual plan design was intended to ensure that the goals remained challenging but were not unrealistic. The Compensation Committee believed that this flexibility would help ensure that Polycom’s management team remained motivated throughout an unpredictable year.

The Compensation Committee sought to set the performance goals and weightings of such goals so as to optimally align each executive officer’s goals and compensation potential with his or her role at Polycom and in light of internal equity considerations. These performance goals were measured against the corresponding target amount in Polycom’s 2009 operating plan over two six-month performance periods covering the first and second halves of 2009. These comparisons yielded an achievement percentage for each of the applicable performance goals, which were then further compared to a pre-determined matrix that yielded a specific percentage of the participating named executive officer’s target bonus amount. The fiscal 2009 performance goals and relative weighting of each goal for the participating named executive officers were:

Named Executive Officer	Percentage of Award	First Half Fiscal 2009 Performance Goals	Second Half Fiscal 2009 Performance Goals (3)
Robert C. Hagerty	100%	Revenue growth percent and non-GAAP net income percent	Revenue and non-GAAP net income percent

Michael R. Kourey	100%	Revenue growth percent and non-GAAP net income percent	Revenue and non-GAAP net income percent

Geno J. Alissi	50%	Revenue growth percent and non-GAAP operating income percent	Revenue and non-GAAP operating income percent

	50%	Global services division revenue growth percent and non-GAAP operating income percent (1)	Global services division revenue and non-GAAP operating income percent (1) (2)

Sayed M. Darwish	100%	Revenue growth percent and non-GAAP operating income percent	Revenue and non-GAAP operating income percent

Sunil K. Bhalla	50%	Revenue growth percent and non-GAAP operating income percent	Revenue and non-GAAP operating income percent

	50%	Voice communications solutions division revenue growth percent and non-GAAP operating income percent (1)	Voice communications solutions division revenue and non-GAAP operating income percent (1)

(1)	Divisional non-GAAP operating income percent is the division’s contribution margin percent. The division’s contribution margin percent is defined as division revenue less the related costs of sales, direct marketing and direct engineering expenses as a percentage of division revenue.
(2)	The Compensation Committee adjusted Mr. Alissi’s performance goal with respect to the second six-month performance period to reflect an internal reorganization of certain functions from the services division to the video solutions division.
(3)	The performance goals for the second half of 2009 were adjusted to measure revenue rather than revenue growth percent to coincide with the method used to derive the bonus performance matrix for the second half of 2009.

The actual award (if any) payable for fiscal 2009 depended on the extent that actual performance met, exceeded or fell short of the pre-approved performance goals. The following table describes actual awards paid to our named executive officers participating under the Performance Bonus Plan for fiscal 2009 based on the achievement of the performance goals set forth above:

Named Executive Officer	2009 Eligible Earned Base Salary ($)	Target 2009 Award as Percentage of Base Salary (%)	Target First Half 2009 Potential Award Range as Percentage of Target (%) (1)	Target Second Half 2009 Potential Award Range as Percentage of Target (%) (1)	Actual 2009 Award ($)	Actual Total 2009 Award as Percentage of Base Salary (%)
Robert C. Hagerty	650,000	120	0 to 175	0 to 185	—	—
Michael R. Kourey	427,400	80	0 to 175	0 to 185	—	—
Geno J. Alissi (2)	341,700	70	0 to 175	0 to 185	29,300	9
Sayed M. Darwish	349,000	60	0 to 175	0 to 185	—	—
Sunil K. Bhalla (3)	392,000	70	0 to 175	0 to 185	2,230	1

(1)	No bonus was payable if a minimum of 100% achievement of each applicable performance goal was not met. Each individual performance goal was measured separately.
(2)	Mr. Alissi earned $14,949 in the first half of fiscal 2009 and $14,351 in the second half of fiscal 2009. The Compensation Committee adjusted Mr. Alissi’s performance goal with respect to the second six-month performance period to reflect an internal reorganization of certain functions from the services division to the video solutions division.
(3)	Mr. Bhalla earned $2,230 in the second half of fiscal 2009.

For the first and second half-year performance periods during fiscal 2009, Polycom’s revenue growth percent and revenue did not meet the targeted goals, and its non-GAAP net and operating income percent also did not meet the targeted goals. This resulted in no bonuses becoming payable to Messrs. Hagerty, Kourey, and Darwish under the Performance Bonus Plan. At the end of the first quarter of 2009, the global services division results yielded a 106% bonus for attainment of global services division revenue growth percent and non-GAAP operating income percent objectives at the end of the first fiscal quarter, for which Mr. Alissi was paid a one-half progress payment up to 100% attainment pursuant to the terms of the Performance Bonus Plan (as reflected in the table above), but at the end of the first half of fiscal 2009, Polycom’s global services division revenue growth percent and non-GAAP operating income percent objectives did not ultimately meet the targeted goals, resulting in no additional bonus payment to Mr. Alissi. For the second half of 2009, Polycom achieved the global services division revenue objective at 107% of target and the global services division non-GAAP operating income percent objective at 104% of target. This resulted in a second half 2009 bonus to Mr. Alissi under the Performance Bonus Plan as described in the table above. Polycom did not meet the voice communications solutions division revenue growth percent and non-GAAP operating income percent objectives for the first half of 2009. For the second half of 2009, Polycom’s voice communications solutions division revenue and non-GAAP operating income percent objectives yielded a 13% bonus at the end of the third quarter of 2009, for which Mr. Bhalla was paid a one-half progress payment pursuant to the terms of the Performance Bonus Plan (as reflected in the table above), but at the end of the second half of fiscal 2009, Polycom’s voice communications solutions division did not ultimately meet the targeted goals, resulting in no additional bonus payment to Mr. Bhalla. As a result, at the completion of the 2009 fiscal year, based upon Polycom’s fiscal 2009 performance and performance goals that were structured so that payment of target would have required substantial overachievement of Polycom’s operating plan, the total cash compensation actually received by each of the named executive officers fell significantly below the 2009 target range based on the 75th percentile.

2010 Performance Bonus Plan.    Due to the continued uncertainty and unpredictability of market and economic conditions into fiscal 2010, the Compensation Committee has set no performance bonuses or targets under the Performance Bonus Plan for fiscal 2010. The Compensation Committee intends to establish a performance bonus for the second half of fiscal 2010. Consequently, any bonus under the Performance Bonus Plan will apply only for the performance period or periods beginning with Polycom’s third fiscal quarter in 2010.

Management Bonus Plan.    Polycom also maintains the Management Bonus Plan, which is an incentive bonus program for directors, vice presidents and above, and selected managers who are not participants in the Performance Bonus Plan. The Management Bonus Plan is designed to provide incentives to, and reward the efforts of, senior employees in maximizing the short- and long-term financial performance of the business; however, awards under the Management Bonus Plan are not intended to qualify as performance-based compensation under Section 162(m) of the Code.

For fiscal 2009, Mr. Miller was the only named executive officer who participated in the Management Bonus Plan. Mr. Miller’s performance goal under the Management Bonus Plan was:

Named Executive Officer	Percentage of Award (%)	Second Half Fiscal 2009 Performance Goals
Andrew M. Miller	50	Revenue and non-GAAP operating income percent
	50	Worldwide revenue and contribution margin

Mr. Miller was hired in July 2009 and, therefore, was not eligible to receive a bonus with respect to the first half of fiscal 2009. During the second half of fiscal 2009, Polycom’s revenue and non-GAAP operating income percent and worldwide revenue and contribution margin fell short of the targeted goals. However, in connection with Mr. Miller’s hire, the performance bonus for the second half of fiscal 2009 was guaranteed with respect to at least 100% of the target percentage of his base salary for the third quarter of fiscal 2009 and at least 50% of the target percentage of his base salary for the fourth quarter of fiscal 2009. The following table describes the actual awards paid to Mr. Miller under the Management Bonus Plan for fiscal 2009 based on the terms set forth above:

Named Executive Officer	2009 Eligible Earned Base Salary ($) (1)	Target 2009 Award as Percentage of Base Salary (%)	Potential Award Range as Percentage of Target (%) (2)	Actual 2009 Award ($) (2)	Actual Total 2009 Award as Percentage of Base Salary (%) (2)
Andrew M. Miller	200,000	80	75 to 185	120,000	60

(1)	Based on Mr. Miller’s employment start date in July 2009.
(2)	This takes into account the guaranteed amounts for Mr. Miller included as part of his new hire offer, as described above.

For fiscal 2010, Mr. Miller will participate in the Performance Bonus Plan.

Difficulty in Achieving Performance Targets under the Performance Bonus Plan and Management Bonus Plan.    Achievement of the performance goals under the Performance Bonus Plan and Management Bonus Plan is measured against targets set forth in Polycom’s operating plan, which is developed by management and approved by the Board of Directors after significant review and discussion. The operating plan is designed to encourage the growth and development of Polycom and therefore is intentionally challenging and expected to be achieved by management and Polycom as a whole only with significant effort and skill. As the performance goals and target levels set by the Compensation Committee are based on Polycom’s operating plan, the difficulty in achieving the performance goals at the target levels reflects the inherent difficulty in achieving the goals and objectives set forth in the operating plan. Further, as discussed above, bonuses for 2009 would be payable at target levels only upon substantial overachievement of the performance goals in Polycom’s operating plan.

At the time the performance goals and target levels were set for the executive officers, the Compensation Committee believed that the target levels would be difficult to achieve and that maximum payouts were unlikely to be achieved. Achievement of a maximum payout would require substantial efforts by the executive officer and very high levels of company performance that historically have not been attained. For example, in each of fiscal years 2007, 2008 and 2009, the Compensation Committee set challenging goals that would be difficult to achieve. The following table sets forth prior year payouts of cash incentive compensation received by Polycom’s named executive officers (at such time) as a percentage of their target bonus amounts based upon actual earnings:

Fiscal Year	Range of Cash Incentive Payouts
2007	74% to 101%
2008	25% to 80%(1)
2009	0% to 12.2%(2)

(1)	Includes discretionary bonus payments made to named executive officers.
(2)	Excludes Mr. Miller’s guaranteed bonus under the Management Bonus Plan.

New Hire Bonus.    In connection with his hire in July 2009, Mr. Miller received a signing bonus during fiscal 2009 in the amount of $250,000. Under the terms of Mr. Miller’s offer letter, the bonus is subject to full repayment if Mr. Miller voluntarily terminates employment within one year of his hire date, or is subject to one-half repayment if Mr. Miller voluntarily terminates employment between the first and second anniversaries of his hire date. (Such termination does not include a termination resulting from death or disability or for good reason.) See the 2009 Summary Compensation Table on page 57 with respect to compensation Mr. Miller was entitled to receive under his offer letter during fiscal 2009.

Long-Term, Equity-Based Incentive Awards

The goal of Polycom’s long-term equity-based incentive program is to better align the interests of executive officers with Polycom’s stockholders. The Compensation Committee determines the size of long-term, equity-based incentives based on each executive’s position within Polycom and seeks to set a level that will create a meaningful opportunity for stock ownership. In addition, the Compensation Committee takes into account an individual’s recent performance, his or her potential for future responsibility and promotion, the number and value of unvested equity awards already held by each individual and comparable awards made to individuals in similar positions with the Fiscal 2009 Peer Companies (or, for fiscal 2010, the Fiscal 2010 Peer Companies). The relative weight given to each of these factors varies among individuals at the Compensation Committee’s discretion.

In reviewing and analyzing the awards made to similarly situated executives at the Fiscal 2009 Peer Companies (or, for fiscal 2010, the Fiscal 2010 Peer Companies), the Compensation Committee, with the assistance of its compensation consultant, compared:

•	The number of option equivalents subject to awards granted to an individual in a given role or position (or for 2010, annual long-term incentive values of awards to such individuals);

•

The value of the grant using a Black-Scholes valuation for options and the grant date value for full value equity awards for each role or position as compared to the value of the grants at the peer companies for each role or position, using a value that is consistent with FASB ASC Topic 718 (“ASC 718”);

•

The number of shares granted as a percent of Polycom’s total shares outstanding for each role or position compared to the number of shares granted as a percent of the peer companies’ total common shares outstanding for each role or position; and

•	The individual’s vested and unvested equity positions.

On a total Company basis, when appropriate, the Compensation Committee also analyzes:

•	The number of shares used by the peer companies during the year with respect to new equity awards (i.e., burn rates);

•	The number of shares subject to outstanding equity awards relative to the total number of shares issued and outstanding (i.e., issued equity overhang); and

•	The number of shares subject to outstanding equity awards and available for future grants relative to the total number of shares issued and outstanding (i.e., total equity overhang).

We believe these comparisons provide important additional context for comparing the competitive level of our equity based compensation practices versus the market.

Equity Award Practices

Equity-based awards are granted to our employees, including executive officers, under Polycom’s 2004 Equity Incentive Plan. All equity awards are approved by the Compensation Committee on the grant date, and all option grants have a per share exercise price equal to the fair market value of Polycom’s common stock on the grant date. The Compensation Committee has not delegated authority to grant stock options and other equity awards under Polycom’s 2004 Equity Incentive Plan; therefore, the authority to grant equity awards currently resides solely with the Compensation Committee.

The Compensation Committee historically has not had, and does not intend to establish, any program, plan or practice of timing the grant of equity awards to its executive officers in coordination with the release of material non-public information that is likely to result in either an increase or decrease in the price of Polycom common stock. In addition, to the extent Polycom’s stock price immediately increases following the grant of equity awards, recipients will not realize the full value of such increase given that full value equity awards typically vest over a two- or three- year period (with the use of one-year awards as deemed appropriate in certain instances), and options typically vest over a four-year period.

Stock Awards

In January and February 2009, the Compensation Committee determined, with the assistance of Radford, after considering a number of factors, including the retentive value of outstanding long-term, equity-based incentive awards held by Polycom employees (including the named executive officers), trends regarding long-term, equity-based incentive awards, and alternative performance measures that will appropriately reflect Polycom’s long-term shareholder objectives, that for fiscal 2009 it was in the best interests of Polycom and its stockholders to grant a combination of performance shares and time-based restricted stock units to director-level employees and above. For fiscal 2010, the Compensation Committee has granted and expects to continue the practice of granting a combination of performance shares and time-based restricted stock units to director-level employees and above.

During fiscal 2009, Polycom implemented an option exchange program that was approved by our stockholders at Polycom’s 2009 Annual Meeting of Stockholders. The deteriorated conditions of the global economy and markets had resulted in a substantial decline in our stock price, causing many stock options granted under our equity plans to have exercise prices significantly higher than the then-current price of Polycom’s common stock (“underwater”). To address concerns regarding retention and motivation among employees holding underwater options, the option exchange program permitted eligible employees to cancel certain underwater options in exchange for restricted stock unit awards that had a fair value approximately the same or less than the exchanged options. However, our then-current named executive officers were not eligible to participate in the option exchange program.

In fiscal 2010, at the 2010 Annual Meeting, stockholders are being asked to approve our amended and restated 2004 Equity Incentive Plan primarily to expand the set of performance goals and increase flexibility in setting the performance periods that the Compensation Committee may use in granting awards intended to constitute “performance-based compensation” under Section 162(m) of the Code.

2009 Equity Awards

For fiscal 2009, the Compensation Committee (and the independent members of the Board, in the case of the Chief Executive Officer) granted a combination of performance shares and time-based restricted stock units to our named executive officers (as well as options to Mr. Miller in connection with his hire in July 2009). The Compensation Committee determined that it would be in the best interests of Polycom and its stockholders to grant a combination of equity awards that vest on the basis of performance and/or time after considering competitive practice, Polycom’s retention needs, market uncertainties, and the appropriateness and necessity of rewarding key employees for continued dedication and loyalty during uncertain economic times. Similar to other companies, Polycom had been impacted by the volatility in the financial and stock markets and decreased consumer confidence during fiscal 2009, as well as other macroeconomic factors, making it more difficult to achieve performance goals established under different circumstances notwithstanding the substantial efforts of our executive officers. The Compensation Committee thus determined that a combination of time-based and performance-based equity awards would reward our executive officers for their continued dedication and efforts while motivating them to further Polycom’s growth and development during uncertain economic times.

The restricted stock units were scheduled to vest in three equal, annual installments on each of the first, second and third anniversaries of the date the restricted stock unit award was granted, subject to continued employment through each vesting date. The performance shares would become eligible to vest based upon achievement of targets in total shareholder return as measured against the Russell 2000 Index during three successive, one-year performance periods beginning on January 1, 2009, and continuing through 2011, subject to continued employment through each vesting date. The target number of performance shares were allocated equally among the three performance periods and the number of performance shares in which the recipient ultimately would be entitled to vest ranged from 0% to 200% of the target number of performance shares allocated to each performance period. If the performance criteria are not met in a particular period, the portion of the performance shares allocated to such period would be permanently forfeited. In addition, Mr. Miller received certain performance shares and restricted stock units in connection with his hire subject to different terms and conditions as described further below.

The value at the time of grant of all target performance share awards granted to the named executive officers in 2009, and the resulting position of such awards as compared to the 50th percentile range of the Fiscal 2009 Peer Companies (other than for Mr. Miller), is shown in the table below. The equity awards granted to Messrs. Hagerty, Kourey, Alissi, Darwish and Bhalla were within the 2009 target range. Although a key objective of our compensation philosophy is to provide a competitive compensation program, the Compensation Committee also seeks to ensure that our compensation program is internally consistent and equitable.

Named Executive Officer	Target 2009 Performance Share Award (#)	2009 Restricted Stock Unit Award (#)	Target 2009 Performance Share and Restricted Stock Unit Award Value ($)		Low End of 50th Percentile Range ($)	High End of 50th Percentile Range ($)	Position in 50th Percentile Range
Robert C. Hagerty	77,500	77,500	2,077,000	(1)	1,785,846	3,018,080	Within
Michael R. Kourey	22,500	22,500	603,000	(1)	468,385	791,570	Within
Geno J. Alissi	15,000	15,000	402,000	(1)	311,385	526,240	Within
Sayed M. Darwish	20,000	20,000	536,000	(1)	392,615	663,520	Within
Andrew M. Miller (2)	165,000	50,000	5,071,850	(3)	—	—	—
Sunil K. Bhalla	15,000	15,000	402,000	(1)	383,615	648,310	Within

(1)	On February 20, 2009, the effective date of the named executive officers’ performance share and restricted stock unit award grants, the fair market value (or closing trading price) of Polycom’s common stock on NASDAQ was $13.40, which was used to calculate the value of the named executive officers’ performance shares and restricted stock unit awards.
(2)	The table reflects all awards granted to Mr. Miller during fiscal 2009, including those granted in connection with his hire. Mr. Miller was hired as an executive vice president and into an expanded global field operations role in July 2009; therefore, Radford’s October 2008 market data was not utilized in reviewing his awards. See “Fiscal 2009 New Hire Awards” below for further detail of these awards.
(3)	On August 4, 2009, the effective date of Mr. Miller’s awards, the fair market value (or closing trading price) of Polycom’s common stock on NASDAQ was $23.59, which was used to calculate the value of his performance shares and restricted stock unit awards.

At the end of the fiscal 2009 performance period, the Compensation Committee determined that Polycom’s total shareholder return for fiscal 2009 was at the 61st percentile as compared to the Russell 2000 Index, resulting in the vesting of 122% of the target number of the first one-third of the performance shares granted in 2009. The number of shares that vested in February 2010 (other than for Mr. Miller, whose first vesting and payout for this award is scheduled to occur on August 4, 2010) were as follows:

Named Executive Officer	Number of Performance Shares
Robert C. Hagerty	31,516
Michael R. Kourey	9,150
Geno J. Alissi	6,100
Sayed M. Darwish	8,132
Andrew M. Miller	16,266
Sunil K. Bhalla	6,100

Fiscal 2009 New Hire Awards.    During fiscal 2009, Mr. Miller received a combination of performance shares, time-based restricted stock units and options in connection with his hire in July 2009. Based on Mr. Miller’s role as executive vice president, his high-level responsibilities at Polycom, and his qualifications, the Compensation Committee determined that it would be appropriate to offer Mr. Miller the compensation package that included these equity awards. While Mr. Miller’s base salary and target total cash compensation were generally in line with the targeted percentile ranges for a sales executive as compared to the Fiscal 2009 Peer Companies, the Compensation Committee decided to grant Mr. Miller equity awards at a higher level than the targeted percentile range for long-term incentives for a sales executive based on a number of factors. The Compensation Committee considered the importance of the expanded role for which Mr. Miller was being hired in leading Global Field Operations and the significance of the role in driving Polycom’s business strategy. The Compensation Committee also considered Mr. Miller as uniquely qualified to contribute to Polycom’s future delivery on its strategic initiatives through his experience as a 28-year technology industry and sales veteran with deep knowledge and a breadth of direct, industry-specific experience as the former chief executive officer of Tandberg and having served in other notable technology leadership roles, including at Cisco Systems and IPC Information Systems. The Compensation Committee set a large portion of the equity awards granted to Mr. Miller subject to the achievement of performance goals, which awards, at target levels, made the package attractive to recruit him from his then-current employer where he served as global president. The performance goals were specifically designed to drive key strategic objectives for the Company, and the Compensation Committee believed that Mr. Miller was uniquely positioned to deliver on such goals in his role. Further, in setting the size of the equity awards and the compensation package as a whole, the Compensation Committee considered the high level of difficulty in achieving the goals with respect to the performance-based awards. Accordingly, the Compensation Committee determined that the equity awards (and the compensation package as a whole) granted to Mr. Miller in connection with his hire, while significantly higher than the targeted 50th percentile range for a standard sales executive new hire award, were appropriate, particularly with the emphasis on performance-based compensation and with the majority of the full value awards requiring the achievement of challenging performance goals.

The following table summarizes the terms of the equity awards granted to Mr. Miller in connection with his hire:

Award	Number of Shares (1)	Performance/Vesting Criteria
Performance shares	50,000	Achievement of targets in market share of Polycom’s video and network solutions business during two successive fiscal year performance periods in 2010 and 2011 (with two measurement dates during each performance period), subject to continued employment through each vesting date

Performance shares	75,000	Achievement of targets in market share and revenue during three successive fiscal year performance periods in 2010 through 2012 (with two measurement dates during each performance period), subject to continued employment through each vesting date

Performance shares	40,000	Achievement of total shareholder return, as described above with respect to the other named executive officers

Restricted stock units	40,000	Vesting subject to continued employment (2)

Restricted stock units	10,000	Vesting subject to continued employment (3)

Options	100,000	Vesting subject to continued employment (4)

(1)	Performance shares are shown at target number of shares.
(2)	Scheduled to vest in three equal, annual installments on each of the first, second and third anniversaries of the date the restricted stock unit award was granted, subject to continued employment through each vesting date.
(3)	Scheduled to vest on the third anniversary of the award’s grant date, subject to earlier vesting upon Mr. Miller’s relocation no later than the end of 2010.
(4)	Scheduled to vest as to 25% of the shares on July 1, 2010, and monthly thereafter over the next 36 months, subject to continued employment through each vesting date.

2010 Equity Awards

For fiscal 2010, the Compensation Committee, with the assistance of Radford, reviewed Polycom’s long-term, equity-based incentive program including the competitive position of the outstanding equity positions held by Polycom’s named executive officers. Radford concluded that a majority of the equity held by Messrs. Hagerty, Kourey and Alissi is vested and that with the exception of Mr. Miller, each executive officers’ unvested equity awards have a value of less than two times the market median annual long-term incentive awards of the Fiscal 2010 Peer Companies based on the then-current 30-day trading average of Polycom’s stock, presenting a potential retention risk for Polycom.

After considering Radford’s recommendations, Polycom’s retention concerns, and each named executive officer’s competitiveness relative to the market, individual performance for fiscal 2009 and expected future contribution, the Compensation Committee (and the independent members of the Board, in the case of the Chief Executive Officer) approved the following equity grants to the named executive officers:

Named Executive Officer	2010 Restricted Stock Unit Award (#)	Target 2010 Performance Share Award (Total Shareholder Return) (#)	Target 2010 Performance Share Award (Gross Margin Dollars) (#)	2010 Restricted Stock Unit and Target Performance Share Awards Value ($) (1)	Low End of 50th Percentile Range ($)	High End of 50th Percentile Range ($)	Position in 50th Percentile Range
Robert C. Hagerty	45,000	45,000	20,000	2,501,400	2,641,000	4,463,290	Below
Michael R. Kourey	17,500	17,500	13,000	1,091,520	514,769	869,960	Above
Geno J. Alissi	14,000	14,000	11,000	886,860	427,769	722,930	Above
Sayed M. Darwish	14,000	14,000	10,000	864,120	470,462	795,080	Above
Andrew M. Miller	17,500	17,500	2,000	841,380	673,154	1,137,630	Within
Sunil K. Bhalla (2)	—	—	—	—	—	—	—

(1)	On February 4, 2010, the effective date of the named executive officers’ performance share and restricted stock unit award grants, the fair market value (or closing trading price) of Polycom’s common stock on NASDAQ was $22.74, which was used to calculate the value of the named executive officers’ awards.
(2)	Mr. Bhalla was no longer an executive officer as of November 2009 and terminated employment in early 2010. Therefore, he did not receive equity awards for fiscal 2010.

As indicated in the table above, the Compensation Committee granted a combination of performance shares and time-based restricted stock unit awards to our named executive officers (other than to Mr. Bhalla, who terminated employment in early 2010). As in fiscal 2009, the Compensation Committee determined that for fiscal 2010, it would be in the best interests of Polycom and its stockholders to grant a combination of equity awards that vest on the basis of performance and/or time after considering competitive practice, Polycom’s retention needs and the appropriateness and necessity of rewarding key employees for continued dedication and loyalty given the persisting uncertainty and unpredictability in the market and economy.

The restricted stock units are scheduled to vest in three (3) equal, annual installments on each of the first, second and third anniversaries of the date the restricted stock unit award was granted, subject to continued employment with Polycom through each vesting date.

The performance shares (indicated as “Total Shareholder Return” in the table above) will vest based upon achievement of targets in total shareholder return during three successive, one-year performance periods beginning on January 1, 2010, and continuing through 2012, subject to continued employment through each vesting date. The target number of performance shares will be allocated equally among the three performance periods and the number of performance shares in which the recipient ultimately will be entitled to vest will range from 0% to 200% of the target number of performance shares allocated to each performance period. If the performance criteria are not met in a particular period, the portion of the performance shares allocated to such period will be permanently forfeited.

As in fiscal 2009, for the fiscal 2010, our total shareholder return for each performance period will be measured against the Russell 2000 Index. The Compensation Committee determined that the Russell 2000 Index continues to be an appropriate index to use given that this index includes similarly-sized companies, including the Company and other companies comparable to the Company in terms of market capitalization, and is well-represented by technology companies. The award level, award criteria, and target number of performance shares that will vest based on achievement of the total shareholder return objective are as follows:

Award Level	Award Criteria	Target Number of Performance Shares That Will Vest
Minimum Award	Total shareholder return equals the 25th percentile of the Russell 2000 Index (1)	Fifty percent (50%) of the target number of performance shares
Median Award	Total shareholder return equals the 50th percentile of the Russell 2000 Index (2)	One hundred percent (100%) of the target number of performance shares
Maximum Award	Total shareholder return equals the equals or exceeds the top percentile of the Russell 2000 Index	Two hundred percent (200%) of the target number of performance shares

(1)

If total shareholder return is below the 25th percentile of the Russell 2000 Index, no vesting of the target number of performance shares will occur. For each additional percentile above the 25th percentile up to the 50th percentile, an additional two percent (2%) of the target number of performance shares becomes vested until reaching the 50th percentile of the Russell 2000 Index.

(2)

If total shareholder return is above the 50th percentile of the Russell 2000 Index, an additional two percent (2%) of the target number of performance shares becomes vested for each additional percentile until reaching the top percentile of the Russell 2000 Index.

Further, due to retention concerns and other factors described above, the Compensation Committee approved additional performance share awards for certain of Polycom’s executive officers, including Messrs. Hagerty, Kourey, Alissi, Darwish and Miller, indicated as “Gross Margin Dollars” in the table above. These additional performance share awards, which the Compensation Committee believed achieved its objectives of retaining these key executives while also designed to pay out only upon the achievement of strategically important financial measures, resulted in Messrs. Kourey, Alissi and Darwish receiving grants above the targeted percentile range. The equity awards to Mr. Hagerty were below the market range. However, the Compensation Committee determined that the equity awards to be granted to Mr. Hagerty was appropriate after taking into consideration Polycom’s relative size in terms of revenues as compared to the Fiscal 2010 Peer Companies.

These awards will vest upon achievement of the gross margin dollars target over a one-year performance period during fiscal 2010, subject to continued employment through such vesting date. The number of performance shares in which the recipient ultimately will be entitled to vest will range from 0% to 200% of the target number of performance shares. The achievement of gross margin dollars will be compared to the gross margin dollars target in Polycom’s operating plan for fiscal 2010. The Compensation Committee believes that this measure is appropriate because achieving our gross margin dollars targets represents an important strategic focus for the Company and its stockholders as it is critical to increasing the Company’s future profitability and funding the Company’s core strategic initiatives. The award level, award criteria and target number of shares that will vest based on achievement of the gross margin dollars objective are as follows:

Award Level	Award Criteria	Target Number of Performance Shares That Will Vest
Minimum Award	Gross margin dollars is achieved at 50% of target under the operating plan (1)	Fifty percent (50%) of the target number of performance shares
Target Award	Gross margin dollars is achieved at 100% of target under the operating plan (2)	One hundred percent (100%) of the target number of performance shares
Maximum Award	Gross margin dollars is achieved at 125% or greater of target under the operating plan	Two hundred percent (200%) of the target number of performance shares

(1)	If gross margin dollars is below 50% of the target under the operating plan, no vesting of the performance shares will occur. For each additional percentage of gross margin dollars achieved against the operating plan above fifty percent (50%), an additional one percent (1%) of the target number of performance shares becomes vested until gross margin dollars reaches 100% of target under the operating plan.
(2)	If gross margin dollars is above 100% of target under the operating plan, an additional four percent (4%) of the target number of performance shares becomes vested for each additional percentile until reaching 125% of the target under the operating plan.

Difficulty in Achieving Performance Targets under the Performance Share Awards

For fiscal 2010, the Compensation Committee set performance goals and target levels based on achievement of total shareholder return as compared to the Russell 2000 Index. It is expected that the performance targets will continue to be challenging because they will require the delivery of growth in 2010, in which indicators show improving market conditions but a continually changing competitive landscape and industry consolidation. As a point of reference, the performance shares awarded in 2009 that also measured achievement of total shareholder return for the fiscal year as compared to the Russell 2000 Index were achieved at 122% of the target award level; however, this may not be an accurate indicator of future performance.

With respect to the awards measuring achievement of gross margin dollars, the Compensation Committee set performance goals and target levels based on the goals and objectives set forth in Polycom’s operating plan. The operating plan is designed to encourage the growth and development of Polycom and is therefore intentionally challenging and expected to be achieved only with significant effort and skill. At the time the fiscal year 2010 performance goals and target levels were set for the gross margin dollars performance share awards granted to the named executive officers, the Compensation Committee believed that the target levels would be difficult to achieve and were unlikely to be achieved at the maximum level. Achievement of a maximum payout would require substantial efforts by the executive officer and very high levels of company performance that historically have not been attained. For example, in each of fiscal years 2006, 2007, and 2008 (in which years the Compensation Committee also awarded performance shares measuring performance (albeit in that instance, revenue and income performance) against the operating plan), the Compensation Committee set similarly challenging goals that would be difficult to achieve, with the maximum number of performance shares to be potentially earned upon achievement of performance goals set at 250% of the target number of performance shares awarded to the named executive officer. However, the actual performance shares earned upon achievement of the performance goals for fiscal years 2006, 2007, and 2008 are reflected in the following table:

Fiscal Year	Participants	Actual Achievement as Percentage of Target Number of Shares
2006	Mr. Hagerty and Mr. Kourey	128%
	Other Named Executive Officers (1)	113%

2007	Mr. Hagerty and Mr. Kourey	98%
	Other Named Executive Officers (1)	94%

2008	Mr. Hagerty and Mr. Kourey	0%
	Other Named Executive Officers (1)	0%

(1)	Reflects other participating named executive officers at such time.

With respect to the special incentive performance share awards granted to Mr. Miller, the 50,000 share award rewards progress toward the Company’s desired goal of becoming number one in video and network systems market share over each of two fiscal year performance periods by measuring revenue performance, for which Mr. Miller is directly responsible in his role as Executive Vice President, Global Field Operations. When setting the performance goals and target levels for this award, the Compensation Committee considered this goal to be a stretch goal and also strategically important to the Company, therefore worth rewarding if the targets are achieved. In light of current consolidation in this industry and increasing competition from larger companies, it is difficult to predict how challenging this award will be for Polycom to achieve.

The 75,000 share award to Mr. Miller rewards the achievement of market share percentage increases in the video and network systems product lines, in combination with the achievement of the Company’s revenue targets in the voice and services divisions, over three fiscal year performance periods. Although it is again difficult this award to predict how challenging this award will be for Polycom to achieve in light of current consolidation in this industry and increasing competition from larger companies, this award is somewhat more flexible than the 50,000 performance share award previously described in that it provides for an opportunity to catch-up in future performance periods if a target was missed in a prior performance period. When setting the performance goals and target levels for this award when hiring Mr. Miller, the Compensation Committee again considered these goals to be stretch goals and also strategically important to the Company, and for which Mr. Miller’s performance in his new role would be expected to directly impact the outcome, therefore again worth rewarding if achieved.

Executive Stock Ownership Guidelines

Periodically, the Compensation Committee reviews the compensation practices of Polycom’s peer companies including executive stock ownership policies. In fiscal 2009, the Compensation Committee engaged Radford to report on the executive stock ownership practices of Polycom’s peer companies. Based on the report, the Compensation Committee considered the peer companies’ practices, including that in fiscal 2009, a majority of Polycom’s peer companies had in place executive stock ownership guidelines. After reviewing Radford’s recommendations and taking into consideration corporate governance factors, the Compensation Committee made a recommendation, and the full Board approved, formal stock ownership guidelines for Polycom’s executive officers in early fiscal 2010. Pursuant to the guidelines, executive officers should have a minimum equity interest in the amount of 5,000 shares of Polycom’s stock, other than Polycom’s Chief Executive Officer who should have a minimum equity interest in the amount of 10,000 shares of Polycom’s stock. These minimums should be met by the later to occur of the fifth anniversary of the executive’s commencement of employment with the Company or February 4, 2015.

Termination and Change of Control Arrangements

One of the objectives of our compensation philosophy is to offer a total compensation program that takes into consideration the other compensation practices of our peer companies, including termination and change of control arrangements. Polycom has entered into a severance agreement with Mr. Hagerty, and change of control severance agreements with certain of Polycom’s senior executive officers, including Messrs. Hagerty, Kourey, Alissi, Darwish and Miller. Additionally, the Compensation Committee approved an Executive Severance Plan in February 2010, under which Messrs. Kourey, Alissi, Darwish and Miller are eligible to participate. Mr. Miller entered into a Severance Agreement with the Company in July 2009, upon his joining the Company, which has since expired in accordance with its terms since Mr. Miller did not relocate to the San Francisco, California, Bay Area on or before February 2010. Mr. Hagerty’s severance agreement generally provides for payment of compensation in the event of involuntary termination of employment other than for cause, death or disability, or his voluntary termination for good reason or if his employment is terminated under certain conditions in the event of a change of control of Polycom, including a termination without cause or for good reason following a change of control of Polycom. The Executive Severance Plan generally provides for the payment of compensation for the participating named executive officers in the event of involuntary termination of employment other than for cause, death or disability, or voluntary termination for good reason. Finally, the change of control severance agreements generally provide for the payment of compensation to Messrs. Hagerty, Kourey, Alissi, Darwish and Miller upon termination of employment under certain conditions in the event of a change of control, including a termination without cause or for good reason following a change of control of Polycom.

The various termination and change of control arrangements between Polycom and our executive officers are designed to meet the following objectives:

Arrangement	Objectives
Severance Agreement with Mr. Hagerty	The purpose of the severance agreement is to encourage Mr. Hagerty to remain with Polycom and to provide Mr. Hagerty with enhanced financial security in recognition of his past and future service with Polycom. We believe that providing such benefits is competitive relative to the severance protection provided to similarly situated individuals at the Fiscal 2009 Peer Companies (or for fiscal 2010, the Fiscal 2010 Peer Companies) and appropriate given that the benefits are subject to Mr. Hagerty’s entry into a release of claims in favor of Polycom and a non-solicitation provision for one year following termination of employment.

Arrangement	Objectives
Executive Severance Plan with Named Executive Officers other than Mr. Hagerty

The purpose of the Executive Severance Plan is to provide assurances of specified severance benefits to eligible employees of Polycom whose employment is subject to being involuntarily terminated other than for death, disability, or cause or voluntary termination for good reason. Polycom believes that it is imperative to provide such individuals with severance benefits upon certain terminations of employment, which Polycom recognizes can be triggered at any time, to (i) secure their continued dedication to their work, notwithstanding the possibility of a termination by Polycom, and (ii) provide such individuals with an incentive to continue employment with Polycom. We believe that the benefits under the Executive Severance Plan are competitive relative to the severance protection provided to similarly situated individuals at the Fiscal 2009 Peer Companies (or for fiscal 2010, the Fiscal 2010 Peer Companies) and appropriate given that the benefits are subject to the executive officer’s entry into a release of claims in favor of Polycom and non-solicitation and nondisparagement obligations, and in certain cases where enforceable non-competition obligations, for one year following termination of employment.

Change of Control Severance Agreements	It is expected that Polycom from time to time will consider the possibility of an acquisition by another company or other change of control. Polycom recognizes that such consideration can be a distraction to executive officers and can cause executive officers to consider alternative employment opportunities. Polycom believes that it is imperative to provide such individuals with severance benefits upon their termination of employment following a change of control to (i) secure their continued dedication and objectivity, notwithstanding the possibility, threat or occurrence of a change of control, (ii) provide such individuals with an incentive to continue employment and motivate them to maximize the value of Polycom upon a change of control for the benefit of its stockholders, and (iii) provide such individuals with enhanced financial security.

Other Arrangements	Certain executive officers reporting under Section 16 of the Exchange Act, including Messrs. Hagerty, Kourey, Alissi, Darwish and Miller are entitled to a twelve-month post-termination exercise period with respect to certain stock options in the event of (i) the involuntary termination of their employment without cause, (ii) the voluntary termination of their employment for good reason, or (iii) their retirement. The Compensation Committee believes that these arrangements are appropriate to help retain and motivate the executives and consistent with prevailing market practice. See “Potential Payments Upon Termination or Change of Control—Termination or Change of Control Arrangements” for more detail on these arrangements.

We believe the terms and payout levels of our termination and change of control arrangements are consistent with current market practices and competitively necessary to attract and retain qualified executives. To ensure that the severance and change of control agreements continue to remain consistent with our compensation philosophy and current market practices, the Compensation Committee periodically reviews the severance agreement and change of control severance agreements. However, these termination and change of control arrangements do not affect our decisions regarding other elements of compensation.

In late fiscal 2009, the Compensation Committee engaged Radford to conduct a review of arrangements entered into by the Fiscal 2010 Peer Companies with respect to severance benefits provided in the event of certain termination of an executive’s employment that occurs not in connection with a change of control. In its review, Radford focused on the prevalence of companies that provide protection for its executives upon an involuntary termination or resignation for good reason and the level of severance benefits provided upon such termination. Radford concluded that 70% of companies provide severance benefits upon an involuntary termination or resignation for good reason and that typically, the benefits that executives would receive included 12 months of base salary and bonus, continued benefits coverage for the same period and accelerated vesting of equity awards. After considering the results of Radford’s review and the retention and motivational considerations with respect to its senior executives, the Compensation Committee determined that it was in Polycom’s and its stockholders’ best interests to implement arrangements for Polycom’s executives that would provide severance benefits upon such termination of employment. Accordingly, in February 2010, the Compensation Committee approved the Executive Severance Plan and determined the eligible participants under the plan, which include Messrs. Kourey, Alissi, Darwish and Miller. As described in further detail in the section entitled “Potential Payments Upon Termination or Change of Control—Termination or Change of Control Arrangements,” the Executive Severance Plan provides for a lump sum severance payment equal to the participant’s base salary as then in effect plus target bonus in effect in the last fiscal year that ended prior to the termination date, continued health benefits for up to one year and outplacement assistance. The Executive Severance Plan does not provide for vesting acceleration of equity awards.

During fiscal 2009, the Compensation Committee also reviewed Mr. Hagerty’s agreement and determined that an amendment was necessary and appropriate to ensure that the agreement remained competitive and consistent with our compensation philosophy. The amendment to Mr. Hagerty’s severance agreement reflects certain recent changes to Section 162(m) of the Code and is intended to permit Polycom to continue to deduct certain compensation provided to Mr. Hagerty by structuring those benefits to constitute “performance-based compensation” within the meaning of Section 162(m) of the Code. Additionally, in early 2010, the Compensation Committee reviewed Mr. Hagerty’s severance agreement with respect to the non-competition obligation to which Mr. Hagerty would be subject if he became eligible to receive severance benefits under the agreement. Due to concerns regarding the enforceability of such obligation under applicable law, the Compensation Committee determined that it was in the best interests of Polycom and its stockholders to remove the provision from Mr. Hagerty’s severance agreement. The changes to Mr. Hagerty’s severance agreement also subsequently were approved by the independent members of the full Board.

The amendments to Mr. Hagerty’s severance agreement were entered into between Polycom and Mr. Hagerty in December 2009, with effect as of January 1, 2010, and again in February 2010. Mr. Hagerty’s severance agreement and the other arrangements discussed above are described in more detail in “Potential Payments Upon Termination or Change of Control—Termination or Change of Control Arrangements” on page 63.

Bhalla Severance Agreement

In November 2009, Mr. Bhalla and Polycom entered into a severance agreement under which Mr. Bhalla was no longer an executive officer of Polycom and it was agreed that, upon Mr. Bhalla’s termination from Polycom, Mr. Bhalla would be entitled to receive (1) severance in the amount of $326,667 (equivalent to approximately 10 months’ base salary), less applicable withholdings, payable in two installments; and (2) executive outplacement services for a period of twelve months, which were valued at approximately $9,500. In exchange for these benefits, Mr. Bhalla agreed to a provision prohibiting his solicitation of Polycom employees for a period of one year following the termination of his employment. Mr. Bhalla terminated his employment with Polycom at the end of February 2010 in accordance with the terms of this agreement.

Retirement Benefits under the 401(k) Plan, Executive Perquisites and Generally Available Benefit Programs

In connection with Mr. Miller’s hire in July 2009 and pursuant to his offer letter, Mr. Miller received reimbursement of relocation costs including travel to and from his then-current home in Colorado, a tax gross-up with respect to relocation benefits, and reimbursement of legal fees (up to a certain maximum amount of $18,250) and tax gross-up with respect to such fees. Relocation expenses are subject to repayment to Polycom in full if Mr. Miller voluntarily terminates employment within one year of his hire date, or as to one-half if Mr. Miller voluntarily terminates employment after one year but between the first and second anniversaries of his hire date. (Such termination does not include a termination resulting from death or disability or for good reason.)

In fiscal 2009, named executive officers were eligible to participate in Polycom’s employee stock purchase plan and the health and welfare programs that are generally available to other Company employees, including medical, dental, vision, life, short-term and long-term disability, employee assistance, flexible spending, and accidental death & dismemberment. In addition, Polycom reimbursed executive officers for the cost of tax preparation and advisory services, subject to a maximum of $10,000 for our Chief Executive Officer and Chief Financial Officer and $5,000 for all other executive officers.

Polycom also maintains a tax-qualified Polycom, Inc. 401(k) Plan (the “401(k) Plan”), which is broadly available to Polycom’s general employee population. Under the 401(k) Plan, all Company employees are eligible to receive matching contributions from Polycom. The matching contribution for the 2009 401(k) Plan year was 50% of the first 6% of compensation contributed by employees to the 401(k) Plan, up to a maximum per participating employee of $2,000. Polycom does not provide defined benefit pension plans or defined contribution retirement plans to its executive officers or other employees other than: (i) the 401(k) Plan or (ii) as required in certain countries other than the United States for legal or competitive reasons.

The 401(k) Plan and other generally available benefit programs allow Polycom to remain competitive, and Polycom believes that the availability of such benefit programs enhances employee loyalty and productivity. The benefit programs are primarily intended to provide all eligible employees with competitive and quality healthcare, financial protection for retirement and enhanced health and productivity. These benefit programs typically do not factor into decisions regarding executive compensation packages.

Accounting and Tax Considerations

Polycom generally takes into consideration the accounting and tax effect of each component of compensation when establishing the compensation programs, practices and packages offered to Polycom’s executive officers and aims to keep the compensation expense associated with such programs, practices and packages within reasonable levels and an established budget.

Compliance with Section 162(m) of the Internal Revenue Code

Under Section 162(m), Polycom generally receives a federal income tax deduction for compensation paid to our Chief Executive Officer and our three other most highly compensated named executive officers (other than our Chief Executive Officer and our Chief Financial Officer) only if the compensation is less than $1 million during any fiscal year or is “performance-based” under Section 162(m). Polycom generally structures a significant portion of the non-salary compensation paid to Polycom’s Chief Executive Officer and the three other most highly compensated named executive officers (other than our Chief Executive Officer and our Chief Financial Officer) as performance-based compensation. For example, cash compensation paid under the Performance Bonus Plan and performance shares granted under the 2004 Equity Incentive Plan to these individuals are intended to qualify as “performance-based” compensation under Section 162(m). We may from time to time pay compensation or grant equity awards to our executive officers, however, that may not be deductible when, for example, we believe that such compensation is appropriate and in the best interests of our stockholders, after taking into consideration changing business conditions and/or the executive officer’s performance. Time-based restricted stock units, for instance, are not qualified under Section 162(m).

Section 409A of the Internal Revenue Code

Section 409A imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A. Although Polycom does not maintain a traditional nonqualified deferred compensation plan, Section 409A does apply to certain severance arrangements and equity awards. Consequently, to assist in avoiding additional tax under Section 409A, Polycom has amended the severance arrangements described above and structured its equity awards in a manner intended to either avoid the application of Section 409A or, to the extent doing so is not possible, comply with the applicable Section 409A requirements.

Accounting for Stock-Based Compensation

Polycom accounts for stock-based awards in accordance with the requirements of ASC 718.

Compensation Committee Report

The Compensation Committee oversees Polycom’s compensation policies, plans and benefit programs. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors

Betsy S. Atkins (Chair)

David G. DeWalt

William A. Owens

Summary Compensation Table

The following table presents information concerning the total compensation of (i) our principal executive officer, (ii) our principal financial officer, (iii) our three most highly compensated executive officers, other than our principal executive officer and principal financial officer, who were serving as executive officers at the end of our fiscal year ended December 31, 2009, and (iv) a former executive officer for whom disclosure would have been provided pursuant to Item 402 of Regulation S-K but for the fact that the individual was not serving as an executive officer at the end of our fiscal year ended December 31, 2009 (our “named executive officers”). No disclosure is provided for 2007 or 2008 for those persons who were not named executive officers in 2007 and 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2) (3)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Robert C. Hagerty	2009	650,000	—	2,282,633	—	—	12,000	2,944,633
Chairman of the Board, Chief Executive Officer and President	2008 2007	643,750 575,000	— —	1,164,000 2,564,250	— 1,697,302	193,354 564,075	12,037 11,500	2,013,141 5,412,127

Michael R. Kourey	2009	427,400	—	662,700	—	—	12,000	1,102,100
Senior Vice President, Finance and Administration and Chief Financial Officer	2008 2007	420,733 399,700	97,722 —	471,800 1,453,075	— 330,643	84,035 274,474	12,000 11,500	1,086,290 2,469,392

Geno J. Alissi	2009	341,700	—	441,800	—	29,300	2,000	814,800
Senior Vice President and General Manager, Global Services	2008	336,700	38,014	353,850	—	150,892	2,000	881,456

Sayed M. Darwish	2009	349,000	—	606,512	—	—	2,000	957,512
Senior Vice President, Chief Administrative Officer, General Counsel and Secretary

Andrew M. Miller (6)	2009	200,000	370,000	5,325,715	829,574	—	26,480	6,751,769
Executive Vice President, Global Field Operations

Sunil K. Bhalla (7)	2009	392,000	—	441,800	—	2,230	338,167	1,174,197
Former Senior Vice President and General Manager, Voice Communications Solutions	2008 2007	385,333 364,967	63,504 —	471,800 1,453,075	— 330,643	69,260 162,045	2,000 1,500	991,897 2,312,230

(1)	For 2009, reflects a $250,000 sign-on bonus and a guaranteed bonus of $120,000 for Mr. Miller, in accordance with Mr. Miller’s offer of employment. For 2008, reflects discretionary bonuses awarded outside of the Performance Bonus Plan for fiscal 2008 performance, although such amounts were paid in fiscal 2009.
(2)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on February 19, 2010.

(3)	Includes both restricted stock unit and performance share awards. Amounts shown in the table reflect the target award level for performance shares, which we believe to be the probable outcome of a performance share award at the time the award is granted. If the outcomes for performance shares were achieved at the maximum award levels, the following values for stock awards would apply:

	2009		2008		2007
	Target (100%)	Maximum (200%)	Target (100%)	Maximum (250%)	Target (100%)	Maximum (250%)
Robert C. Hagerty	2,282,633	3,526,766	1,164,000	2,910,000	2,564,250	6,410,625
Michael R. Kourey	662,700	1,023,900	471,800	1,179,500	1,453,075	3,632,688
Geno J. Alissi	441,800	682,600	353,850	884,625	—	—
Sayed M. Darwish	606,512	927,578	—	—	—	—
Andrew M. Miller	5,325,715	6,523,179	—	—	—	—
Sunil K. Bhalla	441,800	682,600	471,800	1,179,500	1,453,075	3,632,688

These amounts do not necessarily correspond to the actual value that was or may be recognized by the named executive officers.

(4)	For 2009, reflects awards for two six-month performance periods under the Performance Bonus Plan. For 2008 and 2007, reflects awards for one twelve-month performance period under the Performance Bonus Plan.
(5)	For 2009, reflects (i) 401(k) matching contributions by Polycom of $2,000 for each named executive officer except Mr. Miller, (ii) reimbursement by Polycom of tax preparation services of $10,000 each for Mr. Hagerty and Mr. Kourey, (iii) reimbursement of $26,480 in legal fees in accordance with Mr. Miller’s offer letter and (iv) $326,667 of severance benefits payable to Mr. Bhalla as well as executive outplacement sevices for a period of 12 months, which are valued at approximately $9,500 pursuant to the Severance Agreement and Release, dated as of November 25, 2009, between Polycom and Mr. Bhalla (See “Severance Agreement with Sunil Bhalla,” below). For 2008, reflects (i) 401(k) matching contributions by Polycom of $2,000 for each named executive officer, (ii) reimbursement by Polycom of tax preparation services of $10,000 each for Mr. Hagerty and Mr. Kourey and (iii) a golf shop gift certificate of $37 (on a grossed up tax basis) for Mr. Hagerty. For 2007, reflects (i) 401(k) matching contributions by Polycom of $1,500 for each named executive officer, and (ii) reimbursement by Polycom of tax preparation services of $10,000 each for Mr. Hagerty and Mr. Kourey.
(6)	Mr. Miller joined Polycom in July 2009.
(7)	Mr. Bhalla was no longer an executive officer of Polycom as of November 2009 and terminated his employment with Polycom in February 2010.

Grants of Plan-Based Awards in 2009

The following table presents information concerning each grant of an award made to a named executive officer in fiscal 2009 under any plan.

	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#) (5)	All Other Option Awards: Number of Securities Underlying Options (#) (6)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($) (7)
Name			Target ($)	Maximum ($)	Target (#)	Maximum (#)
R. Hagerty	1/1/2009		390,000	682,500	—	—	—	—	—	—
	7/1/2009		390,000	721,500	—	—	—	—	—	—
	2/20/2009	(2)	—	—	77,500	155,000	—	—	—	1,244,133
	2/20/2009		—	—	—	—	77,500	—	—	1,038,500

M. Kourey	1/1/2009		170,960	299,180	—	—	—	—	—	—
	7/1/2009		170,960	316,276	—	—	—	—	—	—
	2/20/2009	(2)	—	—	22,500	45,000	—	—	—	361,200
	2/20/2009		—	—	—	—	22,500	—	—	301,500

G. Alissi	1/1/2009		119,595	209,291	—	—	—	—	—	—
	7/1/2009		119,595	221,251	—	—	—	—	—	—
	2/20/2009	(2)	—	—	15,000	30,000	—	—	—	240,800
	2/20/2009		—	—	—	—	15,000	—	—	201,000

S. Darwish	1/1/2009		104,700	183,225	—	—	—	—	—	—
	7/1/2009		104,700	193,695	—	—	—	—	—	—
	2/20/2009	(2)	—	—	20,000	40,000	—	—	—	321,065
	2/20/2009		—	—	—	—	20,000	—	—	268,000
	8/21/2009	(3)	—	—	—	—	5,777	—	—	17,447

A. Miller	7/1/2009		160,000	296,000	—	—	—	—	—	—
	8/4/2009	(2)	—	—	40,000	80,000	—	—	—	1,197,465
	8/4/2009	(4)	—	—	50,000	50,000	—	—	—	1,179,500
	8/4/2009	(4)	—	—	75,000	75,000	—	—	—	1,769,250
	8/4/2009		—	—	—	—	40,000	—	—	943,600
	8/4/2009		—	—	—	—	10,000	—	—	235,900
	8/4/2009		—	—	—	—	—	100,000	23.59	829,574

S. Bhalla	1/1/2009		137,200	240,100	—	—	—	—	—	—
	7/1/2009		137,200	253,820	—	—	—	—	—	—
	2/20/2009	(2)	—	—	15,000	30,000	—	—	—	240,800
	2/20/2009		—	—	—	—	15,000	—	—	201,000

(1)	Reflects target and maximum bonus amounts for fiscal 2009 performance for the first half (January 1, 2009 through June 30, 2009) and second half (July 1, 2009 through December 31, 2009) performance periods under the Performance Bonus Plan (except for Mr. Miller, who was on the Management Bonus Plan), as described in “Compensation Discussion and Analysis—Total Cash Compensation—Short-term Cash Incentive Awards.” There is no threshold payout amount. The actual bonus amounts were determined by the Compensation Committee in August 2009 and February 2010, respectively, and are reflected in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”

(2)	Reflects target and maximum number of standard performance share awards for fiscal 2009 performance granted under the 2004 Equity Incentive Plan, as described in “Compensation Discussion and Analysis—Long Term, Equity-Based Incentive Awards.” There is no threshold payout amount. See “Outstanding Equity Awards at 2009 Fiscal Year-End” for a further description of certain terms, including vesting schedules, relating to these awards. The actual number of shares to vest with respect to the first one-third tranche of the 2009 standard performance share awards was certified by the Compensation Committee in February 2010. The named executive officers received the following payout for their awards that vested in February 2010 (other than Mr. Miller whose first vesting and payout for this award is scheduled to occur on August 4, 2010), representing a payout of 122% of the target award level:

Name	Number of Shares Vesting
R. Hagerty	31,516
M. Kourey	9,150
G. Alissi	6,100
S. Darwish	8,132
A. Miller	16,266
S. Bhalla	6,100

(3)	Reflects restricted stock units granted under the 2004 Equity Incentive Plan, which were issued in exchange for an option to purchase 30,000 shares of Polycom’s common stock that was canceled pursuant to Polycom’s August 2009 option exchange program. Mr. Darwish was not a named executive officer at such time and, therefore, was eligible to participate in the program.
(4)	Reflects target and maximum number of Mr. Miller’s 50,000 target performance shares, which are subject to the achievement of targets in market share of Polycom’s video and network solutions businesses and of Mr. Miller’s 75,000 target performance shares, which are subject to the achievement of market share and revenue targets. These awards were granted under the 2004 Equity Incentive Plan, as described in “Compensation Discussion and Analysis—Long Term, Equity-Based Incentive Awards.” There is no threshold payout amount for these awards. See “Outstanding Equity Awards at 2009 Fiscal Year-End” for a further description of certain terms, including vesting schedules, relating to these awards.
(5)	Reflects restricted stock units granted under the 2004 Equity Incentive Plan. See “Outstanding Equity Awards at 2009 Fiscal Year-End” for a further description of certain terms, including vesting schedules, relating to these awards.
(6)	Reflects options granted under the 2004 Equity Incentive Plan. See “Outstanding Equity Awards at 2009 Fiscal Year-End” for a further description of certain terms, including vesting schedules, relating to these awards.
(7)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on February 19, 2010. These amounts do not necessarily correspond to the actual value that may be recognized by the named executive officers.

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table presents information concerning unexercised options and stock that has not vested for each named executive officer outstanding as of the end of fiscal 2009.

Name	Grant Date	Option Awards (1)					Stock Awards (2)
		Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Number of Unearned Shares or Units of Stock That Have Not Vested (#)		Market Value of Unearned Shares or Units of Stock That Have Not Vested ($) (3)
		Exercisable		Unexercisable
R. Hagerty	07/31/03	5,988		—	16.70	07/30/10
	07/31/03	139,412		—	16.70	07/30/10
	08/11/04	5,633		—	17.75	08/10/11
	08/11/04	194,367		—	17.75	08/10/11
	08/02/05	200,000		—	16.80	08/02/12
	02/21/07	109,083		44,917	34.19	02/21/14
	02/21/07	—		—	—	—	24,525	(4)	612,389	—		—
	02/21/07	—		—	—	—	—		—	8,334	(5)	208,100
	02/20/09	—		—	—	—	31,516	(6)	786,955	103,334	(6)	2,580,250
	02/20/09	—		—	—	—	77,500	(6)	1,935,175	—		—

M. Kourey	09/11/00	3,990		—	50.13	09/10/10
	09/11/00	46,010		—	50.13	09/10/10
	08/11/04	5,633		—	17.75	08/10/11
	08/11/04	61,509		—	17.75	08/10/11
	08/02/05	80,000		—	16.80	08/02/12
	02/21/07	21,250		8,750	34.19	02/21/14
	02/21/07	—		—	—	—	11,036	(4)	275,569	—		—
	02/21/07	—		—	—	—	—		—	6,668	(5)	166,500
	02/20/09	—		—	—	—	9,150	(6)	228,476	30,000	(6)	749,100
	02/20/09	—		—	—	—	22,500	(6)	561,825	—		—

G. Alissi	02/04/04	10,000		—	22.30	02/03/11
	08/02/05	12,500		—	16.80	08/02/12
	02/21/07	21,250		8,750	34.19	02/21/14
	02/21/07	—		—	—	—	7,080	(4)	176,788	—		—
	02/21/07	—		—	—	—	—		—	1,668	(5)	41,650
	02/20/09	—		—	—	—	6,100	(6)	152,317	20,000	(6)	499,400
	02/20/09	—		—	—	—	15,000	(6)	374,550	—		—

S. Darwish	08/08/05	2,396		—	16.05	08/08/12
	02/21/07	—		—	—	—	4,720	(4)	117,858	—		—
	02/20/09	—		—	—	—	8,132	(6)	203,056	26,668	(6)	665,900
	02/20/09	—		—	—	—	20,000	(6)	499,400	—		—
	08/21/09	—		—	—	—	5,777	(7)	144,252	—		—

A. Miller	08/04/09	—		100,000	23.59	08/04/16
	08/04/09	—		—	—	—	40,000	(6)	998,800	—		—
	08/04/09	—		—	—	—	16,266	(6)	406,162	53,334	(6)	1,331,750
	08/04/09	—		—	—	—	10,000	(8)	249,700	—		—
	08/04/09	—		—	—	—	—		—	50,000	(9)	1,248,500
	08/04/09	—		—	—	—	—		—	75,000	(9)	1,872,750

S. Bhalla	02/14/00	11,688		—	34.20	02/13/10
	02/14/00	138,312		—	34.20	02/13/10
	07/25/00	50,000	(10)	—	48.50	07/24/10
	07/31/03	5,988		—	16.70	07/30/10
	07/31/03	14,325		—	16.70	07/30/10
	08/02/05	60,000		—	16.80	08/02/12
	02/21/07	21,250		8,750	34.19	02/21/14
	02/21/07	—		—	—	—	10,620	(4)	265,181	—		—
	02/21/07	—		—	—	—	—		—	6,668	(5)	166,500
	02/20/09	—		—	—	—	6,100	(6)	152,317	20,000	(6)	499,400
	02/20/09	—		—	—	—	15,000	(6)	374,550	—		—

(1)

Reflects options granted under the 2004 Equity Incentive Plan and 1996 Stock Incentive Plan. Unless otherwise indicated below, all options granted to named executive officers vest over a four-year period, at a rate of 25% upon the first anniversary of the date of grant and then at a rate of 1/48th per month thereafter.

(2)	Reflects performance share awards and restricted stock unit awards under the 2004 Equity Incentive Plan, as described in “Compensation Discussion and Analysis—Long Term, Equity-Based Incentive Awards.”
(3)	Market value of shares or units of stock that have not vested or that have not yet been earned is computed by multiplying (i) $24.97, the closing price on the NASDAQ Global Select Market of Polycom common stock on December 31, 2009, the last business day of fiscal 2009, by (ii) the number of shares or units of stock.
(4)	These performance share awards granted prior to 2009 to named executive officers vest over a three-year period, at a rate of 50% upon each of the second and third anniversaries of the date of grant.
(5)	All revenue growth performance share awards granted to named executive officers are subject to three successive, one-year performance periods which began on January 1, 2007 and continue through 2009. During each performance period, a pro-rata portion of these performance shares may become eligible to vest based on the achievement of annual revenue growth targets during the applicable period.
(6)	These standard performance share awards and restricted stock units granted in 2009 to named executive officers vest over a three-year period, at a rate of one-third upon each of the first, second and third anniversaries of the date of grant.
(7)	Restricted stock units granted on August 21, 2009 under the option exchange program vest at a rate of 50% on each of the first and second anniversaries of the date of grant.
(8)	Reflects 10,000 restricted stock units scheduled to vest on the third anniversary of the grant date, subject to earlier vesting upon Mr. Miller’s relocation no later than the end of 2010.
(9)	50,000 target performance shares are subject to achievement of targets in market share of Polycom’s video and network solutions business during two successive fiscal year performance periods in 2010 and 2011 (with two measurement dates during each performance period) and vesting following determination of achievement, subject to continued employment through each 6 month vesting date. 75,000 target performance shares are subject to achievement of targets in market share and revenue during three successive fiscal year performance periods in 2010 through 2012 (with two measurement dates during each performance period) and vesting following determination of achievement, subject to continued employment through each 6 month vesting date.
(10)	This option vested over a four year period, at a rate of 25% upon February 14, 2001 and then at a rate of 1/48th per month thereafter.

2009 Option Exercises and Stock Vested

The following table presents information concerning each exercise of stock options and each vesting of stock during fiscal 2009 for each of the named executive officers.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
R. Hagerty	250,000	1,661,950	64,933	869,781
M. Kourey	100,000	393,837	36,947	494,897
G. Alissi	—	—	22,871	306,330
S. Darwish	29,104	236,287	14,890	199,424
A. Miller	—	—	—	—
S. Bhalla	—	—	34,236	458,593

(1)	Reflects the difference between the market price of Polycom common stock at the time of exercise on the exercise date and the exercise price of the option.
(2)	Reflects the market price of Polycom common stock on the vesting date.

Potential Payments Upon Termination or Change of Control

Termination or Change of Control Arrangements

2004 Equity Incentive Plan

Certain equity awards, including options to purchase shares of Polycom common stock, performance shares and restricted stock, held by the named executive officers and Polycom’s non-employee directors were granted under the 2004 Equity Incentive Plan. In the event of a change in control of Polycom, the successor corporation must assume the award, substitute an equivalent award, convert the award into an award to purchase the consideration received by the stockholders of Polycom or cancel the award after payment to the holder of the fair market value of the shares subject to the award, less the exercise price (if any). If there is no assumption, substitution, conversion or payment, such award will become fully vested and exercisable prior to the change in control.

In the event that the officer is terminated by Polycom for any reason other than cause or if such officer terminates employment for good reason within the 12 months following a change in control, each such officer’s awards will become fully vested and exercisable. In the event that a non-employee director is not asked to be a member of the board of directors of the successor corporation following a change in control, each such director’s awards will become fully vested and exercisable.

1996 Stock Incentive Plan

Certain options to purchase shares of Polycom common stock held by the named executive officers and Polycom’s non-employee directors were granted under the 1996 Stock Incentive Plan. In the event that Polycom is acquired by merger or asset sale, the vesting of each outstanding option that is not to be assumed by the successor corporation will automatically accelerate in full, and all unvested shares will immediately vest. In connection with a change in control of Polycom other than by merger or asset sale, the plan administrator will have the discretionary authority to provide for automatic acceleration of vesting of outstanding options, with such acceleration of vesting to occur either at the time of such change in control or upon the subsequent termination of the individual’s service. Any options accelerated upon termination within the designated period following the change in control remain exercisable for up to one year following the transaction.

In addition, the shares subject to each automatic option grant to non-employee directors immediately vest in full upon an acquisition of Polycom by merger or asset sale, the successful completion of a tender offer for more than 50% of Polycom’s outstanding voting stock, or a change in the majority of the Board effected through one or more proxy contests for Board membership.

Amended Severance Agreement between Polycom and Robert C. Hagerty

In February 2010, Polycom entered into an Amended Severance Agreement with Robert C. Hagerty, Polycom’s Chairman of the Board, Chief Executive Officer and President. The Amended Severance Agreement amended and restated Mr. Hagerty’s prior severance agreement with Polycom.

In the event of Mr. Hagerty’s involuntary termination of employment other than for cause, death or disability, or his voluntary termination of employment for good reason, Mr. Hagerty will receive:

•

A lump-sum payment equal to the sum of (i) 200% of his annual base salary and (ii) the product of 200% of his target bonus percentage applicable in the year immediately prior to his termination date multiplied by his annual base salary;

•	One year in which to exercise certain outstanding stock option grants and any stock options granted after July 31, 2003 (to the extent exercisable on the date of termination); and

•

Continued coverage of employee benefits for up to one year from the date of termination or until he begins receiving comparable benefits from another employer, but only if Mr. Hagerty elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), within the time period prescribed pursuant to COBRA.

However, if Mr. Hagerty’s termination of employment would qualify him for payments and benefits under his Change of Control Severance Agreement, Mr. Hagerty will not receive any benefits under the Amended Severance Agreement. Instead, Mr. Hagerty will receive the payments and benefits to which he is entitled under his Change of Control Severance Agreement. See “Change of Control Severance Agreements” below.

Executive Severance Plan

In February 2010, Polycom adopted an Executive Severance Plan (the “Severance Plan”), pursuant to which Polycom’s named executive officers (other than Mr. Hagerty) and certain other executives are eligible to receive severance benefits. Generally, if a Severance Plan participant’s employment is terminated by Polycom other than for cause, death or disability, or the participant resigns for good reason (as defined below), the Severance Plan provides for a lump sum severance payment equal to the participant’s base salary as then in effect plus target bonus in effect in the last fiscal year that ended prior to the termination date, continued health benefits for up to one year and outplacement assistance. In order to receive severance benefits under the Severance Plan, a participant must execute a release of claims in favor of Polycom and agree to non-solicitation, non-disparagement and non-competition (if applicable) obligations for a period of one year following his or her termination.

Change of Control Severance Agreements

Polycom has entered into Amended Change of Control Severance Agreements with certain of its senior executive officers, including the named executive officers, as well as entered into a new Change of Control Severance Agreement with Mr. Miller in 2009 (collectively, the “Change of Control Severance Agreements”). No amendments to the Change of Control Severance Agreements were entered into in 2009. Under the terms of the Change of Control Severance Agreements, each senior executive officer is obligated to remain with Polycom for six (6) months following a Change of Control, subject to certain limitations. If, within twelve (12) months of a Change of Control (or within 24 months of a Change of Control for Mr. Hagerty and Mr. Kourey), an executive officer who is a party to one of these agreements is involuntarily terminated other than for cause or voluntarily terminates his or her employment for good reason, he or she will receive:

•	A lump-sum payment equal to 100% of annual base salary and target bonus (for Mr. Hagerty and Mr. Kourey, the payment is equal to 200% of annual base salary and target bonus);

•

Continued coverage of employee benefits until the earlier of one year from the date of termination (for Mr. Hagerty and Mr. Kourey, coverage of such benefits extends until twenty-four (24) months from termination) or when he or she begins receiving comparable benefits from another employer;

•	Full vesting of, and the immediate right to exercise, such executive officer’s stock options;

•

Full vesting of performance shares subject to such executive officer’s performance share awards, if any, and the payment of such vested performance shares as soon as practicable following such executive officer’s date of termination; and

•

Full vesting of, and the immediate right to exercise, any other outstanding awards that may be issued under Polycom’s stock plans in addition to stock options and performance shares, as well as the lapsing of any restrictions on such awards and the determination that all performance goals or other vesting criteria related to such awards have been achieved at target levels and that all other terms and conditions of such awards have been satisfied.

If such executive officer’s employment is terminated for any other reason, he or she will receive severance or other benefits only to the extent he or she would be entitled to receive those benefits under Polycom’s then-existing severance or benefit plans or pursuant to any other written agreement.

Post-Termination Exercise Arrangements between Polycom and its Senior Executive Officers

In July 2003, the Compensation Committee of the Board of Directors approved for Polycom’s senior executive officers reporting under Section 16 of the Exchange Act, that in the event of (i) the involuntary termination of their employment without cause, (ii) the voluntary termination of their employment for good reason, or (iii) their retirement, such officers would have a twelve-month period in which to exercise stock options that are outstanding on the date of termination (to the extent exercisable on the date of termination.)

In the event of such officers’ involuntary termination without cause or voluntary termination for good reason, this twelve-month exercise period applies to:

•

Stock options outstanding as of the date of approval of this arrangement by the Compensation Committee that also have exercise prices above the fair market value of Polycom’s common stock on that date; and

•	Stock options granted on or after the date of approval of this arrangement by the Compensation Committee.

In the event of such officers’ retirement, this twelve-month exercise period applies only to stock options granted on or after the date of approval of this arrangement by the Compensation Committee.

Definitions of “Change of Control” and “Good Reason”

As defined in the Change of Control Severance Agreements, a “Change of Control” means:

•	The acquisition by any person of 50% or more of the total voting power of Polycom’s then outstanding voting securities;

•

A change in the composition of the Board of Directors during any two-year period, such that a majority consists of persons who are not either directors who were in office when the agreement was entered into or whose nominations were approved by a majority of the directors who were in office at the time of such nomination;

•

The consummation of a merger or consolidation involving Polycom where the outstanding securities of Polycom immediately prior to the merger or consolidation no longer represent at least 60% of the voting power of the surviving entity immediately after such merger or consolidation; or

•	The consummation of the sale or disposition of all or substantially all of Polycom’s assets.

With respect to the 1996 Stock Incentive Plan and 2004 Equity Incentive Plan, “good reason” generally means without the employee’s written consent:

•	The employee being assigned by Polycom to duties that are substantially inconsistent with the employee being a senior executive of Polycom;

•	The Employee’s principal work location being moved more than 35 miles;

•	Polycom reducing the employee’s base salary by more than 10% (unless the base salaries of substantially all other senior executives of Polycom are similarly reduced); or

•

Polycom reducing the kind or level of benefits (not including base salary, target bonus or equity compensation) for which the employee is eligible (unless the level of benefits available to substantially all other senior executives of Polycom is similarly reduced).

With respect to the Amended Severance Agreement between Polycom and Mr. Hagerty, and the Change of Control Severance Agreements between Polycom and certain of its senior executive officers, “good reason” means the occurrence of any of the following without the employee’s written consent:

•

A material reduction of the employee’s duties, authority or responsibilities, relative to the employee’s duties, authority or responsibilities as in effect immediately prior to such reduction, or the assignment to the employee of such reduced duties, authority or responsibilities;

•	A substantial reduction of the facilities and perquisites (including office space and location) available to the employee immediately prior to such reduction;

•	A reduction by Polycom in the base compensation or target annual bonus opportunity of the employee as in effect immediately prior to such reduction;

•

A material reduction by Polycom in the kind or level of benefits to which the employee was entitled immediately prior to such reduction with the result that such employee’s overall benefits package is significantly reduced; or

•	The relocation of the employee to a facility or a location more than thirty-five (35) miles from such employee’s then present location.

In addition, for purposes of the Change of Control Severance Agreements only, (i) a material reduction in the employee’s title, relative to the employee’s title as in effect immediately prior to such reduction, or the assignment to the employee of such reduced title, will constitute good reason, and (ii) except for Mr. Hagerty, a reduction in duties, title, authority or responsibilities solely by virtue of Polycom being acquired and made part of a larger entity shall not by itself constitute grounds for a voluntary termination for good reason.

With respect to the Executive Severance Plan, “good reason” means the occurrence of any of the following without the employee’s written consent:

•

A material diminution by Polycom in the employee’s base pay as in effect immediately prior to such reduction; provided, however, that, a reduction of base pay that (combined with all prior reductions) totals twenty percent (20%) or less and also applies to substantially all other senior executives of Polycom will not constitute “good reason”; or

•	The relocation of the employee’s principal work location to a facility or a location more than thirty-five (35) miles from his or her prior location.

Estimated Payments Upon Termination or Change in Control

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of the named executive officers. Payments and benefits are estimated assuming that the triggering event took place on the last business day of fiscal 2009 (December 31, 2009), and the price per share of Polycom’s common stock is the closing price on the NASDAQ Global Select Market as of that date ($24.97). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

Name	Type of Benefit (3)	Potential Payments Upon:
		Involuntary Termination Other Than For Cause		Voluntary Termination for Good Reason
		Not in Connection With a Change in Control ($) (1)	Within 12 (or 24) Months of Change in Control ($) (2)	Not in Connection With a Change in Control ($) (1)	Within 12 (or 24) Months of Change in Control ($) (2)
R. Hagerty	Cash Severance Payments	2,860,000	2,860,000	2,860,000	2,860,000
	Vesting Acceleration (4)	—	4,624,644	—	4,624,644
	Continued Coverage of Employee Benefits (5)	14,057	27,035	14,057	27,035

	Total Termination Benefits:	2,874,057	7,511,679	2,874,057	7,511,679

M. Kourey	Cash Severance Payments	769,320	1,538,640	769,320	1,538,640
	Vesting Acceleration (4)	—	1,440,419	—	1,440,419
	Continued Coverage of Employee Benefits (5)	19,141	34,531	19,141	34,531

	Total Termination Benefits:	788,461	3,013,590	788,461	3,013,590

G. Alissi	Cash Severance Payments	580,890	580,890	580,890	580,890
	Vesting Acceleration	—	953,355	—	953,355
	Continued Coverage of Employee Benefits	18,032	16,481	18,032	16,481

	Total Termination Benefits:	598,922	1,550,726	598,922	1,550,726

S. Darwish	Cash Severance Payments	558,400	558,400	558,400	558,400
	Vesting Acceleration (4)	—	1,297,516	—	1,297,516
	Continued Coverage of Employee Benefits (5)	19,141	16,019	19,141	16,019

	Total Termination Benefits:	577,541	1,871,935	577,541	1,871,935

A. Miller	Cash Severance Payments	720,000	720,000	720,000	720,000
	Vesting Acceleration (4)	—	5,579,787	—	5,579,787
	Continued Coverage of Employee Benefits (5)	19,141	15,969	19,141	15,969

	Total Termination Benefits:	739,141	6,315,756	739,141	6,315,726

(1)	For Mr. Hagerty, reflects the terms of the Amended Severance Agreement between Polycom and Mr. Hagerty described above; however, does not reflect a dollar value associated with any extension of Mr. Hagerty’s post-termination exercise period for equity awards as described above. For the named executive officers other than Mr. Hagerty, reflects the terms of the Executive Severance Plan described above.

(2)	Reflects the terms of the 2004 Equity Incentive Plan, 1996 Stock Incentive Plan and Change of Control Severance Agreements described above. Does not reflect any dollar value associated with the Post-Termination Exercise Arrangements between Polycom and its senior executive officers described above. Executive officers are obligated to remain with Polycom for six months following a change of control, subject to certain limitations. For Mr. Hagerty and Mr. Kourey, the triggering termination may occur within 24 months of a change of control.
(3)	Reflects the terms of (i) the Amended Severance Agreement between Polycom and Mr. Hagerty, (ii) the Executive Severence Plan described above, (iii) the Change of Control Severance Agreements between Polycom and the executive officer and (iv) the terms of the 2004 Equity Incentive Plan and the 1996 Stock Incentive Plan.
(4)	Reflects the aggregate market value of unvested option grants with exercise prices less than $24.97 (“in-the-money options”) and full value awards, which includes performance shares and restricted stock units. For unvested in-the-money option grants, aggregate market value is computed by multiplying (i) the number of shares underlying unvested in-the-money options at December 31, 2009, by (ii) the difference between $24.97 and the exercise price of such in-the-money option. Does not reflect any market value for options with exercise prices in excess of $24.97. For performance share awards, aggregate market value is computed by multiplying (i) the number of unvested shares at December 31, 2009 based upon the target outcome of the awards, by (ii) $24.97. For restricted stock units, aggregate market value is computed by multiplying (i) the number of unvested shares at December 31, 2009, by (ii) $24.97.
(5)	For terminations under the Change of Control Severance Agreements, assumes continued coverage of employee benefits at the amounts paid by Polycom for fiscal 2009 for health, dental, vision, long-term disability and life insurance coverage. For terminations under the Amended Severance Agreement, in the case of Mr. Hagerty, and the Executive Severance Plan, in the case of the other executive officers, assumes continued coverage of employee benefits at the amounts that would have been paid by Polycom for Combined Group Health COBRA premiums for fiscal 2009 for continued health, dental, vision and employee assistance program coverage.

Severance Agreement with Sunil Bhalla

On November 25, 2009, Polycom entered into a Severance Agreement with Sunil Bhalla. Pursuant to the terms of the Severance Agreement, Mr. Bhalla (1) will receive a severance payment in the amount of $326,667 less applicable withholdings, payable in two installments; (2) will receive executive outplacement services for a period of 12 months, which are valued at approximately $9,500 and (3) agreed to a non-solicitation provision of Polycom employees for a period of one year following the termination of his employment.

Compensation of Directors

Compensation for Fiscal 2009

The following table provides information concerning the compensation paid by us to each of our non-employee directors for fiscal 2009 board service. Mr. Hagerty and Mr. Kourey, who are our employees, do not receive additional compensation for their services as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2) (3)	All Other Compensation	Total ($)
Current directors:
Betsy S. Atkins	84,000	172,500	—	256,500
David G. DeWalt	94,000	172,500	—	266,500
John A. Kelley, Jr.	88,000	172,500	—	260,500
D. Scott Mercer	75,000	172,500	—	247,500
William A. Owens	65,000	172,500	—	237,500
Kevin T. Parker	84,000	172,500	—	256,500

(1)

Reflects the aggregate grant date fair value dollar amount computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on February 19, 2010. These amounts do not correspond to the actual value that may be recognized by the directors.

(2)	In fiscal 2009, each of our non-employee directors, received an award of 10,000 shares of restricted stock units granted on May 27, 2009, with a grant date fair value of $172,500.
(3)	As of December 31, 2009, the aggregate number of shares underlying stock awards and options outstanding for each of our non-employee directors was:

Name	Aggregate Number of Shares Underlying Stock Awards Outstanding	Aggregate Number of Shares Underlying Options Outstanding
Betsy S. Atkins	5,000	—
David G. DeWalt	5,000	85,000
John A. Kelley, Jr.	5,000	100,000
D. Scott Mercer	5,000	—
William A. Owens	5,000	85,000
Kevin T. Parker	5,000	—

Standard Director Compensation Arrangements

We use a combination of cash and equity compensation to attract and retain qualified candidates to serve on our board of directors. The Corporate Governance and Nominating Committee of the Board of Directors conducts a periodic review of director compensation and, if appropriate, recommends any changes in the type or amount of compensation to the Board of Directors. In reviewing director compensation, the Corporate Governance and Nominating Committee takes into consideration the compensation paid to non-employee directors of comparable companies, including competitive non-employee director compensation data and analyses prepared by Radford, a compensation consulting firm that the Corporate Governance and Nominating Committee engages directly for such purpose, and the specific duties and committee responsibilities of particular directors. In addition, the Compensation Committee may make recommendations or approve changes in director compensation in connection with the Compensation Committee’s administration and oversight of our 2004 Equity Incentive Plan. Any change in director compensation is approved by the Board of Directors. No changes were made to non-employee director compensation for fiscal 2010.

Cash Compensation

Non-employee directors receive annual cash fees for service on the board of directors and its various committees. The following table provides information regarding the amount of annual cash fees.

Position	Fees ($)
Member of the Board of Directors	45,000
Lead Independent Director	30,000
Audit Committee:
Chairman	35,000
Member	20,000
Compensation Committee:
Chairman	25,000
Member	15,000
Corporate Governance and Nominating Committee:
Chairman	20,000
Member	10,000
Strategic Matters Committee:
Chairman	—	(1)
Member	—	(1)

(1)	Directors receive a fee of $1,000 for attendance at each in-person or telephonic meeting of the Strategic Matters Committee.

Equity Compensation

Each of our non-employee directors receives a grant of 10,000 restricted stock units on the date of each annual meeting of stockholders, provided that the non-employee director is re-elected at the annual meeting, which restricted stock units will vest in four equal quarterly installments over one year. In addition, upon joining the Board of Directors, a non-employee director will receive a pro rata portion of the annual 10,000 restricted stock unit grant, to be prorated based upon the number of months to be served by such director until our next annual meeting of stockholders and to vest in accordance with the same vesting schedule as the annual director grants. The restricted stock unit agreement for grants to non-employee directors also contains a voluntary termination provision that provides that in the event a director voluntarily terminates his or her service from the Board not less than six months after the grant date of such award, then such restricted stock unit award will fully vest on the date of the director’s termination from service. These equity awards will be granted pursuant to our 2004 Equity Incentive Plan.

See “Potential Payments Upon Termination or Change of Control—Termination or Change of Control Arrangements—2004 Equity Incentive Plan” and “Potential Payments Upon Termination or Change In Control – Termination or Change of Control Arrangements—1996 Stock Incentive Plan” above for a description of potential acceleration of non-employee directors’ equity awards upon a change in control of Polycom.

Director Stock Ownership Guidelines

In November 2007, upon the recommendation of the Corporate Governance and Nominating Committee, the Board implemented stock ownership guidelines for Polycom’s non-employee directors. Pursuant to such guidelines, each non-employee director will be required to hold Polycom stock in an amount equal to three times the amount of the annual cash Board retainer of $45,000, or $135,000, with a timeline of five years for each non-employee director to meet such ownership guidelines or, as appropriate, five years from the date that a new non-employee director is appointed to the Board.

Other Arrangements

Non-employee directors also have their travel, lodging and related expenses associated with attending Board or Committee meetings and for participating in Board-related activities paid or reimbursed by Polycom.

Equity Compensation Plan Information

The following table summarizes the number of outstanding options, warrants and rights granted to employees and directors, as well as the number of securities remaining available for future issuance, under Polycom’s equity compensation plans as of December 31, 2009.

	(a)		(b)		(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted-average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (#)
Equity compensation plans approved by security holders (1)	7,866,953	(2)	$23.07	(3)	11,991,697	(4)
Equity compensation plans not approved by security holders	15,593	(5)	$14.63		—

Total	7,882,546				11,991,697

(1)	Includes 125,669 shares available to be issued upon exercise of outstanding options with a weighted-average exercise price of $22.32 related to equity compensation plans assumed in connection with previous business mergers and acquisitions.

(2)	Includes 2,965,419 shares that may be issued under performance share awards and restricted stock unit awards at December 31, 2009.
(3)	Excludes 2,965,419 shares that may be issued under performance share awards and restricted stock unit awards as such awards are issuable for no consideration.
(4)	Includes 2,743,505 shares available for future issuance under the Employee Stock Purchase Plan.
(5)	Corresponds to Polycom’s 2001 Nonstatutory Stock Option Plan, which was not subject to stockholder approval. In 2001, the Board of Directors reserved 750,000 shares of Common Stock under the 2001 Nonstatutory Stock Option Plan for issuance of nonqualified stock options to employees of acquired companies and foreign-based employees ineligible for incentive stock options. Under the terms of the 2001 Nonstatutory Stock Option Plan, options were granted at prices not lower than fair market value at date of grant as determined by the Board of Directors. Generally, options granted under the 2001 Nonstatutory Stock Option Plan expire seven years from the date of grant and are only exercisable upon vesting. Options granted under the 2001 Nonstatutory Stock Option Plan generally vest over a four-year period at the rate of one-fourth of the shares subject to the option vesting at the end of one year from the date of grant and 1/48th vesting each month thereafter. Upon cessation of service to Polycom, the optionee will generally have a limited period of time in which to exercise his or her outstanding options that are vested at that time; however, in the event of an optionee’s death or disability, the optionee or designated beneficiary will generally have 12 months to exercise vested outstanding options. In the event that Polycom is acquired by merger or asset sale, the vesting of each outstanding option under the 2001 Nonstatutory Stock Option Plan that is not to be assumed by the successor corporation will automatically accelerate in full, and all unvested shares will immediately vest. The Board of Directors terminated the 2001 Nonstatutory Stock Option Plan in February 2005, and no further options will be granted thereunder.

As of March 15, 2010, there were 4,213,086 shares subject to issuance upon exercise of outstanding options under all of our equity compensation plans referred to in the table above, at a weighted average exercise price of $23.05, and with a weighted average remaining life of 2.6 years. In addition, as of March 15, 2010, there were a total of 3,751,254 shares subject to outstanding performance share and restricted stock unit awards that remain subject to vesting and/or forfeiture. As of such date, 7,096,603 shares remained available for future issuance under those plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In accordance with our Code of Business Ethics and Conduct, our Related Person Transaction Approval Policy and Guidelines and the charter for the Audit Committee of the Board of Directors, our Audit Committee reviews and approves in advance in writing any proposed related person transactions.

For purposes of these procedures, “related person” and “transaction” have the meanings contained in Item 404 of Regulation S-K.

The individuals and entities that are considered “related persons” include:

•	Directors, nominees for director and executive officers of Polycom;

•	Any person known to be the beneficial owner of five percent or more of Polycom’s common stock (a “5% Stockholder”); and

•	Any immediate family member, as defined in Item 404(a) of Regulation S-K, of a director, nominee for director, executive officer and 5% Stockholder.

In accordance with our Related Person Transaction Approval Policy and Guidelines, the Audit Committee must review and approve all transactions in which (i) Polycom or one of its subsidiaries is a participant, (ii) the amount involved exceeds $120,000 and (iii) a related person has a direct or indirect material interest, unless such transactions are otherwise excluded as disclosable transactions pursuant to Item 404 of Regulation S-K. Additionally, the Audit Committee must approve all transactions, regardless of size or materiality, involving the hiring of an immediate family member or entity substantially owned or controlled by an immediate family member of a director, nominee for director, executive officer or 5% stockholder. Polycom requires that each related person promptly notify Polycom’s General Counsel and Chief Financial Officer of any interest that such party has in a transaction. If the General Counsel or Chief Financial Officer determines that the proposed transaction requires Audit Committee approval in accordance with the Related Person Transaction Approval Policy and Guidelines, the matter is referred to the Audit Committee for review.

In assessing a related person transaction brought before it for approval the Audit Committee considers, without limitation: the commercial reasonableness of the transaction, whether the transaction was undertaken in the ordinary course of business, how the transaction was initiated, the purpose and potential benefits and materiality of the transaction to Polycom, the dollar value of the transaction, the extent to which the related person has an interest in the transaction, whether the transaction has an impact on any non-employees director’s independence, actual or apparent conflicts of interest as a result of the transaction and any other factors deemed relevant by the Audit Committee. The Audit Committee may then approve, ratify, rescind or take other action with respect to the transaction in its discretion.

Any material related person transaction will be disclosed in the applicable SEC filing as required by the rules of the SEC. There were no disclosable related person transactions during the 2009 fiscal year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16 of the Exchange Act, Polycom’s directors, executive officers and any persons holding more than 10% of the Polycom’s common stock are required to report initial ownership of the Polycom common stock and any subsequent changes in ownership to the SEC. Specific due dates have been established by the SEC, and Polycom is required to disclose in this proxy statement any failure to file required ownership reports by these dates. Based solely upon the copies of Section 16(a) reports that Polycom received from such persons for their 2009 fiscal year transactions, and the written representations received from certain of such persons that no reports were required to be filed for them for the 2009 fiscal year, Polycom is aware of no late Section 16(a) filings.

OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding the beneficial ownership of Polycom’s common stock, as of March 15, 2010, for the following:

•	each person (or group of affiliated persons) who is known by us to beneficially own 5% of the outstanding shares of our common stock;

•	each of our non-employee directors;

•	each of our executive officers named in the Summary Compensation Table of this proxy statement; and

•	all directors and current executive officers of Polycom as a group.

5% Stockholders, Directors and Officers (1)	Shares Beneficially Owned (#) (2)	Percentage Beneficially Owned (%) (2)
5% Stockholders:
BlackRock, Inc. (3)	11,990,288	14.11%

Non-Employee Directors:
Betsy S. Atkins	5,000	*
David G. DeWalt (4)	108,210	*
John A. Kelley, Jr. (5)	123,795	*
D. Scott Mercer	22,475	*
William A. Owens (6)	96,349	*
Kevin T. Parker	23,655	*

Named Executive Officers:
Robert C. Hagerty (7)	916,311	1.07%
Michael R. Kourey (8)	289,860	*
Geno J. Alissi (9)	62,014	*
Sayed M. Darwish (10)	15,640	*
Andrew M. Miller	0	*
Sunil K. Bhalla (11)	108,800	*

All directors and current executive officers as a group (13 persons) (12)	1,797,469	2.08%

*	Represents less than 1% of the total.
(1)	Unless otherwise indicated in the table, the address for each listed person is c/o Polycom, Inc., 4750 Willow Road, Pleasanton, California 94588.
(2)	The number and percentage of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 15, 2010, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. Percentage beneficially owned is based on 84,971,654 shares of common stock outstanding on March 15, 2010.
(3)

Includes shares held by the following investment advisors which are subsidiaries of BlackRock, Inc: (i) BlackRock Advisors LLC, (ii) BlackRock Advisors (UK) Limited, (iii) BlackRock Asset Management Australia Limited, (iv) BlackRock Asset Management Canada Limited, (v) BlackRock Asset Management Japan Limited, (vi) BlackRock Financial Management, Inc., (vii) BlackRock Fund Advisors, (viii) BlackRock Institutional Trust Company, N.A., (ix) BlackRock Investment Management, LLC, (x) BlackRock Investment Management (Australia) Limited, (xi) BlackRock (Luxembourg) S.A.,

(xii) BlackRock International Ltd, and (xiii) BlackRock Investment Management UK Ltd. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022. This information was obtained from a filing made with the SEC pursuant to Section 13(g) of the Exchange Act on January 8, 2010.

(4)	Includes 85,000 shares subject to options that are exercisable within 60 days of March 15, 2010.
(5)	Includes 100,000 shares subject to options that are exercisable within 60 days of March 15, 2010.
(6)	Includes 85,000 shares subject to options that are exercisable within 60 days of March 15, 2010.
(7)	Includes 667,316 shares subject to options that are exercisable within 60 days of March 15, 2010.
(8)	Includes 220,892 shares subject to options that are exercisable within 60 days of March 15, 2010.
(9)	Includes 33,750 shares subject to options that are exercisable within 60 days of March 15, 2010.
(10)	Includes 2,396 shares subject to options that are exercisable within 60 days of March 15, 2010.
(11)	Includes 72,500 shares subject to options that are exercisable within 60 days of March 15, 2010.
(12)	Includes 1,321,454 shares subject to options that are exercisable within 60 days of March 15, 2010.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its responsibilities for oversight of the integrity of Polycom’s financial statements, our internal accounting and financial controls, our compliance with legal and regulatory requirements, the organization and performance of our internal audit function and the qualifications, independence and performance of our independent registered public accounting firm.

The management of Polycom is responsible for establishing and maintaining internal controls and for preparing Polycom’s consolidated financial statements. The independent registered public accounting firm is responsible for auditing the financial statements. It is the responsibility of the Audit Committee to oversee these activities.

The Audit Committee has:

•	Reviewed and discussed the audited financial statements with Polycom management and with PricewaterhouseCoopers LLP, Polycom’s independent registered public accounting firm;

•

Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, and as adopted by the Public Company Accounting Oversight Board;

•

Discussed with Polycom management, Polycom Internal Audit, and PricewaterhouseCoopers LLP the evaluation of Polycom’s internal controls and the audit of the effectiveness of Polycom’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002; and

•

Received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers LLP their independence.

Based upon these discussions and review, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Polycom’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the United States Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the Board of Directors

Kevin T. Parker (Chairman)

John A. Kelley, Jr.

D. Scott Mercer

OTHER MATTERS

Polycom knows of no other matters to be submitted at the 2010 Annual Meeting. If any other matters properly come before the 2010 Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy, whether through telephonic or Internet voting or, alternatively, by using a paper copy of the proxy card that has been requested.

It is important that your shares be represented at the 2010 Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the proxy card or, if so requested, by executing and returning, at your earliest convenience, the requested proxy card in the envelope that will have been provided.

THE BOARD OF DIRECTORS

Pleasanton, California

April 13, 2010

APPENDIX A

POLYCOM, INC.

2004 EQUITY INCENTIVE PLAN

May 27, 2010 Restatement

POLYCOM, INC.

2004 EQUITY INCENTIVE PLAN

May 27, 2010 Restatement

SECTION 1

BACKGROUND AND PURPOSE

1.1 Background and Effective Date. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units, and Performance Shares. The Plan was effective as of June 2, 2004, upon approval by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2004 Annual Meeting of Stockholders of the Company. This amended and restated Plan is effective as of May 27, 2010, subject to approval by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2010 Annual Meeting of Stockholders of the Company.

1.2 Purpose of the Plan. The Plan is intended to attract, motivate, and retain (a) employees of the Company and its Subsidiaries, (b) consultants who provide significant services to the Company and its Subsidiaries, and (c) directors of the Company who are employees of neither the Company nor any Subsidiary. The Plan also is designed to encourage stock ownership by Participants, thereby aligning their interests with those of the Company’s shareholders and to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Code.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “1933 Act” means the Securities Act of 1933, as amended. Reference to a specific section of the 1933 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.3 “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Company’s common stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

2.4 “Award” means, individually or collectively, a grant under the Plan of Incentive Stock Options, Nonqualified Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units, or Performance Shares.

2.5 “Award Agreement” means the written agreement setting forth the terms and conditions applicable to each Award granted under the Plan.

2.6 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7 “Cash Flow” means as to any Performance Period, cash generated from operating activities.

2.8 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.9 “Committee” means the committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.

2.10 “Company” means Polycom, Inc., a Delaware corporation, or any successor thereto.

2.11 “Consultant” means any consultant, independent contractor, or other person who provides significant services to the Company or its Subsidiaries, but who is neither an Employee nor a Director.

2.12 “Customer Satisfaction” means as to any Performance Period, the objective and measurable goals approved by the Committee that relate to fulfillment of customer expectations and/or customer ratings.

2.13 “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

2.14 “Director” means any individual who is a member of the Board of Directors of the Company.

2.15 “Disability” means a permanent disability in accordance with a policy or policies established by the Committee (in its discretion) from time to time.

2.16 “Earnings Per Share” means as to any Performance Period, the Company’s after-tax Profit, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding.

2.17 “Employee” means any employee of the Company or of a Subsidiary, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

2.18 “Exchange Program” means a program established by the Committee under which outstanding Awards are amended to provide for a lower Exercise Price or surrendered or cancelled in exchange for (a) Awards with a lower Exercise Price, (b) a different type of Award, (c) cash, or (d) a combination of (a), (b) and/or (c). Notwithstanding the preceding, the term Exchange Program does not include any (i) action described in Section 4.3, nor (ii) transfer or other disposition permitted under Section 13.7.

2.19 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.20 “Fair Market Value” means the closing per share selling price for Shares on Nasdaq on the relevant date, or if there were no sales on such date, average of the closing sales prices on the immediately following and preceding trading dates, in either case as reported by The Wall Street Journal or such other source selected in the discretion of the Committee (or its delegate). Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, fair market value shall be determined by the Committee (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

2.21 “Fiscal Quarter” means a fiscal quarter within a Fiscal Year of the Company.

2.22 “Fiscal Year” means the fiscal year of the Company.

2.23 “Grant Date” means, with respect to an Award, the date on which the Committee makes the determination granting such Award, or such other later date as is determined by the Committee. The Grant Date of an Award shall not be earlier than the date the Award is approved by the Committee.

2.24 “Incentive Stock Option” means an Option to purchase Shares that by its terms qualifies as and is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

2.25 “Margin” means as to any Performance Period, Revenue less appropriate costs and expenses for the type of margin determined by the Committee (for example, but not by way of limitation, gross margin, operating margin or contribution margin).

2.26 “Nonemployee Director” means a Director who is an employee of neither the Company nor of any Subsidiary.

2.27 “Nonqualified Stock Option” means an option to purchase Shares that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

2.28 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.29 “Participant” means the holder of an outstanding Award.

2.30 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Cash Flow, (b) Customer Satisfaction, (c) Earnings Per Share, (d) Margin, (e) Product Quality, (f) Product Unit Sales, (g) Profit, (h) Return on Equity, (i) Revenue and (j) Total Shareholder Return.

2.31 “Performance Period” means any Fiscal Year or such other period longer or shorter than a Fiscal Year but, in any case, not shorter than a Fiscal Quarter or longer than three (3) Fiscal Years, as determined by the Committee in its sole discretion.

2.32 “Performance Share” means an Award granted to a Participant pursuant to Section 9.

2.33 “Performance Unit” means an Award granted to a Participant pursuant to Section 8.

2.34 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. As provided in Section 7, such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Committee, in its discretion.

2.35 “Plan” means the Polycom, Inc. 2004 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.36 “Product Quality” means as to any Performance Period, the objective and measurable goals approved by the Committee for the creation or manufacture of products, which goals may include (but not by way of limitation) conformance to design specifications or requirements not to exceed specified defect levels.

2.37 “Product Unit Sales” means as to any Performance Period, the number of product units sold to third parties.

2.38 “Profit” means as to any Performance Period, income.

2.39 “Restricted Stock” means an Award granted to a Participant pursuant to Section 7.

2.40 “Restricted Stock Unit or RSU” means an Award granted to a Participant pursuant to Section 10.

2.41 “Retirement” means, in the case of an Employee or a Nonemployee Director a Termination of Service occurring in accordance with a policy or policies established by the Committee (in its discretion) from time to time. With respect to a Consultant, no Termination of Service shall be deemed to be on account of “Retirement.”

2.42 “Return on Equity” means as to any Performance Period, the percentage equal to the Company’s after-tax Profit divided by average stockholder’s equity.

2.43 “Revenue” means as to any Performance Period, the Company’s net revenues generated from third parties.

2.44 “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.45 “Section 16(b)” means Section 16(b) of the 1934 Act.

2.46 “Section 16 Person” means an individual who, with respect to Shares, is subject to Section 16 of the 1934 Act and the rules and regulations promulgated thereunder.

2.47 “Shares” means the shares of common stock of the Company.

2.48 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 6 is designated as an SAR.

2.49 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company as the corporation at the top of the chain, but only if each of the corporations below the Company (other than the last corporation in the unbroken chain) then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.50 “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or a Subsidiary for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of a Subsidiary, but excluding any such termination where there is a simultaneous reemployment by the Company or a Subsidiary; (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or a Subsidiary for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of a Subsidiary, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or a Subsidiary; and (c) in the case of a Nonemployee Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability, Retirement or non-reelection to the Board.

2.51 “Total Shareholder Return” means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.

SECTION 3

ADMINISTRATION

3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. The Committee shall be comprised solely of Directors who are (a) “outside directors” under Section 162(m), and (b) “non-employee directors” under Rule 16b-3.

3.2 Authority of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees, Consultants and directors shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees, Consultants and Directors who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules. Notwithstanding the preceding, the Committee shall not implement an Exchange Program without the approval of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at any Annual or Special Meeting of Stockholders of the Company. Notwithstanding any contrary provision of the Plan, if the Company’s stockholders approve the option exchange program described in the proxy statement with respect to the Company’s 2009 Annual Meeting of Stockholders under which outstanding Options may be surrendered or cancelled (and therefore made available for future grant under Section 4.2) in exchange for a lesser number of Awards (the “Exchange”), the Committee may, in its sole discretion, commence the Exchange within twelve (12) months after the date of such Annual Meeting.

3.3 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company, except that the Committee may not delegate all or any part of its authority under the Plan with respect to Awards granted to a Nonemployee Director. Notwithstanding the foregoing, with respect to Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee may not delegate its authority and powers with respect to such Awards if such delegation would cause the Awards to fail to so qualify.

3.4 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available issuance under the Plan shall equal the sum of (a) 16,100,000, (b) the number of Shares (not to exceed 2,700,000) that remain available for grant under the Company’s 1996 Stock Incentive Plan as of June 2, 2004, and (c) any Shares (not to exceed 11,991,366) that otherwise would have been returned to the 1996 Stock Incentive Plan after June 1, 2004 on account of the expiration, cancellation or forfeiture of awards granted under the 1996 Stock Incentive Plan. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

4.2 Lapsed Awards. If an Award is settled in cash, or is cancelled, terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available to be the subject of an Award, except as determined by the Committee.

4.3 Adjustments in Awards and Authorized Shares. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares such that an adjustment is determined by the Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust the number and class of Shares which may be delivered under the Plan, the number and class of Shares which may be added annually to the Shares reserved under the Plan, the number, class, and price of Shares subject to outstanding Awards, and the numerical limits of Sections 5.1, 6.1, 7.1, 8.1, 9.1, 10.1 and 12.2. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

4.4 Full Value Awards. Beginning on May 27, 2009, grants of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units under the Plan shall count against the numerical limits in Section 4.1 of the Plan as 1.5 Shares for every one Share subject thereto, excluding any Awards granted pursuant to the Exchange. Awards granted pursuant to the Exchange shall count against the numerical limits in Section 4.1 of the Plan as one Share for every one Share subject thereto. Also, beginning on May 27, 2009, if Shares acquired pursuant to Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units are forfeited to the Company and otherwise would return to the Plan pursuant to Section 4.2 of the Plan, 1.5 times the number of Shares so forfeited shall become available for issuance.

SECTION 5

STOCK OPTIONS

5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees, Directors and Consultants at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Fiscal Year, no Participant shall be granted Options (and/or SARs) covering more than a total of 750,000 Shares. Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, he or she may be granted Options (and/or SARs) to purchase up to a total of an additional 750,000 Shares. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof.

5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares covered by the Option, any conditions to exercise the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3 Exercise Price. Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.

5.3.1 Nonqualified Stock Options. The Exercise Price of each Nonqualified Stock option shall be determined by the Committee in its discretion but shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

5.3.2 Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

5.3.3 Substitute Options. Notwithstanding the provisions of Section 5.3.2, in the event that the Company or a Subsidiary consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Nonemployee Directors or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an exercise price less than one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date.

5.4 Expiration of Options.

5.4.1 Expiration Dates. Each Option shall terminate no later than the first to occur of the following events:

(a) The date for termination of the Option set forth in the written Award Agreement; or

(b) The expiration of ten (10) years from the Grant Date.

5.4.2 Death of Participant. Notwithstanding Section 5.4.1, if a Participant dies prior to the expiration of his or her Options, the Committee, in its discretion, may provide that his or her Options shall be exercisable for up to three (3) years after the date of death. With respect to extensions that were not included in the original terms of the Option but were provided by the Committee after the date of grant, if at the time of any such extension, the exercise price per Share of the Option is less than the Fair Market Value of a Share, the extension shall, unless otherwise determined by the Committee, be limited to the earlier of (1) the maximum term of the Option as set by its originals terms, or (2) ten (10) years from the Grant Date.

5.4.3 Committee Discretion. Subject to the ten and thirteen-year limits of Sections 5.4.1 and 5.4.2, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.8.4 regarding Incentive Stock Options). With respect to the Committee’s authority in Section 5.4.3(b), if, at the time of any such extension, the exercise price per Share of the Option is less than the Fair Market Value of a Share, the extension shall, unless otherwise determined by the Committee, be limited to the earlier of (1) the maximum term of the Option as set by its originals terms, or (2) ten (10) years from the Grant Date. Unless otherwise determined by the Committee, any extension of the term of an Option pursuant to this Section 5.4.3 shall comply with Section 409A of the Code to the extent applicable.

5.5 Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

5.6 Payment. Options shall be exercised by the Participant giving notice and following such procedures as the Company (or its designee) may specify from time to time. Exercise of an Option also requires that the Participant make arrangements satisfactory to the Company for full payment of the Exercise Price for the Shares. All exercise notices shall be given in the form and manner specified by the Company from time to time.

The Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a notification of exercise satisfactory to the Company and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 4.3 of the Plan.

5.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

5.8 Certain Additional Provisions for Incentive Stock Options.

5.8.1 Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

5.8.2 Termination of Service. No Incentive Stock Option may be exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and/or (b) the Award Agreement or the Committee permits later exercise (in which case the Option instead may be deemed to be a Nonqualified Stock Option). No Incentive Stock Option may be exercised more than one (1) year after the Participant’s Termination of Service on account of Disability, unless (a) the Participant dies during such one-year period, and/or (b) the Award Agreement or the Committee permit later exercise (in which case the option instead may be deemed to be a Nonqualified Stock Option).

5.8.3 Employees Only. Incentive Stock Options may be granted only to persons who are Employees on the Grant Date.

5.8.4 Expiration. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

5.8.5 Leave of Absence. For purposes of Incentive Stock Options, no leave of absence may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonqualified Stock Option.

SECTION 6

STOCK APPRECIATION RIGHTS

6.1 Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Employees, Directors and Consultants at any time and from time to time as shall be determined by the Committee, in its sole discretion.

6.1.1 Number of Shares. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted SARs (and/or Options) covering more than a total of 750,000 Shares. Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, he or she may be granted SARs (and/or Options) covering up to a total of an additional 750,000 Shares.

6.1.2 Exercise Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. The Exercise Price of each SAR shall be determined by the Committee in its discretion but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. Notwithstanding the foregoing, SARs may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date pursuant to the rules of Section 5.3.3, which also shall apply to SARs.

6.2 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.3 Expiration of SARs. An SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also shall apply to SARs.

6.4 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b) The number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

SECTION 7

RESTRICTED STOCK

7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Directors and Consultants as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant, provided that during any Fiscal Year, no Participant shall receive more than a total of 375,000 Shares of Restricted Stock (and/or Performance Shares or Restricted Stock Units). Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, he or she may be granted up to a total of an additional 375,000 Shares of Restricted Stock (and/or Performance Shares or Restricted Stock Units).

7.2 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

7.3 Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

7.4 Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4.

7.4.1 General Restrictions. The Committee may set restrictions based upon continued employment or service with the Company and its affiliates, the achievement of specific performance objectives (Company- wide, departmental, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

7.4.2 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

7.4.3 Legend on Certificates. The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

7.5 Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4.3 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant. The Committee (in its discretion) may establish procedures regarding the release of Shares from escrow and the removal of legends, as necessary or appropriate to minimize administrative burdens on the Company

7.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

7.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. Any such dividends or distribution shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid, unless otherwise provided in the Award Agreement.

7.8 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 8

PERFORMANCE UNITS

8.1 Grant of Performance Units. Performance Units may be granted to Employees, Directors and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units granted to each Participant provided that during any Fiscal Year, no Participant shall receive Performance Units having an initial value greater than $3,000,000.

8.2 Value of Performance Units. Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date.

8.3 Performance Objectives and Other Terms. The Committee, in its discretion, shall set performance objectives or other vesting criteria which, depending on the extent to which they are met, will determine the number or value of Performance Units that will be paid out to the Participants. Each Award of Performance Units shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

8.3.1 General Performance Objectives or Vesting Criteria. The Committee may set performance objectives or vesting criteria based upon the achievement of Company-wide, departmental, or individual goals, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion (for example, but not by way of limitation, continuous service as an Employee, Director or Consultant).

8.3.2 Section 162(m) Performance Objectives. For purposes of qualifying grants of Performance Units as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to Performance Units shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the Determination Date. In granting Performance Units that are intended to qualify under Section 162(m) of the

Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units under Section 162(m) of the Code (e.g., in determining the Performance Goals).

8.4 Earning of Performance Units. After the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number of Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Unit, the Committee, in its sole discretion, may reduce or waive any performance objectives for such Performance Unit and may accelerate the time at which any restrictions will lapse or be removed.

8.5 Form and Timing of Payment of Performance Units. Payment of earned Performance Units shall be made as soon as practicable after the expiration of the applicable Performance Period, or as otherwise provided in the applicable Award Agreement or as required by Applicable Laws. The Committee, in its sole discretion, may pay earned Performance Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period) or in a combination thereof.

8.6 Cancellation of Performance Units. On the date set forth in the Award Agreement, all unearned or unvested Performance Units shall be forfeited to the Company, and again shall be available for grant under the Plan.

SECTION 9

PERFORMANCE SHARES

9.1 Grant of Performance Shares. Performance Shares may be granted to Employees, Directors and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Shares granted to each Participant, provided that during any Fiscal Year, no Participant shall be granted more than a total of 375,000 Performance Shares (and/or Shares of Restricted Stock or Restricted Stock Units). Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, he or she may be granted up to a total of an additional 375,000 Performance Shares (and/or Shares of Restricted Stock or Restricted Stock Units).

9.2 Value of Performance Shares. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

9.3 Performance Share Agreement. Each Award of Performance Shares shall be evidenced by an Award Agreement that shall specify any vesting conditions, the number of Performance Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

9.4 Performance Objectives and Other Terms. The Committee, in its discretion, shall set performance objectives or other vesting criteria which, depending on the extent to which they are met, will determine the number or value of Performance Shares that will be paid out to the Participants. Each Award of Performance Shares shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

9.4.1 General Performance Objectives or Vesting Criteria. The Committee may set performance objectives or vesting criteria based upon the achievement of Company-wide, departmental, or individual goals, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion (for example, but not by way of limitation, continuous service as an Employee, Director or Consultant).

9.4.2 Section 162(m) Performance Objectives. For purposes of qualifying grants of Performance Shares as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to Performance Shares shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the Determination Date. In granting Performance Shares that are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).

9.5 Earning of Performance Shares. After the applicable Performance Period has ended, the holder of Performance Shares shall be entitled to receive a payout of the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Share, the Committee, in its sole discretion, may reduce or waive any performance objectives for such Performance Share and may accelerate the time at which any restrictions will lapse or be removed.

9.6 Form and Timing of Payment of Performance Shares. Payment of vested Performance Shares shall be made as soon as practicable after the expiration of the applicable Performance Period (subject to any deferral permitted under Section 13.1), or as otherwise provided in the applicable Award Agreement or as required by Applicable Laws. The Committee, in its sole discretion, may pay earned Performance Shares in the form of cash, in Shares or in a combination thereof.

9.7 Cancellation of Performance Shares. On the date set forth in the Award Agreement, all unvested Performance Shares shall be forfeited to the Company, and except as otherwise determined by the Committee, again shall be available for grant under the Plan.

SECTION 10

RESTRICTED STOCK UNITS

10.1 Grant of RSUs. Restricted Stock Units may be granted to Employees, Directors and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Restricted Stock Units granted to each Participant, provided that during any Fiscal Year, no Participant shall be granted more than a total of 375,000 Restricted Stock Units (and/or Shares of Restricted Stock or Performance Shares). Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, he or she may be granted up to a total of an additional 375,000 Restricted Stock Units (and/or Shares of Restricted Stock or Performance Shares).

10.2 Value of RSUs. Each Restricted Stock Unit shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

10.3 RSU Agreement. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify any vesting conditions, the number of Restricted Stock Units granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

10.4 Earning of RSUs. After the applicable vesting period has ended, the holder of Restricted Stock Units shall be entitled to receive a payout of the number of Restricted Stock Units earned by the Participant over the vesting period. After the grant of a Restricted Stock Unit, the Committee, in its sole discretion, may reduce or waive any vesting condition that must be met to receive a payout for such Restricted Stock Unit and may accelerate the time at which any restrictions will lapse or be removed.

10.5 Form and Timing of Payment of RSUs. Payment of vested Restricted Stock Units shall be made as soon as practicable after the date(s) set forth in the Award Agreement (subject to any deferral permitted under

Section 13.1) or as otherwise provided in the applicable Award Agreement or as required by Applicable Laws. The Committee, in its sole discretion, may pay Restricted Stock Units in the form of cash, in Shares or in a combination thereof.

10.6 Cancellation of RSUs. On the date set forth in the Award Agreement, all unearned Restricted Stock Units shall be forfeited to the Company, and except as otherwise determined by the Committee, again shall be available for grant under the Plan.

SECTION 11

PERFORMANCE-BASED COMPENSATION UNDER CODE SECTION 162(m)

11.1 General. If the Committee, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the provisions of this Section 11 will control over any contrary provision in the Plan. The Committee, in its discretion, also may grant Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

11.2 Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may, in the discretion of the Committee, be made subject to the attainment of Performance Goals. Any Performance Goal used may be measured (a) in absolute terms, (b) in combination with another Performance Goal or Goals (for example, but not by way of limitation, as a ratio or matrix), (c) in relative terms (including, but not limited to, as compared to results for other periods of time, and/or against another company, companies or an index or indices), (d) on a per-share or per-capita basis, (e) against the performance of the Company as a whole or a specific business unit(s) or product(s) of the Company. and/or (f) on a pre-tax or after-tax basis. Prior to the Determination Date, the Committee will determine whether any significant element(s) or item(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participants (for example, but not by way of limitation, the effect of mergers and acquisitions). As determined by the Committee prior to the Determination Date, achievement of Performance Goals for a particular Award may be calculated in accordance with the Company’s financial statements, prepared in accordance with generally accepted accounting principles, or as adjusted for certain costs, expenses, gains and losses to provide non-GAAP measures of operating results. The Performance Goals may differ from Participant to Participant and from Award to Award.

11.3 Procedures. To the extent necessary to comply with the performance-based compensation provisions of Section 162(m) of the Code, with respect to any Award granted subject to Performance Goals and intended to qualify as “performance-based compensation” under Section 162(m) of the Code, on or before the Determination Date (i.e., within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period or such other time as may be required or permitted by Section 162(m) of the Code), the Committee will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) determine the Performance Period, (iii) establish the Performance Goals and amounts that may be earned for the Performance Period, and (iv) determine any other terms and conditions applicable to the Award(s).

11.4 Additional Limitations. Notwithstanding any other provision of the Plan, any Award that is granted to a Participant and is intended to constitute qualified performance-based compensation under Section 162(m) of the Code will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

11.5 Determination of Amounts Earned. Following the completion of each Performance Period, the Committee will certify in writing whether the applicable Performance Goals have been achieved for such

Performance Period. A Participant will be eligible to receive payment pursuant to an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code for a Performance Period only if the Performance Goals for such period are achieved. In determining the amounts earned by a Participant pursuant to an Award intended to qualified as “performance-based compensation” under Section 162(m) of the Code, the Committee will have the right to (a) reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period, (b) determine what actual Award, if any, will be paid in the event of a termination of employment as the result of a Participant’s death or disability or upon a change in control or in the event of a termination of employment following a change in control prior to the end of the Performance Period, and (c) determine what actual Award, if any, will be paid in the event of a termination of employment other than as the result of a Participant’s death or disability prior to a change in control and prior to the end of the Performance Period to the extent an actual Award would have otherwise been achieved had the Participant remained employed through the end of the Performance Period. A Participant will be eligible to receive payment pursuant to an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code for a Performance Period only if the Performance Goals for such period are achieved.

SECTION 12

NONEMPLOYEE DIRECTOR AWARDS

12.1 General. Nonemployee Directors will be entitled to receive all types of Awards under this Plan, including discretionary Awards not covered under this Section 12. All grants of Restricted Stock Units to Nonemployee Directors pursuant to this Section 12 will be automatic and nondiscretionary, except as otherwise provided herein, and will be made in accordance with the following provisions:

12.2 Awards.

12.2.1 Initial Grants. Each Nonemployee Director who first becomes a Nonemployee Director on or after the 2009 Annual Meeting of the Company’s Stockholders, automatically shall receive, as of the date that the individual first is appointed or elected as a Nonemployee Director, the number of Restricted Stock Units determined by multiplying (A) 10,000 by (B) the percentage determined by dividing (i) the number of calendar months that remain in the one-year period commencing on the date of the last Annual Meeting of the Company’s Stockholders immediately preceding the date the individual is first appointed or elected as a Nonemployee Director, including the month in which the individual is so appointed or elected, by (ii) 12, rounded down to the nearest whole Restricted Stock Unit.

12.2.2 Ongoing Grants. Each Nonemployee Director who is reelected as such at an Annual Meeting of the Company’s Stockholders, automatically shall receive, as of the date of such Annual Meeting, 10,000 Restricted Stock Units.

12.3 Terms of Restricted Stock Unit Awards.

12.3.1 Award Agreement. Each Award of Restricted Stock Units granted pursuant to this Section 12 shall be evidenced by a written Award Agreement between the Participant and the Company.

12.3.2 Vesting Schedule/Period of Restriction. Each Award of Restricted Stock Units granted pursuant to this Section 12 shall vest at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. Except as otherwise determined by the Committee in its sole discretion and set forth in the Award Agreement, once a Participant ceases to be a Director, the Shares subject to Restricted Stock Units that have not vested shall revert to the Company at no cost to the Company and again shall become available for grant under the Plan.

12.3.3 Other Terms. All provisions of the Plan not inconsistent with this Section 12 shall apply to Awards of Restricted Stock Units granted to Nonemployee Directors.

12.4 Elections by Nonemployee Directors. Pursuant to such procedures as the Committee (in its discretion) may adopt from time to time, each Nonemployee Director may elect to forego receipt of all or a portion of the annual retainer, committee fees and meeting fees otherwise due to the Nonemployee Director in exchange for Awards. The number of Shares subject to Awards received by any Nonemployee Director shall equal the amount of foregone compensation divided by the Fair Market Value of a Share on the date the compensation otherwise would have been paid to the Nonemployee Director, rounded up to the nearest whole number of Shares. The procedures adopted by the Committee for elections under this Section 12.4 shall be designed to ensure that any such election by a Nonemployee Director will not disqualify him or her as a “non-employee director” under Rule 16b-3. Unless otherwise determined by the Committee, the elections permitted under this Section 12.4 shall comply with Section 409A of the Code.

SECTION 13

MISCELLANEOUS

13.1 Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion and, unless otherwise expressly determined by the Committee, shall comply with the requirements of Section 409A of the Code.

13.2 Compliance with Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Committee. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Committee. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

13.3 No Effect on Employment or Service. Nothing in the Plan or any Award shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a Termination of Service. Employment with the Company and its Subsidiaries is on an at-will basis only.

13.4 Participation. No Employee, Director or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

13.5 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

13.6 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

13.7 Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

13.8 Limited Transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 13.6. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, a Participant may, if the Committee (in its discretion) so permits, transfer an Award to an individual or entity other than the Company. Any such transfer shall be made in accordance with such procedures as the Committee may specify from time to time.

13.9 No Rights as Stockholder. Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

SECTION 14

AMENDMENT, TERMINATION, AND DURATION

14.1 Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan. Termination of the Plan will not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

14.2 Duration of the Plan. The Plan shall be effective as of June 2, 2004, and subject to Section 14.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan after June 2, 2014.

SECTION 15

TAX WITHHOLDING

15.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) and other amounts required to be withheld with respect to such Award (or exercise thereof).

15.2 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may designate the method or methods by which a Participant may satisfy such tax withholding obligation. As determined by the Committee in its discretion from time to time, these methods may include one or more of the following: (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld, provided the delivery of such Shares will not result in any adverse accounting consequences as the Committee determines in its sole discretion, (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Committee may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld, or (e) retaining from salary or other amounts payable to the Participant cash having a sufficient value to satisfy the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount that the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

SECTION 16

LEGAL CONSTRUCTION

16.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

16.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

16.3 Requirements of Law. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

16.4 Securities Law Compliance. With respect to Section 16 Persons, transactions under this Plan are intended to qualify for the exemption provided by Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable or appropriate by the Committee.

16.5 Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

16.6 Inability to Obtain Authority. The Company will not be required to issue any Shares, cash or other property under the Plan unless all the following conditions are satisfied: (a) the admission of the Shares or other property to listing on all stock exchanges on which such class of stock or property then is listed; (b) the completion of any registration or other qualification of the Shares under any U.S. state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, counsel to the Company, in its absolute discretion, deems necessary or advisable; (c) the obtaining of any approval or other clearance from any U.S., state or other governmental agency, which counsel to the Company, in its absolute discretion, determines to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of grant, vesting and/or exercise as the Company may establish from time to time for reasons of administrative convenience. If the Committee determines, in its absolute discretion, that one or more of the preceding conditions will not be satisfied, the Company automatically will be relieved of any liability with respect to the failure to issue the Shares, cash or other property as to which such requisite authority will not have been obtained.

16.7 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California (with the exception of its conflict of laws provisions).

16.8 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

POLYCOM

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

000004

C123456789

000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 26, 2010.

Vote by Internet

• Log on to the Internet and go to www.envisionreports.com/plcm

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

X

Annual Meeting Proxy Card

1234 5678 9012 345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors: For Withhold For Withhold For Withhold

01 - Robert C. Hagerty 02 - Michael R. Kourey 03 - Betsy S. Atkins

04 - David G. DeWalt 05 - John A. Kelley, Jr. 06 - D. Scott Mercer

07 - William A. Owens 08 - Kevin T. Parker

For Against Abstain

2. To approve amendments to Polycom’s 2004 Equity Incentive Plan to (1) provide additional flexibility to set the length of performance periods, (2) provide additional flexibility by providing for additional performance goals that may be used to set performance criteria for performance-based equity awards and (3) make certain other clarifying amendments.

For Against Abstain

3. To ratify the appointment of PricewaterhouseCoopers LLP as Polycom’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

This Proxy should be dated, signed by the stockholder(s) exactly as his or her name(s) appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 J N T

8 2 A V 0 2 5 2 5 0 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

0167RB

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

POLYCOM

Proxy — Polycom, Inc.

ANNUAL MEETING OF STOCKHOLDERS, MAY 27, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF POLYCOM, INC.

PROXY - The undersigned stockholder of Polycom, Inc., a Delaware corporation, hereby acknowledges receipt of the 2009 Annual Report to Stockholders and the Notice of Annual Meeting of Stockholders and the Proxy Statement, each dated April 13, 2010, for the Annual Meeting of Stockholders of Polycom, Inc. to be held on May 27, 2010 at 10:00 a.m., local time, at Polycom, Inc.’s headquarters facilities and, revoking all prior proxies, hereby appoints Robert C. Hagerty and Michael R. Kourey, and each of them, as proxies and attorneys-in-fact, each with full power of substitution, and to represent and to vote, as designated on the reverse side, all shares of common stock of Polycom, Inc. held of record by the undersigned on April 1, 2010 at the Annual Meeting to be held on May 27, 2010, or any postponement or adjournment thereof.

The Board of Directors recommends a vote FOR the election of the director nominees listed on the reverse side and FOR proposals 2 and 3.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE AND FOR THE PROPOSALS IN ITEMS 2 AND 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Printed on recycled paper